UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary proxy statement ]
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)) ]
☐	Definitive proxy statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VISTA INTERNATIONAL TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of person(s) filing proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1)

	1)	Title of each class of securities to which transaction applies:

not applicable

	2)	Aggregate number of securities to which transaction applies:

not applicable

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

not applicable

	4)	Proposal maximum aggregate value of transaction:
$1,348,125

	5)	Total fee paid:

$269.63

☐	Fee paid previously with preliminary materials.
$__________

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offset fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party

	4)	Date Filed

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

VISTA INTERNATIONAL TECHNOLOGIES, INC.
88 INVERNESS CIRCLE EAST, SUITE N-103
ENGLEWOOD, COLORADO 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
July 29, 2011

The 2011 annual meeting of the stockholders of Vista International Technologies, Inc. (“Vista”) will be held on July 29, 2011 at 10:30 a.m., at our corporate office located at 88 Inverness Circle East, Suite N-103, Englewood, Colorado 80112 for the following purposes:

1.
To consider and approve the sale of the real property underlying our tire processing and storage facility located at 1323 Fulghum Road, Hutchins, Texas 75141 (“Tire Facility”) to Brown-Lewisville Railroad Family First, L.P. (“Brown”) pursuant to a Real Estate Sales Contract (the “Sale Agreement”) dated as of February 14, 2011 between Vista and Brown;

2.	To elect a board of two directors;

3.	To ratify the appointment of GHP Horwath, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2011; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Annual Meeting may be adjourned from time to time without notice other than the announcement of the adjournment at the Annual Meeting or at any adjournment or adjournments of the Annual Meeting.  Any business for which notice is given may be transacted at any adjourned Annual Meeting.

Descriptions of the foregoing matters are included in the accompanying Proxy Statement. A copy of the Sale Agreement is attached as an appendix to the Proxy Statement. The Board of Directors has unanimously approved the sale as being in the best interest of Vista and its stockholders. The Board recommends that you vote FOR the approval of these proposals.

Only stockholders of record at the close of business on June 6, 2011 will be entitled to notice of and to vote at the meeting and any adjournments or postponements of the meeting. As of June 6, 2011 there were 114,719,553 shares outstanding, each of which is entitled to one vote. We do not have cumulative voting.

IMPORTANT:  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.  ACCORDINGLY, YOU ARE ENCOURAGED TO VOTE BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE PROXY CARD THAT ACCOMPANIES THESE MATERIALS. THANK YOU FOR ACTING PROMPTLY.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the sale, passed upon the merits or fairness of the sale or passed upon the adequacy or accuracy of the disclosure in this Proxy Statement. Any representation to the contrary is a criminal offense.

BY ORDER OF THE BOARD OF DIRECTORS,

Bradley A. Ripps
Interim Chief Executive Officer

Englewood, Colorado
June 30, 2011.
PROXY STATEMENT

Annual Meeting of Stockholders
of
Vista International Technologies, Inc.
To Be Held On July 29, 2011

GENERAL INFORMATION

We are first making this Proxy Statement and accompanying proxy card on June 30, 2011.  Our Board of Directors is soliciting your proxy to vote your shares of available common stock at the Annual Meeting of stockholders to be held on July 29, 2011, or at any adjournment or postponement of the Annual Meeting. The annual meeting will be held at our corporate offices located at 88 Inverness Circle East, Suite N-103, Englewood, CO 80112.

We will bear all expenses incurred in connection with this solicitation, which is expected to be primarily by mail. In addition to solicitation by mail, our directors, officers and regular employees may solicit your proxy by e-mail, telephone, by facsimile transmission or in person, for which they will not be compensated. If your shares of common stock are held through a broker, bank or other nominee (i.e., in “street name”), we have requested that they forward the proxy card to you and obtain your voting instructions, for which we will reimburse them for their reasonable out-of-pocket expenses.

If your shares of common stock were held in street name on the record date, the broker or other nominee that was the record holder of your shares of common stock may have the authority to vote them at the Annual Meeting on any matters requiring a stockholder vote that comes before the meeting, including matters other than those described in these proxy materials.  If your shares of common stock are held in street name and you want to vote your shares of common stock in person at the Annual Meeting or change your vote, you must obtain a legal proxy from your broker or nominee.

You will receive more than one proxy card if your shares of common stock are held through more than one account (i.e., through different names or different brokers or nominees).  Each proxy card only covers those shares of common stock held in the applicable account.  If you hold shares of common stock in more than one account, you have to provide voting instructions as to all your accounts to vote all of your shares of common stock.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a copy of the Proxy Statement to you if you write or call us at the following address or phone number: Vista International

Technologies, Inc. 88 Inverness Circle East, Suite N-103, Englewood, Colorado 80112; Attention: Corporate Secretary, (303) 690-8300. If you would like to receive separate copies of annual reports or proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address and phone number.

You may revoke your proxy at any time prior to its exercise by delivering a properly executed, later-dated proxy, by filing a written revocation of your proxy with our Corporate Secretary at our address set forth above or, if you are a stockholder of record (or hold a proxy from a stockholder of record), by voting in person at the Annual Meeting.

We may or may not hold an annual meeting of stockholders in 2012. If we do hold an annual meeting of stockholders in 2012 and if you want to submit a shareholder proposal to be included in the proxy materials distributed by us for such annual meeting you may do so by following the procedures described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in our proxy materials these proposals must comply with our By-laws and Rule 14a-8 of the Exchange Act. Shareholder proposals proposed to be included in our proxy statement for our next annual meeting must be received by a reasonable time before we print and mail proxy materials for the 2012 meeting. A shareholder proposal submitted after the time described in Rule 14a-4(c)(1) of the Exchange Act will be considered untimely. Proposals should be sent to our Corporate Secretary at 88 Inverness Circle East, Suite N-103, Englewood, Colorado 80112.

The use of cell phones, PDA’s, pagers, recording and photographic equipment, camera phones and/or computers is not permitted in the meeting rooms at the Annual Meeting.

SUMMARY

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To understand the transactions to be acted upon at the annual meeting and for a more complete description of the legal terms of each transaction, you should read this entire document, including the information incorporated in this document by reference and the appendices to this Proxy Statement. In this Proxy Statement the words “we”, “us” and “our” refer to Vista. Unless otherwise defined in this Proxy Statement, capitalized terms used in this summary have the meanings assigned to them elsewhere in this Proxy Statement.

Purpose of the Annual Meeting

We are holding an Annual Meeting of stockholders at our principal executive offices located at 88 Inverness Circle East, Suite N-103, Englewood, Colorado 80112 at 10:30 a.m. MST time, on July 29, 2011. The phone number at our principal executive office is (303) 690-8300.  At the Annual Meeting, you will be asked to vote to approve the following:

•	the sale of the real property upon which our tire processing and storage operations are conducted;

•	the election of two directors; and

•	ratification of the appointment of GHP Horwath, P.C. as our independent registered public accountant for our fiscal year ending December 31, 2011.

Our Board of Directors recommends that you vote “FOR” each of the proposals at the Annual Meeting.

The Sale and Lease Back

We propose to sell the real property upon which our tire processing and storage facilities are located, including 27 acres of land and improvements, to the Brown-Lewisville Railroad Family First Limited Partnership (“Brown”). The basic terms of the transaction are as follows:

•
Purchase Price: $1,348,125, which is net of the first two years of lease payments of approximately $203,000 under the proposed lease. This amount is for land and land improvements with a net carrying amount on our financial statements of approximately $150,000 as of March 31, 2011;

•	We will lease back 12.5 acres of the property at monthly rental rate of $675 per acre for the first two years of the lease (the “base period”);

i

•	Rent payments totaling approximately $203,000 during the base period are waived by Brown;

•	The lease has an initial term of 60 months (5 years);

•
The monthly rent increases in each of the third, fourth, and fifth years based on the minimum rent for the immediately preceding year, plus the percentage increase in the Consumer Price Index for the immediately preceding year;

•	The lease may be extended for one additional one year period and one additional three year period subject to certain terms and conditions;

•	Under the terms of the lease, we are responsible for all executory and operating costs, including real property taxes, utilities, permits and all environmental remediation costs;

•	We will retain title to the processing equipment, rolling stock and waste tire storage and processing permit;

•	We will continue our tire processing operations on the 12.5 acres leased back from Brown; and

•	Our Thermal Gasifier™ business segment is not included in the sale.

The assets that comprise our tire processing and storage facilities are owned by us.  For the three months ended March 31, 2011, our tire processing business generated all of our revenue, (approximately $102,000) which consisted solely of tipping fees (fees paid by persons to deposit waste tires at our facility). The Thermal Gasifier™ generated no revenue for the three months ended March 31, 2011.  Because of the importance of the tire processing operation and the value of the underlying real estate to our business, we are required by Delaware law to submit the proposed sale to our stockholders for their approval.  A description of the proposed sale and the leaseback and the continued operation of the tire processing business begins on page 29.

Our Board of Directors and management team have been reviewing the needs, prospects and long-term business goals for both the tire processing and Thermal Gasifier™ businesses for some time. The objective is to maximize the potential of both lines of business and therefore the value to our shareholders. We regularly have assessed trends and conditions impacting us and our industry, changes in the marketplace, applicable law and the competitive environment. One of the conclusions we reached as we reviewed the business plan for both the tire facility and the Thermal Gasifier™ was a need for additional capital to realize the potential benefits available from these two business units. The capital would be used to purchase additional equipment for the Texas tire facility for the production of TDF. This would provide a third revenue source for the tire facility. A portion of the funds also will be used to pay down and/or satisfy in full outstanding indebtedness to our largest creditors and shareholders, Mr. Richard Strain, Mr. Timothy Ruddy, and certain persons associated with Mr. Ruddy, as well as tax liabilities to the Internal Revenue Service (the “IRS”) and certain other state and local taxing authorities.

We evaluated both debt and equity financing alternatives to raise capital to provide improvements to our tire fuel processing division and further the commercialization of our Thermal Gasifier™ technology, as well as to service our mounting debt. Potential lenders required collateral on our existing assets for moneys lent.  Since the majority of our assets already serve as collateral for our indebtedness to Richard Strain, Tim Ruddy and certain persons associated with Mr. Ruddy, we could not negotiate debt financing with a third party lender which was both favorable to us and/or acceptable to any of these individuals.  Due to the depressed value of our stock, the issuance of additional shares of common stock would not have provided the funding we required.

In April, 2010, our Board of Directors authorized us to explore and evaluate the estimated value of the real property underlying our tire processing facility. We also were requested to consider possible sale, joint venture or partnering arrangements.

In June, 2010 our Board of Directors determined the most complete and efficient way to find the best and highest value for the tire processing assets was to hire a broker. Several real estate and appraisal firms were contacted and considered. A final determination was made to secure a real estate broker versus an appraisal company. Finally, in July, 2010 the Board elected to engage Collier’s International, a world wide real estate company with expertise in marketing, leasing and property management.

Collier’s began assessing the market value of the tire processing assets. After several months of activity, Collier’s provided the Board with information concerning real estate industry trends, credit markets, strategic alternatives and other considerations affecting the sale of the real property underlying our tire processing facility. Additionally, they brought three different groups to us that expressed further interest in our tire processing assets.  These companies included: Pallet Logistics of America, LLC (“PLA”), CleanTech Solutions Worldwide, LLC (“CTSW”) and Brown-Lewisville Railroad Family First Limited Partnership (“Brown”).  The Company received different proposals from all three groups. PLA and CTSW proposed joint venture opportunities and Brown offered a sale/leaseback. The Board of Directors and management deliberated on the feedback from Collier’s regarding the market value of the assets along with the proposals from the three interested parties. Ultimately, the Board determined that the offer from Brown made the most sense for us.

In January of 2011, we began negotiations with Brown regarding the sale of the real estate underlying the tire shredding facility, along with a lease by Vista of 12.5 acres of that property. On February 14, 2011 we executed the Sale Agreement with Brown.

The Board considered Brown’s offer the highest and best use of our tire processing assets. Brown was deemed to be a viable purchaser due to the fact that a company owned by the Brown principals has more than 15 years of experience in the recycled crushed concrete business and Brown was willing to pay cash for the real property.

The following risk factors are relevant to your decision whether or not to approve the sale and the Sale Agreement:

•	risks that the transactions contemplated by the Sale Agreement and the Lease will not close.
•	risks that increases in rent over the term of the Lease will result in less funds available to us or will exceed the revenues generated by us as of the date the increase becomes effective.
•	our ability to raise capital or obtain financing necessary to implement our business plan.
•	our ability to improve the quantity and quality of the products produced by our tire processing facility and/or attract new customers.
•
our ability to execute the other elements of our business plan including commercialization of our patented Thermal Gasifier™ technology, building Thermal Gasifiers™ that meet customers’ specifications and local regulatory, environmental and permit requirements.

•	environmental risks associated with our tire processing operations.
•	our ability to purchase sufficient equipment and maintain such equipment in good operation and repair so as to avoid a plant shut down.
•	risks that other companies in the marketplace may have access to greater capital and therefore may be able to compete more effectively for business.
•	risk that our tire processing permit may not be renewed or may be revised in a manner that is adverse to our continued operations.
•	risks related to our ability to secure contracts for tire processing sales and Thermal Gasifier™ projects.
•	our ability to satisfy our customers’ expectations.
•	our ability to employ and retain qualified management and employees.
•	changes in government regulations which are applicable to our business.
•	the availability of a consistent, economically viable, and sustainable supply of waste tires to support the tire processing operations.
•	the availability of a consistent, economically viable, and sustainable waste stream supply to fuel the Thermal Gasifier™ operations.
•	changes in the demand for our products and services, including the impact from changes in governmental regulation and funding for alternative energy.
•	the degree and nature of our competition, including the reliability and pricing of traditional energy sources.
•	economic viability of other alternative energy sources such as wind and solar power.
•	our ability to pay debt service on loans as they come due.
•	our ability to generate sufficient cash to pay our creditors.
•	disruption in economic and financial conditions primarily from the impact of terrorist attacks in the United States and overseas, threats of future attacks, police and military activities, governmental unrest in certain parts of the world and other disruptive worldwide political events.y

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q:	Why did I receive a proxy card?

A:
We sent you a proxy card because our Board of Directors is soliciting your proxy to vote at our Annual Meeting.  You do not need to attend the Annual Meeting to vote your shares of common stock.  Instead, you may simply follow the instructions for voting on the proxy card.

Q:	What will I be voting on at the Annual Meeting?

A:	You will be asked to consider proposals to approve:

• the Sale Agreement, under which we will sell the real estate underlying our tire processing facilities and operations;

• the election of two directors; and

• ratification of the appointment of GHP Horwarth, P.C. as our independent registered public accountant for our fiscal year ending December 31, 2011.

Q:	Will anything else be voted on at the Annual Meeting?

A:
We do not know of any other matters to be presented or acted upon at the meeting.  If you vote as described in the proxy card without specifying your vote, your shares of common stock will be voted “FOR” the approval of the Sale Agreement indicated under Proposal 1 in this Proxy Statement, the election of the two directors indicated under Proposal 2 in this Proxy Statement and the ratification of our independent registered public accounting firm indicated under Proposal 3 in this Proxy Statement.

Q:	Who can vote?

A:
Stockholders of record of common stock at the close of business on June 6, 2011 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting.  On the Record Date, 114,719,553 shares of the common stock were outstanding.  Each outstanding share of common stock entitles its holder to one vote on each matter that is considered at the meeting. We do not have cumulative voting.

Q:	What determines a quorum?

A:	The presence at the meeting, in person or by proxy, of holders of a majority of the outstanding common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote

v

your shares of common stock using the method described in the proxy card, your shares of common stock will be counted toward a quorum, even if you abstain from voting.  Broker non-votes will not count for quorum purposes.

Q:	What happens if a quorum is not present?

A:	If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present.
Q:	How do I vote?

A:	If you are a stockholder of record, you may vote using any of the following methods:

•
If you received a printed copy of the proxy materials, and reside in the United States or Canada, by dialing the following toll-free number: (866) 641-4276 and following the instructions for telephone voting on the proxy card that you received in the mail with your printed proxy materials. You will need the 12-digit control number printed on your proxy card;

• If you received a printed copy of the proxy materials, by completing and mailing your proxy card; or

• By casting your vote in person at the Annual Meeting.

Telephone voting facilities for stockholders of record will close at 1:00 pm Central Daylight Time on July 28, 2011.

If you return your signed proxy card or use telephone voting before the Annual Meeting, we will vote your shares as you direct. You have three choices on the sale and the sale agreement, each director nominee, the ratification of our independent registered public accountant and other matters to be voted upon. You may vote (abstain) by choosing FOR, AGAINST, or ABSTAIN.

If you are a stockholder of record and do not specify on your returned proxy card or through telephone prompts how you want to vote your shares, we will vote them FOR approval of the Sale and Sale Agreement, FOR the election of the 2 director nominees and FOR the ratification of our independent registered public accountant set forth in this Proxy Statement.

If your shares are held in a brokerage account in your broker’s name (“street name”), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker allows, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Ballots will be passed out during the Annual Meeting to anyone who wants to vote in person at the

Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your broker or nominee to vote in person at the Annual Meeting.

Q:	What if I change my mind after I vote my shares?
A:	You can revoke your proxy at any time before it is voted at the Annual Meeting by:

• Sending written notice of revocation to the Corporate Secretary, Vista International Technologies, Inc., 88 Inverness Circle East, Suite N-103, Englewood, CO 80112;

• Submitting a properly signed proxy with a later date;

• Voting by telephone at a time following your prior telephone vote; or

• Voting in person at the Annual Meeting.

You also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person.

Q:	What does the Board of Directors recommend?

A:
The Board of Directors recommends that you vote “FOR” approval of the sale, and the Sale Agreement indicated under Proposal 1 in this Proxy Statement, the election of the two directors indicated under Proposal 2 in this Proxy Statement and the ratification of our independent registered public accountants indicated under Proposal 3 in this Proxy Statement.

Q:	Will I have dissenters’ rights?

A:	Under Delaware law, you do not have dissenters’ or appraisal rights in connection with the sale.

Q:	What will happen to Vista if the sale and the Sale Agreement are approved?

A:
As a result of the approval of the Sale Agreement, the real property underlying our tire processing facilities and operations will be sold to Brown-Lewisville Railroad Family First Limited Partnership.  After the sale of the real property we intend to transfer the tire processing facility into a wholly-owned subsidiary of Vista for ease of administration, marketing and accounting.  Our objectives after the closing will be focused on upgrading the tire processing facility, negotiating off-take contracts for the products produced by the tire processing facility and generating sufficient cash flow to continue commercialization of our patented Thermal Gasifier™ technology.  This will include improving the quantity and quality of the products produced by our tire processing plant, upgrading our equipment at the tire facility, licensing of our patented Thermal Gasifier™ technology, creating energy infrastructures, and building, owning and operating small hydrocarbon-based waste-to-energy plants.  We plan to utilize a portion of the proceeds, if any, which remain after the sale closes to fund these upgrades. If the proceeds are not sufficient, we may seek debt, equity or some combination of financing for these improvements. With respect to the Thermal Gasifier™ segment of our business, we plan to seek project financing for the Thermal Gasifier™ projects we may develop. We currently are exploring off-take contracts for our tire products with several third parties, but we have not reached any terms or agreements with any of these parties. For the three months ended March 31, 2011, the tire processing business generated gross revenue of approximately $102,000. For the same period, the Thermal Gasifier™ segment generated no revenue. We may cease to pursue any of these business objectives, and may consider other alternatives, at any time.

Furthermore, if we sell the real property underlying our tire processing operations under the Sale Agreement, we will be able to pay a portion of our indebtedness to Richard Strain and Timothy Ruddy out of the proceeds from the sale. We also will be able to pay our outstanding obligations to certain other persons associated with Mr. Ruddy as well as the IRS and other state and local taxing authorities. This will reduce our indebtedness and accrued interest by approximately $596,000 as of the closing date.

Q.	What will happen to Vista if the sale and the Sale Agreement are not approved?

A.
If the sale and the Sale Agreement are not approved, we will retain ownership of the real property, and continue to operate the tire processing facility. In order to maintain those operations, and increase the quantity and quality of the products the facility produces, we will need to purchase more equipment and upgrade existing equipment. All of this will require additional capital.

We also believe that if we are unable to sell the real property underlying our tire processing operations we will be unable to focus, or we will be delayed in focusing, on advancing our Thermal Gasifier™ business. This is because we then will be limited in our ability to obtain financing for Thermal Gasifier™ projects or otherwise fund this business.  Additionally, in order for us to increase the quantity and quality of the products produced by the tire operations and thereby attract new customers, we will be required to improve our facilities and operations and acquire more equipment at a cost of approximately $550,000.  We believe these improvements will allow us to maximize our revenues and improve our competitive position. We currently do not have funding for these projects, and do not expect to generate revenues or obtain debt or equity financing in the foreseeable future for this purpose.  If the Sale Agreement is not approved, therefore, we probably would continue to seek alternative buyers or joint venture partners for the real property underlying the tire processing operations.

As of March 31, 2011, notes payable - stockholder and notes payable – related parties were due immediately either by expiration of waivers or upon demand and were in default as follows:

	9% promissory notes payable – Richard Strain – stockholder, due on demand, sesecured by a first priority security interest in our assets – default waived through August 31, 2011	$500,000

	9% line of credit - Richard Strain – stockholder, matured December 31,	92,752

2010, principal payments of $8,000 per month, secured by a first priority security interest in the our assets – default waived through August 31, 2011
Notes payable- stockholder	592,752

8% promissory notes payable - Timothy Ruddy, due on demand, secured by all of our assets, security interest is subordinated to the loans extended by Mr. Strain	413,600

12% promissory notes payable to Timothy Ruddy family members, cash interest of 10% and stock of Vista of 2%, secured by all of our assets, security interest is subordinated to the loans extended by Mr. Strain, interest due quarterly-default waived	45,000
Notes payable- stockholder	458,600

Notes payable – stockholder

The line of credit provides for certain equity redemption rights to Mr. Strain, on terms and conditions to be agreed upon.  No equity redemption rights have been provided as of March 31, 2011.  The maximum amount to be drawn under the line is $375,000.  However, subsequent to initial draws of approximately $100,000 in 2009, Mr. Strain has declined to provide additional funding under the line.

We received a waiver of default on the notes and line of credit on March 22, 2011, which specifies that non-payment defaults will be waived until the earlier of (a) the closing of the sale of our Texas industrial site or (b) August 31, 2011.

As of March 31, 2011, accrued interest outstanding on these loans was approximately $51,400.

Notes payable – related party

We have a loan agreement with Mr. Timothy D. Ruddy, one of our directors, in which Mr. Ruddy has the option, at his discretion, to receive payment as follows:

(a)	repayment of principal and interest;

(b)	conversion of outstanding amount without accrual of interest into our common stock based on the quoted market price of the stock at the dates loans were made; or

(c)	any combination of cash and stock as described in (a) and (b)

As of March 31, 2011, accrued interest outstanding on these loans was approximately $43,500.

Subsequent to March 31, 2011 and through June 1, 2011, Mr. Ruddy has loaned us an additional $60,000 under this agreement.

Notes payable – related party family

As of March 31, 2011, no interest payments have been made on these notes. In April 2011, all noteholders agreed to defer payment of interest due to the earlier of (a) the closing of the sale of our Texas industrial site or (b) December 31, 2011, in effect granting default waivers to us.

As of March 31, 2011, accrued interest outstanding on these loans was approximately $4,900.

We do not expect that we will have funds from operations or that we will be able to obtain debt or equity financing in order to make payments of the approximate $644,000 of indebtedness and accrued interest that is past due to Mr. Strain, to pay the approximately $507,000 owed to Mr. Ruddy or those persons associated with Mr. Ruddy or to pay the approximate $698,000 owed to the IRS and other state and local taxing authorities.  Accordingly, we believe we have no viable alternative other than using the proceeds from the sale of the real property underlying our tire processing facility as detailed in the Sale Agreement to make full or partial payments on that indebtedness. Each of Mr. Strain, Mr. Ruddy and those persons associated with Mr. Ruddy has a security interest in all of our assets as collateral for our debt obligations owed to them. If we are unable to meet our payment obligations to any of these creditors when payment is due, they will have the right to declare a default and commence collection proceedings against us, including foreclosure proceedings against the real property underlying our tire processing facility.  While there presently is no lien on the real property in favor of any taxing authority we have been informed by the taxing authorities they will lien and seize the property if payment in full is not made by August 31, 2011.

Q:	What is the purchase price to be received by Vista?
A:	The consideration to be received by Vista in the sale is approximately $1,348,000 in cash and the waiver of rental payments for the first twenty-four months of lease totaling approximately $203,000.

Q:	How was the purchase price determined?
A:	The amount of cash consideration was negotiated with Brown over a period of several weeks.
Q:	What funding is available to Vista until the sale is completed?
A:
Mr. Strain has deferred repayment of approximately $593,000 of indebtedness until the votes on the sale and the Sale Agreement have been counted. The IRS, state and local authorities, Mr. Ruddy and those persons associated with Mr. Ruddy also are waiting for the sale to close. Each of Mr. Strain and Mr. Ruddy are receiving a partial payment on his indebtedness. In addition Mr. Ruddy continues to fund our working capital needs.  From March 31, 2011 through June 24, 2011 Mr. Ruddy has loaned us an additional $99,000.

x

Q:	What are the material terms of the Sale Agreement?
A:	In addition to the cash consideration we will receive at closing and the Lease, the Sale Agreement contains other important terms and provisions, including:

• we will retain all liabilities not specifically assumed by Brown, including liabilities arising out of the operations of the tire facility;

•
we have agreed to indemnify Brown for any losses arising out of the breach by us of any of our representations, warranties or covenants set forth in the Sale Agreement, including our failure to pay the transaction expenses arising out of the sale;

• we have agreed to conduct our business in the ordinary course and subject to certain other restrictions during the period prior to completion of the sale;

•
the obligations of Brown and Vista to close the sale are subject to several closing conditions, including the authorization of the sale by our stockholders and release of certain liens on the property;

• the Sale Agreement may be terminated by us or Brown under a number of circumstances, in which case the sale will not be completed; and

• if either party terminates the Sale Agreement, and if the termination by us is not due to a default by Brown, Brown will receive its earnest money back.

Q:	Are there any risks to the sale?
A:	Yes. You should carefully read the section entitled “Risk Factors.”
Q:	What are the tax consequences of the sale to U.S. stockholders?
A:	The sale will not be taxable to our U.S. stockholders. See “Proposal No. 1: Sale ---Material U.S. Federal Income Tax Consequences of the Sale” on p. 36.
Q:	When is the closing expected to occur?
A:	If the sale is authorized by our stockholders and all conditions to completing the sale are satisfied or waived, the sale is expected to occur shortly after the Annual Meeting.

Q:	What do I need to do now?

A:
After carefully reading and considering the information contained in this Proxy Statement, please cast your vote as soon as possible as directed by your proxy card, as applicable, so your shares of common stock may be represented at the Annual Meeting.  In addition, you may attend and vote at the Annual Meeting in person, whether or not you have completed, signed and mailed your proxy card.

Q:	Whom should I call with questions?

A:	If you have any questions about the Sale Agreement or this Proxy Statement, please call Bradley Ripps, Interim Chief Executive Officer, at (303) 690-8300.

Q:	Where can I obtain a list of stockholders entitled to vote at the Annual Meeting?

A:	A list of stockholders entitled to vote at the Annual Meeting will be available at our principal executive offices located at 88 Inverness Circle East, Suite N-103, Englewood, Colorado 80112.

TABLE OF CONTENTS

Page

SUMMARY	i

Purpose of the Annual Meeting	i
The Sale and Lease Back	i

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS	v

Purpose of the Annual Meeting	15
Approval of the Sale	18
The Sale	18
Background	25
Purposes of the Sale	29
Sale Price	32
Our Planned Use of Proceeds	33
Conditions to Closing	43
Interest of Management in the Sale	35
Estimated Closing Date	35
Vote Required for Approval of the Sale	35
No Fairness Opinion	35
No Dissenters’ Rights	36
Material U.S. Federal Income Tax Consequences	36
Accounting Treatment	36
Recommendation of the Board of Directors	53

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS	17

SALE RISK FACTORS	18

PROPOSAL 1: APPROVAL OF THE SALE	18

Background of Sale	25
Reasons for Sale; Recommendation of the Board of Directors	29
Accounting Treatment of the Sale	36
Material U.S. Federal Income Tax Consequences	36
Government and Regulatory Approvals	32
Arm’s Length Transaction	32
No Dissenters Rights	36
Required Vote	35
Interests of Certain Members of Management in the Transaction	35
Planned Use of Sale Proceeds	33
Our Business After the Sale	36

THE REAL ESTATE SALES CONTRACT	38

Property to be Sold	40
Liabilities Assumed	40
The Purchase Price	40
Representations and Warranties	41
Covenants	42
Conditions to Closing	43

Termination	44
Termination Fees; Expense Reimbursement	44
Indemnification	45
Survival of Representations and Warranties	45
Summary Compensation Table	57
Compensation of Directors	57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	58

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	59

PROPOSAL 2: ELECTION OF A BOARD OF TWO DIRECTORS	53

Nominees	53
Other Executive Officers	54
Family Relationships	55
Term of Office	54
Committees	56
Meetings	53
Compliance with Section 16(a) of the Exchange Act	56

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	56

INDEPENDENT PUBLIC ACCOUNTANTS	60

Principal Accountant Fees and Services	60

WHERE YOU CAN FIND MORE INFORMATION	61

INCORPORATION BY REFERENCE	61

OTHER BUSINESS	62

APPENDIX A	63

APPENDIX B	93

INTRODUCTION

Purpose of the Annual Meeting

We are holding an annual meeting of stockholders at our principal executive offices located at 88 Inverness Circle East, Suite N-103,  Englewood, Colorado 80112 at 10:30 a.m. MST time, on July 29, 2011. The phone number at our principal executive office is (303) 690-8300.  At the Annual Meeting, you will be asked to vote to approve the following:

•	the sale of the real property upon which our tire processing and storage operations are conducted;

•	the election of two directors; and

•	ratification of the appointment of GHP Horwath, P.C. as our independent registered public accountants for our fiscal year ending December 31, 2011.

Our Board of Directors recommends that you vote “FOR” each of the proposals at the Annual Meeting.

The Sale and Lease Back

We propose to sell the real property upon which our tire processing and storage facilities are located, including approximately 27 acres of land and improvements, to the Brown-Lewisville Railroad Family First Limited Partnership (“Brown”). The basic terms of the transaction are as follows:

•	Purchase Price: $1,348,125 for land and land improvements with a net carrying amount on our financial statements of approximately $150,000 as of March 31, 2011;

•	We will lease back 12.5 acres of the property at a monthly rental rate of $675 per acre for the first two years of the lease (the “base period”);

•	Rent payments totaling approximately $203,000 during the base period are waived by Brown;

•	The lease has an initial term of 60 months (5 years);

•	The lease may be extended for one additional one year period and one additional three year period subject to certain terms and conditions;

•
The monthly rent increases in the third, fourth, and fifth years based on the rent for the immediately preceding year, plus the percentage increase in the Consumer Price Index for the immediately preceding year;

•	Under the terms of the lease, we are responsible for all executory and operating costs, including real property taxes, utilities, permits and all environmental remediation costs;

•	We will retain title to the processing equipment, rolling stock and waste tire storage and processing permit;

•	We will continue our tire processing operations on the 12.5 acres leased back from Brown; and

•	Our Thermal Gasifier™ business segment is not included in the sale.

The assets that comprise our tire processing and storage facilities are owned by Vista.  For the three months ended March 31, 2011, our tire processing business generated all of our revenues which consisted solely of tipping fees of approximately $102,000. Tipping fees are fees paid by persons to deposit waste tires at our facility. The Thermal Gasifier™ generated no revenue for the three months ended March 31, 2011.  Because of the importance of the tire processing operations to our business, and the value of the underlying real estate, we are required by Delaware law to submit the proposed sale to our stockholders for their approval.  A description of the proposed sale and the leaseback and the continued operation of the tire processing business begins on page 29.

CAUTIONARY STATEMENT ABOUT
FORWARD-LOOKING STATEMENTS

CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT MAY INCLUDE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND IS SUBJECT TO THE SAFE HARBOR CREATED BY THAT ACT. THE SAFE HARBOR CREATED BY THE SECURITIES LITIGATION REFORM ACT WILL NOT APPLY TO CERTAIN “FORWARD LOOKING STATEMENTS” RELATING TO OUR BUSINESS OR OPERATIONS BECAUSE WE ISSUED “PENNY STOCK” (AS DEFINED IN SECTION 3(A)(51) OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 3A51-1 UNDER THE EXCHANGE ACT) DURING THE THREE YEAR PERIOD PRECEDING THE DATE(S) ON WHICH THOSE FORWARD LOOKING STATEMENTS WERE FIRST MADE.  FORWARD LOOKING STATEMENTS REPRESENT OUR EXPECTATIONS OR BELIEFS CONCERNING FUTURE EVENTS, INCLUDING ANY STATEMENTS REGARDING THE RECEIPT AND USE OF THE CASH CONSIDERATION TO BE RECEIVED BY US UNDER THE SALE AGREEMENT, THE SUFFICIENCY OF OUR CASH BALANCES AND CASH USED IN OPERATIONS AND FINANCING AND/OR INVESTING ACTIVITIES FOR OUR FUTURE LIQUIDITY AND CAPITAL RESOURCE NEEDS. WE CAUTION READERS THAT CERTAIN IMPORTANT FACTORS MAY AFFECT OUR ACTUAL RESULTS AND COULD CAUSE SUCH RESULTS TO DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENTS WHICH MAY BE DEEMED TO HAVE BEEN MADE IN THIS PROXY STATEMENT OR WHICH ARE OTHERWISE MADE BY OR ON BEHALF OF US. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROXY STATEMENT THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, WORDS SUCH AS “MAY”, “WILL”, “EXPECT”, “BELIEVE”, “EXPLORE”, “CONSIDER”, “ANTICIPATE”, “INTEND”, “COULD”, “ESTIMATE”, “PLAN”, “HOPE” OR “CONTINUE” OR THE NEGATIVE VARIATIONS OF THOSE WORDS OR COMPARABLE TERMINOLOGY ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. INFORMATION REGARDING THE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE RESULTS IN THESE FORWARD-LOOKING STATEMENTS ARE DISCUSSED UNDER THE SECTION “RISK FACTORS” IN THIS PROXY STATEMENT. PLEASE CAREFULLY CONSIDER THESE FACTORS, AS WELL AS OTHER INFORMATION CONTAINED HEREIN AND IN OUR PERIODIC REPORTS AND DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROXY STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS PROXY STATEMENT. WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR SUPPLEMENT ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES, EXCEPT AS REQUIRED BY LAW.

Proposal No. 1: The Sale

This discussion of the sale is qualified in its entirety by reference to the Sale Agreement which is attached to this Proxy Statement as Annex A. You should read the entire Sale Agreement, as well as the exhibits and schedules attached to the Sale Agreement, as it is the legal document that governs the sale.

There are a number of risk factors you should consider when deciding whether to vote to approve that proposals contained in this Proxy Statement. You also should consider the other information in the Proxy Statement and the additional information in our other reports on file with the Securities and Exchange Commission.  For further discussion, you should read “Where You Can Find More Information” on page 38.

Sale Risk Factors

The risk factors may include, but are not limited to, the risks and uncertainties associated with:

•	risks that the transactions contemplated by the Sale Agreement and the lease will not close.
•	risks that increases in rent over the term of the lease will result in less funds available to us or will exceed the revenues generated by us as of the date the increase becomes effective.
•	our ability to raise capital or obtain financing necessary to implement our business plan.
•	our ability to improve the quantity and quality of the products produced by our tire processing facility and/or attract new customers.
•
our ability to execute the other elements of our business plan including commercialization of our patented Thermal Gasifier™ technology, building Thermal Gasifiers™ that meet customers’ specifications and local regulatory, environmental and permit requirements.

•	environmental risks associated with our tire processing operations.
•	our ability to purchase sufficient equipment and maintain such equipment in good operation and repair so as to avoid a plant shut down.
•	risks that other companies in the marketplace may have access to greater capital and therefore may be able to compete more effectively for business.
•	risk that our tire processing permit may not be renewed or may be revised in a manner that is adverse to our continued operations.
•	risks related to our ability to secure contracts for tire processing sales and Thermal Gasifier™ projects.
•	our ability to satisfy our customers’ expectations.
•	our ability to employ and retain qualified management and employees.
•	changes in government regulations which are applicable to our business.
•	the availability of a consistent, economically viable, and sustainable supply of waste tires to support the tire processing operations.

•	the availability of a consistent, economically viable, and sustainable waste stream supply to fuel the Thermal Gasifier™ operations.
•	changes in the demand for our products and services, including the impact from changes in governmental regulation and funding for alternative energy.
•	the degree and nature of our competition, including the reliability and pricing of traditional energy sources.
•	economic viability of other alternative energy sources such as wind and solar power.
•	our ability to pay debt service on loans as they come due.
•	our ability to generate sufficient cash to pay our creditors.
•
disruption in the economic and financial conditions primarily from the impact of terrorist attacks in the United States and overseas, threats of future attacks, police and military activities, governmental unrest in certain parts of the world and other disruptive worldwide political events.

We Cannot Be Sure If Or When The Sale Will Be Completed

The consummation of the sale is subject to the satisfaction or waiver of various conditions, including the authorization of the sale by our stockholders and release of the following liens on the real property;

(a)
$800,000 Deed of Trust recorded April 2002 by Alternate Power, Inc.  Management does not believe that the Deed of Trust secures any indebtedness or obligation to Alternate Power and is vigorously pursuing appropriate legal remedies to remove this deed of trust in order to complete the sale of the Texas facility; and

(b)
Mechanic’s lien filed by a contractor for approximately $86,000 for services provided October, 2007 through April, 2008.  This lien will be resolved at the completion of the property sale.  The Company has recorded a liability in this amount in its March 31, 2011 financial statements.

We cannot guarantee that we will be able to satisfy the closing conditions set forth in the Sale Agreement. If we are unable to satisfy the closing conditions, Brown will not be obligated to complete the sale.

If the sale is not completed, our Board of Directors, in discharging its fiduciary obligations to our stockholders, will evaluate other alternatives that may be less favorable to our stockholders than the sale, and we expect we will need to obtain financing or raise capital in order to continue as a going concern. We have been unsuccessful in our attempts to obtain long-term financing, and we cannot assure you that any financing or capital would be available to us on acceptable terms, if at all. A significant capital raise also could risk impairing the tax benefit attributed to our net operating losses.

By completing the proposed sale, we will be selling the real estate upon which substantially all of our operations occur.

Our tire fuel processing business comprises substantially all of our revenue producing operations. The real estate underlying this business is our most valuable asset. This segment of our business generated approximately $102,000 of gross revenue for the three months ended March 31, 2011. For the same period, the Thermal Gasifier™ business segment generated no revenue.

If we do not sell the real property underlying our tire processing operations, we probably will be unable to pay our indebtedness to Richard Strain and Timothy Ruddy as it comes due or satisfy our obligations to certain persons associated with Mr. Ruddy, the IRS or other state and local taxing authorities.

As of March 31, 2011, notes payable - stockholder and notes payable – related parties were due immediately either by expiration of waivers or upon demand and were in default as follows:

9% promissory notes payable – Richard Strain – stockholder, due on demand, secured by a first priority security interest in our assets – default waived through August 31, 2011	$500,000
9 9% line of credit - Richard Strain – stockholder, matured December 31, 2010, principal payments of $8,000 per month, secured by a first priority security interest in our assets – default waived through August 31, 2011	92,752
Notes payable- stockholder	$592,752

8 8% promissory notes payable - Timothy Ruddy, due on demand, secured by all of our assets, security interest is subordinated to the loans extended by Mr. Strain	$413,600

1 12% promissory notes payable to Timothy Ruddy family members, cash interest of 10% and stock of Vista of 2%, secured by all of our assets, security interest is subordinated to the loans extended by Mr. Strain, interest due quarterly-default waived	45,000
Notes payable-related parties	$458,600

Notes payable – stockholder

The line of credit provides for certain equity redemption rights to Mr. Strain, on terms and conditions to be agreed upon.  No equity redemption rights have been provided as of March 31, 2011.  The maximum amount to be drawn under the line is $375,000.  However, subsequent to initial draws of approximately $100,000 in 2009, Mr. Strain has declined to provide additional funding under the line.

We received a waiver of default on the notes and line of credit on March 22, 2011, which specifies that non-payment defaults will be waived until the earlier of (a) the closing of the sale of our Texas industrial site or (b) August 31, 2011.

As of March 31, 2011, accrued interest outstanding on these loans was approximately $51,400.

 Notes payable – related party

We have a loan agreement with Mr. Timothy D. Ruddy, one of our directors, in which Mr. Ruddy has the option, at his discretion, to receive payment as follows:

(a)	repayment of principal and interest;
(b)	conversion of outstanding amount without accrual of interest into our common stock based on the quoted market price of the stock at the dates loans were made; or
(c)	any combination of cash and stock as described in (a) and (b)

As of March 31, 2011, accrued interest outstanding on these loans was approximately $43,500.

Subsequent to March 31, 2011 and through June 24, 2011, Mr. Ruddy has loaned us an additional $99,000 under this agreement.

 Notes payable – related party family

As of March 31, 2011, no interest payments have been made on these notes. In April 2011, all noteholders agreed to defer payment of interest due to the earlier of (a) the closing of the sale of our Texas industrial site or (b) December 31, 2011, in effect granting default waivers to us.

As of March 31, 2011, accrued interest outstanding on these loans was approximately $4,900.

We do not expect we will have funds from operations or that we will be able to obtain debt or equity financing in order to make the payments to Mr. Strain or Mr. Ruddy or those persons associated with Mr. Ruddy on a timely basis.  Accordingly, we believe we have no viable alternative other than using the proceeds from the sale under the Sale Agreement to pay down the indebtedness.  Mr. Strain, Mr. Ruddy and those persons associated with Mr. Ruddy have a security interest in all of our assets as collateral for these obligations.  If we are unable to meet our payment obligations to Mr. Strain, Mr. Ruddy and those persons associated with Mr. Ruddy when payment is due, they will have the right to declare their loans in default. They will be entitled to commence collection proceedings against us, including foreclosure proceedings against our assets.  These assets include the assets and real property that comprise our tire processing facilities and operations.

As of March 31, 2011, we had a liability of approximately $578,000 for unpaid federal and state corporate income taxes, bulk sales taxes and property taxes.

As of March 31, 2011, we owed approximately $110,000 to the Internal Revenue Service for delinquent payroll taxes and penalties.  Monthly payments of $5,000 have been made since December 28, 2010 and the final balloon payment is due August 31, 2011.  In addition, we owe approximately $10,000 for delinquent state payroll taxes as of March 31, 2011.

While there currently is no lien on the real property in favor of any taxing authority, we have been advised by the taxing authorities they will lien and seize the property if payment in full is not made by August 31, 2011.

The Sale Agreement will expose us to contingent liabilities.

Under the Sale Agreement, we have agreed to indemnify Brown for a number of matters for a limited time including the breach of our representations, warranties, and covenants contained in the Sale Agreement.  For further discussion, you should read “The Sale Agreement –Representations and Warranties, The Sale Agreement – Covenants, The Sale Agreement – Indemnification, and The Sale Agreement – Survival of Representations” beginning on page 38.  For example, an indemnification claim by Brown might result if our representations made in the Sale Agreement are later proven to be incorrect.

The Sale Agreement precludes us from negotiating with any other person for the sale of our real property.

Under the terms of the Sale Agreement, we cannot negotiate with any third person for the sale of the real property which is covered by the Sale Agreement, unless and until the Sale Agreement terminates, in accordance with its terms, before closing.  If a closing has not taken place by no later than 15 days after the end of the feasibility period because conditions to closing have not been met, either party may terminate the agreement.

Our estimate of the maximum amount available to repay or pay down our indebtedness, satisfy our obligations to the IRS and other state and local taxing authorities, upgrade our tire processing facility and further the commercialization of our patented Thermal Gasifier™ technology could be reduced if our expectations regarding our operating expenses are inaccurate.

Claims, liabilities and expenses from operations (such as operating costs, salaries, directors and officers’ insurance, federal and state income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred as we seek to complete the sale. Our expectations regarding our expenses may be inaccurate. Any unexpected claims, liabilities or expenses, or any claims, liabilities or expenses that exceed our current estimates, could reduce the amount of cash available to repay or pay down our indebtedness, satisfy our obligations to the IRS and other state and local taxing authorities, upgrade our tire processing facility and further the commercialization of our patented Thermal Gasifier™ technology. If available cash and amounts received in the sale are not adequate to provide for our obligations, liabilities, expenses and claims, we may not be able to repay or pay down our indebtedness, satisfy our obligations to the IRS and other state and local taxing authorities, upgrade our tire processing facility or further the commercialization of our patented Thermal Gasifier™ technology.

Our estimate of the maximum amount available to repay or pay down our indebtedness, satisfy our obligations to the IRS and other state and local taxing authorites, upgrade our tire processing facility and further the commercialization of our patented Thermal Gasifier™ technology does not include any estimates of, or reserves for, the settlement amounts, fines or penalties, if any, that we may incur with respect to our obligations to the IRS and other state and local taxing authorities as a result of the sale or the amount we may pay under the Sale Agreement to satisfy our indemnification obligations, if any, to Brown and its related parties.

The estimate of the maximum amount available to repay or pay down our indebtedness, satisfy our obligations to the IRS and other state and local taxing authorities, upgrade our tire processing facility and further the commercialization of our patented Thermal Gasifier™ technology does not include an estimate of additional penalties and interest that may be due on our obligation to the IRS and other state and local taxing authorities. The estimate also does not include an estimate of the amount we may pay under the Sale Agreement to satisfy our indemnification obligations, if any, to Brown and its related parties. Our cash outflows relating to our indemnification obligations under the Sale Agreement could be substantial. These amounts will reduce the assets available to repay or pay down our indebtedness, satisfy our obligations to the IRS and other state and local taxing authorities, upgrade our tire processing facility and further the commercialization of our patented Thermal Gasifier™ technology.

Our estimate of the maximum amount available to repay or pay down our indebtedness, satisfy our obligations to the IRS and other state and local taxing authorities, upgrade our tire processing facility and further the commercialization of our patented Thermal Gasifier™ technology is based on a number of assumptions, including with respect to our administrative and professional expenses incurred after the sale.

Our estimate of the maximum amount available to repay or pay down our indebtedness, satisfy our obligations to the IRS and other state and local taxing authorities, upgrade our tire processing facility and further the commercialization of our patented Thermal Gasifier™ technology also includes certain administrative and professional expenses we expect to incur for business operations after the sale. The amount of these expenses could be affected by negotiations to establish contractual arrangements as well as regulatory and legal requirements. The actual amounts expended for business operations after the sale could be significantly greater or less than the amounts estimated depending on the scope of such business operations after the sale.

Certain of our executive officers and directors and persons associated with them may have interests in the sale other than, or in addition to, the interests of our stockholders generally.

Members of our Board of Directors and our executive officers and persons associated with them may have interests in the sale that are different from, or are in addition to, the interests of our stockholders generally. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Sale Agreement.

Mr. Bradley A. Ripps, our Interim Chief Executive Officer, will receive 50,000 shares of our common stock if the sale is consummated. In addition, Mr. Ruddy, one of our directors, will receive a payment of $50,000 on indebtedness owed to him by Vista at the closing of the sale. Certain other persons associated with Mr. Ruddy will receive a repayment of $45,000 of past due indebtedness owed to them at the closing of the sale.

For further information pertaining to interests of management, see the discussion under the caption “Proposal 1: Approval of the Sale – Interests of Certain Members of Management in the Transaction” beginning on page 18.

A delay in the closing of the sale will decrease the funds available to repay or pay down our indebtedness, satisfy our obligations to the IRS and other state and local taxing authorities, upgrade our tire processing facility and further the commercialization of our patented Thermal Gasifier™ technology.

Claims, liabilities and expenses from operations (including operating costs such as salaries, directors’ fees, directors and officers’ insurance, federal and state income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred by us as we seek to close the sale. In the event the closing of the sale is delayed, we will incur additional claims, liabilities and expenses from operations that will reduce the net funds available to reapy or pay down our indebtedness, satisfy our obligations to the IRS and other state and local taxing authorities, upgrade our tire processing facility and further the commercialization of our patented Thermal Gasifier™ technology.

Our independent public accountant has raised doubts as to our ability to continue as a going concern.

As disclosed in our annual report on Form 10-K/A2 for the year ended December 31, 2010 and in our quarterly report on Form 10-Q/A for the three month period ended March 31, 2011, the continuing loss from operations and the lack of financing raise doubt about our ability to continue as a going concern. If the sale is not completed, we will need to consummate a substantial financing. Given the current credit markets, if available at all, this financing transaction would likely be an equity transaction that will result in significant dilution to the existing stockholders. There are no assurances that this financing will be available to us. If such financing is not available, we may need to cease operations.

We would confront urgent and significant liquidity challenges in the event the sale is not consummated.

During the last few years, we have faced liquidity challenges resulting mainly from the reduction of revenue and continuing significant operating losses. At present we are operating without the benefit of any line of credit. We have been operating under substantial cash restrictions. We have managed our operations with the assistance of shareholder loans, such as those from Mr. Strain, Mr. Ruddy and persons associated with Mr. Ruddy. We also have been stretching payments to vendors and suppliers.

At March 31, 2011, we had approximately $20,000 in cash on hand.

$592,752 of the indebtedness owed to Mr. Strain is due and payable immediately upon the termination of the Sale Agreement, and Brown has the right to terminate the Sale Agreement if our stockholders do not authorize the sale.

$592,752 of the indebtedness owed to Mr. Strain is due and payable if the Sale Agreement is terminated for any reason that does not involve a breach by Brown. Brown may terminate the Sale Agreement if, among other reasons, the stockholders do not authorize the sale or we are unable to procure the release of certain liens against the property.

We will continue to incur the expenses of complying with public company reporting requirements.

After the sale, we still will have an obligation to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), even though compliance with such reporting requirements is economically burdensome.

Background

We have been involved in the clean energy and waste to energy business since 1997. We had a helium and gas processing facility in Keyes, Oklahoma which we sold to Midstream Energy Services, LLC in 2005. Since that sale we have focused on our tire fuel processing operations, as well as our patented Thermal Gassifier™ technology.

The tire facility currently receives a disposal fee (“tipping fee”) for processing waste tires into partially shredded product. This material is then offered to end-users who pick the product up at our facility. Recently we have expanded into re-selling (“grading”) a portion of the qualified used tires to generate a new revenue stream. We are exploring additional revenue opportunities including the production of tire-derived-fuel (“TDF”). TDF is an alternative fuel to fossil fuels. The TDF can be purchased by third parties, thereby generating another revenue source. Alternatively, the TDF can be used as a fuel feedstock for our Thermal Gasifier™.

Our Board of Directors and management team have been reviewing the needs, prospects and long-term business goals for both the tire processing and Thermal Gasifier™ businesses for some time. The objective is to maximize the potential of both lines of business and therefore the value to our shareholders. We regularly have assessed trends and conditions impacting us and our industry, changes in the marketplace, applicable law and the competitive environment. One of the conclusions we reached as we reviewed the business plan for both the tire facility and the Thermal Gasifier™ was a need for additional capital to realize the potential benefits available from these two business units. The capital would be used to purchase additional equipment for the Texas tire facility for the production of TDF. This would provide a third revenue source for the tire facility. The capital also would be used to fund further development and research for the Thermal Gasifier™. A portion of the funds also will be used to repay or pay down outstanding indebtedness to our two largest creditors and shareholders, Mr. Richard Strain and Mr. Timothy Ruddy, together with certain other persons associated with Mr. Ruddy, as well as tax liabilities to the Internal Revenue Service (the “IRS”) and certain other state and local taxing authorities.

We evaluated both debt and equity financing alternatives to raise capital to provide improvements to our tire fuel processing division and further the commercialization of our Thermal Gasifier™ technology, as well as to service our mounting debt. Potential lenders required collateral on our existing assets for moneys lent.  Since the majority of our assets already served as collateral for our indebtedness to Richard Strain and Tim Ruddy, together with certain other persons associated with Mr. Ruddy, we could not negotiate debt financing with a third party lender which was both favorable to us and/or acceptable to any of these individuals.  Due to the depressed value of our stock, the issuance of additional shares of common stock would not have provided the funding we required.

In April, 2010, our Board of Directors authorized us to explore and evaluate the estimated value of the real property underlying our tire processing facility. We also were requested to consider possible sale, joint venture or partnering arrangements.  In May and June 2010, we had interest from Liberty Tire Recycling, LLC, a local competitive tire processing company. Liberty expressed interest in a possible joint venture or the outright purchase of our tire processing business. Discussions with Liberty were terminated in July of 2010 when it became apparent that Liberty did not have the intention to conclude a reasonable transaction.

In June, 2010 our Board of Directors determined the most complete and efficient way to find the best and highest value for the tire processing assets was to hire a broker. Several real estate and appraisal firms were contacted and considered. A final determination was made to secure a real estate broker versus an appraisal company. Finally, in July, 2010 the Board elected to engage Collier’s International, a world wide real estate company with expertise in marketing, leasing and property management. The Board decided upon Collier’s due in part to their international connections and local familiarity with scrap processing clients. The Board felt the tire processing facility, with its access to a local intermodal, along with the products it produced, might appeal to an international purchaser seeking a foothold in the U.S. waste-to-energy market. Collier’s also has a strong presence in the Dallas marketplace, including direct experience with other scrap processors.

For the two years prior to the engagement of Collier’s by Vista, there was no relationship between Colliers and Vista or any of their officers, directors or affiliates. Collier’s will receive a commission of $35,222 upon the closing of the sale.

Collier’s began assessing the market value of the tire processing assets. They compared local properties and businesses of similar size and improvements. Additionally, they sent marketing data to all their national and international brokerage offices and contacted over 1,200 tenants, investors and owners. They also contacted all the scrap processing businesses in the Dallas/Ft. Worth area. After several months of activity, Collier’s provided the Board with information concerning real estate industry trends, credit markets, strategic alternatives and other considerations affecting the sale of the real property underlying our tire processing facility. Additionally, they brought three different groups to us that expressed further interest in our tire processing assets.  These companies included: Pallet Logistics of America, LLC (“PLA”), CleanTech Solutions Worldwide, LLC (“CTSW”) and Brown-Lewisville Railroad Family First Limited Partnership (“Brown”).  The Company received different proposals from all three groups. PLA and CTSW proposed joint venture opportunities and Brown offered a sale/leaseback. The Board of Directors and management deliberated on the feedback from Collier’s regarding the market value of the assets along with the proposals from the three interested parties. Ultimately, the Board determined that the offer from Brown made the most sense for us.

A copy of the report issued by Colliers to the Board is available for inspection or copying upon request presented to our Corporate Secretary, 88 Inverness Circle East, Suite N-103, Englewood, Colorado 80112. Copies shall be reviewed or requested during our regular business hours. A charge for copying and postage will be assessed for processing any such request.

In January of 2011, we began negotiations with Brown regarding the sale of the real estate underlying the tire shredding facility, along with a lease by Vista of 12.5 acres of that property. The lease between Vista and Brown is for the portion of the land where we conduct our tire processing operations. None of the equipment, structures or permit utilized in the tire processing operations are included in the sale.

The Board considered Brown’s offer the highest and best use of the tire processing assets. Brown was deemed to be a viable purchaser due to the fact that a company owned by the Brown principals has more than 15 years of experience in the recycled crushed concrete business and Brown was willing to pay cash for the real property.

On February 8, 2011, our Board of Directors approved the Letter of Intent with Brown-Lewisville Railroad Family First Limited Partnership (“Brown”), an affiliate of Mason Brown. The general partner of Brown is BLRR Management, LLC, whose members are Mason Brown, Barbara Brown (Mason Brown’s wife) and Michael A. Richard. The limited partners of Brown are Mason Brown and Barbara Brown.

The terms of the Letter of Intent were as follows:

1.	Purchase Price of approximately $1,348,000, payable in cash upon closing, which is net of the first two years of lease payments of approximately $203,000 under the proposed lease;
2.	A lease of 12.5 acres of the property sold, so we are able to continue conducting our tire processing business;
3.	A lease with an initial term of five years, with the first twenty-four months rent free;
4.	An effective monthly rental rate for the first 2 years of approximately $675 per acre;
5.	Renewal options subject to the agreement of both parties;
6.	Beginning in month 25, the rental rate increases to $750 per acre per month, plus the increase in the Consumer Price Index from the date of closing through month 24; and
7.	Beginning in month 37, the rental rate per acre per month is the amount for months 25-36, plus the increase in the Consumer Price Index for the period from month 25 through month 36 of the lease term.

Following execution and delivery of the Letter of Intent, a Real Estate Sales Contract for the real property owned by Vista at 1323 Fulghum Road in Hutchins, Texas was approved by our Board of Directors. This approval occurred on February 14, 2011 and was described in a filing on a Form 8-K which was delivered to the Securities and Exchange Commission on February 16, 2011. No state or federal regulatory approval is required for consummation of the sale leaseback transaction.

We determined that the sale and leaseback of the tire processing facilities and operations was in our best interest, and that of our stockholders, given the following considerations:

•	Our obligation to commence servicing principal and interest on indebtedness due Richard Strain, Tim Ruddy and certain other persons associated with Mr. Ruddy;

•	Our obligations due to the IRS and other state and local taxing authorities;

•
Our need to expand our tire processing facilities and operations and provide for scalability to maximize revenues, maintain our competitive position and avoid a potential negative impact to our operating cash flow;

•	Our inability to raise additional operating capital or funding for improvements to our tire processing plant; and

•	Our stated long-term plan to focus on the tire processing facility and commercialization of our patented Thermal Gasifier™ technology.

We determined that the net proceeds from a sale of the real property underlying the tire processing facilities needed to be sufficient to pay down our obligations to Mr. Strain and Mr. Ruddy, pay our tax liabilities and our debt to certain persons associated with Mr. Ruddy, provide operating capital to increase our tire processing operations and permit us to pursue the commercialization of our Thermal Gasifier™ business.

We regarded Brown as the most promising of the potential buyers, since Brown had the financial ability to consummate the sale without any financing contingency.

Purposes of the Sale

We believe it is in our best interest to sell the property underlying the tire processing operations and lease it back from Brown. We expect this transaction will enable us to increase our revenues so we can focus our resources in the emerging alternative energy industry. We plan to accomplish this by upgrading the tire processing equipment. These upgrades will allow us to begin producing TDF. We expect the production of TDF to generate new revenue and help to lower our material storage on site at our tire processing facility. We expect the additional revenue also will assist us to further our goal of commercialization of our proprietary patented Thermal Gasifier™ technology. Management always believed Vista’s continued pursuit of the tire processing business was a means of generating cash to develop and further our Thermal Gasifier™ technology and business. Eventually management contemplates we will concentrate our resources to become a leader in waste-to-energy solutions that ultimately will provide increased stockholder value. We believe the proceeds from the property sale, after paying down our indebtedness to Richard Strain and Timothy Ruddy, satisfaction of our obligations to certain persons associated with Mr. Ruddy, the IRS and other state and local taxing authorities and covering closing costs and taxes related to the sale of the real property will place us in a better position to:

•	improve our current tire fuel processing operation and advance it toward a full service fuel procurement operation;

•	secure the necessary equipment, engineering and technical resources to advance our business plan;

•	implement the marketing and business development activity to move from proof of process of our patented Thermal Gasifier™ technology to commercialization of waste-to-energy projects;

•	commit financial resources to support our corporate overhead and administration; and

•	obtain equity or debt financing and project financing for any Thermal Gasifier™ projects we may develop.

We can offer no assurance that we will be able to purchase or upgrade the equipment necessary to increase the quantity or quality of the products produced at our tire processing facility, that we will be able to negotiate off-take contracts for the products produced by the tire processing facility, that we will be able to develop any Thermal Gasifier™ projects, that we will succeed in getting the project funding necessary to implement any projects we do develop, or that we will be able to secure any equity or debt financing we need to sustain our operations until our tire fuel processing business and Thermal Gasifier™  generate meaningful revenues.  Even if we are able to complete the development and marketing of our Thermal Gasifier™ technology we cannot guarantee our Thermal Gasifier™ business will prove successful.  We do not expect you will have an opportunity to vote separately to approve our projects, business or strategies we may choose to pursue following the sale and leaseback.

The Board has determined the terms of the proposed sale/leaseback of the real property underlying our tire processing facilities and operations are fair to, and in the best interest of, the stockholders, and has approved the Sale Agreement.

In reaching its conclusion, our Board of Directors considered a number of factors, including:

•	management vigorously negotiated the purchase price with representatives of Brown over a period of two months;

•	the amount and nature of the consideration to be received;

•
that Brown will pay cash for the property purchased, eliminating the credit risk related to a promissory note and the investment risk associated with receiving stock or other securities as consideration;

•
the advantages of selling the real property underlying the tire processing facilities and operations in a negotiated transaction with the assistance of  Collier’s International, a firm that has world wide experience and expertise in the real estate market;

•	that the terms and conditions of the Sale Agreement and the Lease were favorable to us and our stockholders;

•	that based on our efforts in seeking potential acquirors and management’s assessment of the marketplace, a sale on better terms or price could not be structured with another buyer;

•	the possibility that we may be able to generate returns for stockholders in the future through the implementation of a post-sale strategy;

•	the current and historical prices of our common stock;

•
during the eight month period prior to the execution of the Sale Agreement and the Lease, we received an indication of interest from three other companies regarding an investment in us, a joint venture with us, or an acquisition of the tire processing facilities and operations;

•
an extensive analysis of the proposal from Brown and extensive negotiations with Brown regarding a variety of proposals relating to an investment in us, a joint venture with us, or an acquisition of our tire processing facility and operations;

•
the proceeds from the sale of the real property underlying our tire processing facility assets will allow us to pay down our indebtedness to Richard Strain and Timothy Ruddy, and pay our outstanding obligations to certain persons associated with Mr. Ruddy, the IRS and certain other state and local taxing authorities, reducing our indebtedness by approximately $596,000.

•	The Board also considered that the leaseback of the 12.5 acres will allow us to continue the operations of the tire processing facility.

The Board considered that, after repaying or paying down indebtedness to our major stockholders and creditors, paying our past due taxes and penalties to the IRS and other state and local taxing authorities and covering closing costs and expenses relating to the transaction, the proceeds from the sale of the real property underlying our tire processing facility are expected to provide funds to purchase additional equipment and upgrade existing equipment for the tire processing facility. We anticipate this will permit us to increase the quantity and quality of the products produced from that facility. We anticipate these improvements to the tire processing facility will result in additional customers for this business. We also hope the revenue from these additional customers will provide funds to further the commercialization of our Thermal Gasifier™ and advance our alternative energy business.

Additionally, the Board considered that out of the proceeds from the sale of the real property we would be able to pay down $375,000 in debt and interest to our major stockholders and creditors, Richard Strain and Timothy Ruddy.  The Board also considered that approximately $219,000 of these proceeds would be available to satisfy our outstanding obligations to certain persons associated with Mr. Ruddy, the IRS and other state and local taxing authorities for back state and federal income and property taxes. Furthermore, the Board considered that we did not expect to have funds from operations, or the ability to secure other financing, to enable us to satisfy the debt service on this indebtedness.  Without the proceeds from the sale of the real property, we did not have a viable and immediate alternative to satisfy these obligations as they became due.  The Board recognized that if we defaulted on our obligations, Mr. Strain, Mr. Ruddy, the persons associated with Mr. Ruddy, the IRS and other state and local taxing authorities all would have the right to declare their portion of the indebtedness in default and pursue enforcement remedies.

The foregoing discussions of the factors considered by our Board of Directors is not intended to be a complete analysis, though it does include all material factors considered by our Board of Directors.  The Board of Directors did conclude that each of these material factors supported its conclusion regarding the fairness of the transaction.  The Board of Directors did not attempt to quantify or otherwise assign relative weights to the specific factors it considered or determine that any factor was of particular importance.  In addition, individual members of the Board of Directors may have given different weight to different factors or may have concluded that some of the factors did not support the Board of Directors’ position and recommendations.  In the view of the Board of Directors, a determination of various weight would be impractical.  The Board of Directors viewed its position and recommendations as being based on the totality of the information presented to, and considered by, the Board of Directors.  There was no information the Board of Directors took under consideration that would have caused them to determine that the sale of the real estate underlying our tire processing operations was not in the best interest of Vista and our stockholders.

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS UNDER TREASURY CIRCULAR 230, WE INFORM YOU THAT (1) ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES CONTAINED IN THIS PROXY STATEMENT (INCLUDING ANY ATTACHMENTS), UNLESS OTHERWISE SPECIFICALLY STATED, WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE, (2) SUCH DISCUSSION WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE MATTERS ADDRESSED BY THIS PROXY STATEMENT AND (3) EACH STOCKHOLDER SHOULD SEEK ADVICE BASED UPON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Government and Regulatory Approvals

The sale is not subject to any government or regulatory approvals.

Arm’s Length Transaction

The terms of the Sale Agreement and the Lease were the result of arm’s length negotiations.  Neither Brown nor Vista nor any of the officers or directors of Brown or Vista currently holds an interest in, or is affiliated with, the other. No such interest or affiliation has existed for the past two years.

Sale Price

If the sale is closed, we will receive a cash purchase price of $1,348,125 at the closing.  Rent payments totaling approximately $203,000 during the base period are waived by Brown. The rent will be adjusted in each of the third, fourth and fifth years of the lease based on increases in the consumer price index. The lease may be extended for one additional one year period and one additional three year period subject to certain terms and conditions upon mutual agreement of the parties.

Brown will assume all the liabilities related to the portion of the real property not subject to the lease. We will retain the liabilities for the portion of the real property subject to the lease, including the liability to the Texas Commission on Environmental Quality (“TCEQ”) for the Cost of Closure in the amount of approximately $170,000.

Our tire operations in Texas are subject to regulation by the TCEQ.  At March 31, 2011, we had approximately 12,300 tons of whole tires, partially shredded tires, tire chips and process waste stored onsite at the tire processing and storage facility. Through July 2010, we were able to dispose of this material at a municipal landfill site that used the material as filter and bedding material. However, the landfill recently transitioned to a project based system where they will request tires as needed, rather than storing tires in anticipation of future needs. As a result, tire inventory has increased without a ready disposal source.

We have accrued approximately $245,000 at March 31, 2011 for the cost of disposing of this material.

The terms of the consideration to be received are discussed further under the caption “The Sale Agreement - - The Purchase Price” beginning on page 38.

To the extent the Sale Agreement is amended in any material respect or any material provision of the Sale Agreement is waived after the date of this Proxy Statement, we will notify our stockholders and resolicit your proxies or votes in the manner and to the extent required by law.

Our Planned Use of Proceeds

We do not plan to distribute any of the proceeds from the sale to our stockholders other than Mr. Strain, Mr. Ruddy and certain persons associated with Mr. Ruddy. The distributions to Mr. Strain, Mr. Ruddy and certain persons associated with Mr. Ruddy are for partial or full repayment of indebtedness. We expect to utilize the remaining proceeds, if any, to reinvest in our business by:

•	purchasing additional equipment and upgrading our existing equipment to increase our tire processing business;

•	paying outstanding tax liabilities to the IRS and other state and local taxing authorities;

•	paying taxes, if any, that will be owed as a result of the sale; and

•	providing working capital to advance our Thermal Gasifier™ business, for administration and overhead, and for costs associated with the closing of the Sale Agreement.

The foregoing is our best estimate of the allocation of the net proceeds from the sale of the real property based on present business plans and business conditions. We believe that net proceeds will be sufficient to fund the implementation of the items listed above. We may re-allocate the proceeds for other purposes.

The following table summarizes our planned use of proceeds from the proposed sale:

Selling price	$1,551,125

Waived rent	(203,000)

Net cash proceeds	1,348,125

Working capital requirements	120,000
Capital expenditures	400,000
Debt payoff	738,071
Transaction expenses	85,444
1,343,515

Net after sale	$4,610

The proposed sale of the real property underlying our tire processing facility and operation is subject to several contingencies.  We cannot assure you that the transactions will be successfully concluded or, if they are, that the sale/leaseback will have the intended beneficial effects on our financial condition and operations.  For additional description on the use of proceeds see the discussion under the captions “Proposal 1: Approval of the Sale – Our Business after the Sale” beginning on page 18.

Conditions to Closing

The transactions contemplated by the Real Estate Sales Contract and the Lease, including the sale/leaseback, are subject to customary closing conditions, including approval of the sale by our stockholders, the truth of the representations and warranties in the Sale Agreement and the delivery of the real property being sold free and clear of liens, including liens in favor of our largest creditors and stockholders Richard Strain, Timothy Ruddy and certain other persons associated with Mr. Ruddy. Certain “permitted liens,” however, which are provided for in the Sale Agreement will be allowed to remain.  For a detailed description of conditions to closing, see the discussion under the heading “Sale Agreement - - Conditions to Closing” beginning on page 43.

Indemnification

Pursuant to the Sale Agreement, we are obligated to indemnify Brown for certain liabilities, including liabilities Brown may incur as a result of a breach by us of any of our representations, warranties or covenants set forth in the Sale Agreement.

Interest of Management in the Sale/Leaseback

Timothy Ruddy, one of our directors who also is one of our secured creditors, will benefit from the sale by receiving a repayment of $50,000 of the approximate $601,000 of indebtedness currently owed to him. Certain other persons associated with Mr. Ruddy also will benefit from the sale by receiving payment in full of the approximate $100,000 of past due indebtedness owed to them,.. If the sale and leaseback is closed, Bradley A. Ripps, our Interim Chief Executive Officer, will be awarded 50,000 shares of our common stock. Other than Mr. Ruddy, certain other persons associated with Mr. Ruddy and Mr. Ripps, none of our officers or directors or persons associated with them will benefit from the sale/leaseback in any manner that will not be shared ratably with the other stockholders.

A significant amount of the sale proceeds from the sale of the real property will be used to pay down indebtedness owed by us to Richard Strain and Timothy Ruddy and to pay outstanding tax obligations to the IRS and other state and local taxing authorities and repay the past due loans advanced to us by certain persons associated with Mr. Ruddy.  As mentioned above, Mr. Ruddy is one of our directors.

Estimated Closing Date

If our stockholders approve the sale, we expect that the closing of the sale will take place on or about July 29, 2011 or at such other time as we and Brown may agree.

Vote Required For Approval of The Sale

You may vote “FOR” or “AGAINST” or abstain from voting on the Sale Agreement.  The affirmative vote of a majority of the outstanding shares of common stock at the close of business on the record date for the Annual Meeting is required to approve the sale. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Sale Agreement.

No Fairness Opinion

WE DID NOT OBTAIN, AND OUR BOARD OF DIRECTORS DID NOT RELY ON, ANY REPORT, OPINION OR APPRAISAL IN MAKING ITS RECOMMENDATION TO VOTE “FOR” THE SALE AGREEMENT.

As described above, however, we worked with Collier’s International on the proposed transaction over several months. During this period we spent considerable time deliberating our different options until we procured the buyer/landlord for the transaction and negotiated the purchase price and the lease terms.

No Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders do not have dissenters’ or appraisal rights in connection with the sale.

Material U.S. Federal Income Tax Consequences

We will recognize taxable gain on the sale, which will result in corporate taxable net income.  We expect to utilize our federal and state income tax loss carryforwards to offset all of the gain on the sale. Consummation of the transaction will not result in any federal or state income tax consequences to U.S. stockholders.

Accounting Treatment

The sale will be accounted for as a “sale-leaseback” by us, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

The real property being sold to Brown

The real property we are selling to Brown under the Sale Agreement includes approximately 27 acres of land, 12.5 acres of which will be leased from Brown by a wholly owned subsidiary of Vista. This subsidiary will continue the tire processing operations. The area to be leased includes a small main office, a central, open-sided tire processing shed, a single fire pond and well house as well as a 500 gallon diesel fuel tank enclosed in the necessary storage container. In addition, we will have the right to have access to the well which supplies water to the fire ponds.

The tire processing facility is capable of processing tires into a number of products for various applications, including asphalt paving, landscaping, and tire derived fuel or “TDF”, depending upon the size of the final shredded product. We can use the TDF in our Thermal Gasifier™ to produce energy with alternative, non-fossil fuels. For the three months ended March 31, 2011 our tire processing business generated approximately $102,000 in gross revenues.

Our Business after the Sale

If the proposed sale of the real estate underlying our tire processing plant is approved, we will retain the remaining components of our business, namely our tire fuel processing operations and Thermal Gasifier™ business.

Tire Fuel Processing Business

Our tire processing operation in Hutchins, Texas is permitted by the TCEQ as a scrap tire processing and storage facility and as a used tire processor and recycler. We accept used passenger vehicle and truck tires as a waste product from businesses, governments, communities, and individuals for a “tipping fee” (disposal charge). This service allowed for the receipt of more than 518,000 tires from tire facilities and transporters in the Dallas/Ft. Worth, Texas area during 2010.

During August 2007, our TDF operations ceased due to equipment damage on our TDF processing line. The TDF processing equipment has not been replaced. During the period from August 2007 through August 2008, we focused on removing and land filling waste tires from the facility and making improvements necessary to comply with requirements of the TCEQ. The facility was given permission by the TCEQ during August 2008 to commence operations. Since August 2008, we have been accepting and shredding waste passenger and truck tires for a tipping fee.  In early 2010, the Company worked with the City of Dallas on a project to provide tire shreds for use as filter and cover material for the city’s landfill.  As a result, a number of tire shreds and stored waste tires at the facility were removed.  That project has been completed and the number of tires stored on the facility property has increased.  The Company has been finalizing arrangements to begin reselling “road worthy” used tires to the secondary market to create a second revenue center while it finalizes its evaluation of adding equipment and rolling stock to start the production of TDF sales thereby creating a third source of revenue. We did not produce TDF during 2009 or 2010.

During the three months ended March 31, 2011, the tire fuel processing business generated approximately $102,000 in gross revenue or 100% of our revenue.

Thermal Gasifier™ Business

At a time when world-wide demand for electricity stretches both generation and transmission capacity, and energy security threatens economic growth, we seek to provide clean, sustainable and profitable solutions to alleviate these problems. Our goal is to divert readily available waste materials from landfills or land applications and use our technology to efficiently generate clean renewable energy from this waste.  Our main technical effort is on our proprietary patented technology, the Thermal Gasifier™, which is a horizontal multi-stage gasification system designed to convert residential, industrial and commercial waste, biomass, waste tires and most any other solid, hydrocarbon-based material into clean  thermal and electrical energy, while maintaining emission levels under the most stringent EPA and European Union regulations.

As we advance our “state-of-the-art” WTE technology, our business model focuses on the development of qualified joint-venture partnerships and licensed partner companies to build, own and operate distributed WTE plants. The Company is exploring the possibility of a commercially viable “pilot project” in the US using its third generation patented technology, the Thermal Gasifier™. The characteristics of our ideal project are a combination of high energy demand and cost with on-site (or local) generation of large volumes of hydrocarbon based waste. Whether through joint-venture or licensed partner, we expect to develop efficient WTE infrastructures for industrial customers (“inside the fence”) or for small municipalities. These projects will reduce the environmental impact from waste disposal and reduce dependence on fossil fuels while producing efficient, clean energy from a given waste stream. Our solutions will reduce our customer’s waste disposal and power consumption costs, while at the same time reducing airborne emissions that would be generated by disposing of waste in landfills. We also expect to take advantage of government subsidies/credits to assist in the financing of WTE projects in select markets.

Description of Thermal Gasifier™ Technology

The Company’s proprietary patented technology, the Thermal Gasifier™, is a horizontal multi-stage gasification system designed to efficiently convert various “waste” materials from industrial, commercial, residential and agricultural sources into clean energy.

The Company’s Thermal Gasifier™ is a closed, continuous flow, multi-stage gasification module. The Thermal Gasifier™ is designed to efficiently convert hydrocarbon feedstock containing solids, such as tire-derived fuel (TDF), refuse-derived-fuel (RDF) from the municipal and industrial solid waste streams, municipal sewage sludge solids (MSS), wood waste, and agricultural waste into two main products - a producer gas (Syngas) comprised primarily of hydrogen and carbon monoxide, and a residual inert ash (approximately 10% by weight of the feedstock on average).

Most of the feedstock mentioned above requires some preparation for use as fuel, such as shredding, blending, densifying and pelletizing, to ensure proper gasification. Following preparation, the fuel pellets or chips are fed into the Thermal Gasifier™ using a system of weigh belts and air locks to ensure an accurately metered supply of fuel is introduced while limiting the introduction of atmospheric air. The fuel is distributed on a moving belt which passes through a high temperature, oxygen starved environment. It is during this stage the solids break down into a producer gas (Syngas), which is then drawn off to a separate chamber to be combusted at temperatures between 1500є to 2000° Fahrenheit.

The Thermal Gasifier’s™ multi-stage gasification and oxidation process is designed to efficiently recover the greatest percentage of available energy possible while generating very small quantities of environmental pollutants. The Thermal Gasifier’s™ high temperatures destroy the majority of hazardous air pollutants emitted from RDF and TDF including polychlorinated biphenyls (PCBs), dioxins, and furans. Most remaining gaseous pollutants are captured by scrubbers, catalytic reduction, or other pollution control equipment.

More Information About Our Business After the Asset Sale

For further information about our tire fuel processing business and our Thermal Gasifier™ business, reference is made to Item 1 of our Annual Report on Form 10-K/A2 for the year ended December 31, 2010, which item is incorporated into this Proxy Statement by this reference.

The Sale Agreement

The summary of the material terms of the Sale Agreement below and elsewhere in this Proxy Statement is qualified in its entirety by reference to the Sale Agreement, a copy of which is attached to this Proxy Statement as Appendix A and which we incorporate by this reference into this document.  This summary may not contain all of the information about the Sale Agreement that is important to you.

The Sale Agreement has been included to provide you with information regarding its terms. We recommend you carefully read the Sale Agreement in its entirety.  Except for its status as a contractual document that establishes and governs the legal relationship between the parties with respect to the sale of the real property, we do not intend for its text to be a source of factual, business or operational information about us. The Sale Agreement contains representations, warranties and covenants that are qualified and limited.  Representations and warranties may be used as a tool to allocate risks between the respective parties to the Sale Agreement, including where the parties do not have complete knowledge of all facts. Representations and warranties are utilized in a contract instead of establishing such matters as facts.  Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties. This standard may differ from what may be viewed as material to stockholders.  These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Proxy Statement.  Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of execution of the Sale Agreement. Subsequent developments or new information qualifying a representation or warranty may have been included in this Proxy Statement.  You should not rely on the representations, warranties or covenants as characterizations of the actual state of facts or condition of Vista or any of its affiliates.

Parties to the Sale Agreement

Purchaser:
Brown-Lewisville Railroad Family First L.P.
General Partner: BLRR Management, LLC (members are Mason Brown and his wife, Barbara Brown and Michael A. Richard)
Limited Partners: Mason Brown, Barbara Brown
5900 Willow Lane
Dallas, TX 75230
Phone: (214) 802-0083

Mason Brown is the President of Big City Crushed Concrete (”BCCC”) a company that has been in the recycled crushed concrete business for fifteen years. BCCC receives clean concrete rubble and recycles it for use in construction projects. Their customers include the Texas Department of Transportation and various general and landscape contractors. BCCC is looking for additional land for concrete processing and storage. BCCC views the real property underlying our tire processing facility, as well as the tire processing permit, as assets for continued expansion of their business.

Seller:	Vista International Technologies, Inc. 88 Inverness Circle East, Suite N-103 Englewood, CO 80112 Phone: (303) 690-8300

Real Property to Be Sold

Under the terms of the Sale Agreement, we propose to sell all of the real property associated with our tire shredding facility to the Brown-Lewisville Railroad Family First, L.P.  The real property associated with our tire shredding facility is owned by Vista.  The real property and assets being sold include, among other things: approximately 27 acres of land, including a well which supplies water to the fire ponds.

Liabilities Assumed

Brown will assume all of our liabilities related to the real property to be sold that arise on or after the closing of the proposed sale, except those liabilities related to the portion of the real property that is subject to the Lease.  In addition, Brown will assume all liabilities related to the real property to be sold that arise as a result of its actions or omissions after the completion of the proposed sale.

The Purchase Price

The purchase price is approximately $1,348,000, which is net of the first two years of lease payments of approximately $203,000 and is payable at closing in immediately available funds.  The purchase price is subject to further adjustment as follows:

•           Application of the $25,000 Earnest Money Deposit.

•           We must pay the basic charge for the owner’s title policy, which we anticipate to be approximately $7,177.00.

•           We must pay one-half of the escrow fee charged by the title company, which we anticipate to be approximately $600 (our portion would be $300).

•           We must pay the costs to prepare the deed and other documents to be recorded which we anticipate to be approximately $100 per document, as well as the costs to record all deeds and releases of liens to be released at the closing, which we anticipate to be approximately $16 for the first page and $4 for each page thereafter per document.

•           The real property taxes for 2011 will be pro-rated as of the date of closing.

•           We must pay brokerage fees to Park Seventeen and John Gregory in the amount of $35,222.

To the extent the Sale Agreement is amended in any material respect or any material provision of the Sale Agreement is waived after the date of this Proxy Statement, or to the extend any material downward price adjustment becomes known to us after the date of this Proxy Statement, we will notify our stockholders and re-solicit proxies or votes in the manner and to the extent required by law.

A substantial majority of the sale proceeds will be used to repay indebtedness and pay other amounts due as discussed under “Planned Use of Sale Proceeds” beginning on Page 33.

Representations and Warranties

Vista’s Representations and Warranties.  Under the Sale Agreement, we made certain customary representations and warranties to Brown, including representations and warranties that:

•           There is no litigation pending or threatened in writing that might affect the real property or our ability to perform our obligations under the Sale Agreement.

•           We have not violated any law, ordinance, regulation or requirement which adversely affects the real property or our use of the real property.

•           We have no knowledge that any license, permit or approval necessary for the current operation of the real property will not be renewed or that any material condition, other than payment of required fees, will be imposed in order to obtain any such renewal.

•           No condemnation, zoning or land use proceedings adversely affecting the real property are pending and we have not received any written notice or inquiries from any governmental authority or third party with respect to the presence of hazardous materials on the real property or the migration of hazardous materials from the real property which is in violation of applicable environmental laws.

•           We have not entered into any other written agreement to sell the real property to any other party and, subject to any required corporate and governmental approvals/consents, the sale of the real property will not cause a breach of any other agreement or obligation to which we are a party or by which we are bound that would inhibit our ability to perform our obligations under the Sale Agreement.

•           On the date of closing, the real property will be free and clear of all mechanic’s, materialman’s and other liens and encumbrances except those that have been accepted by Brown, and we have not had any work performed on or materials furnished to the real property which has not been paid for in full and for which lien releases will be provided at closing.

•           We have not disposed on or beneath the real property (or any parcel in proximity thereto) any hazardous substances or materials which are categorized as hazardous or toxic under any local, state or federal law pertaining to environmental or substance regulations.  Should any clean-up, remediation or removal of hazardous substances or other environmental conditions be required on the portion of the real property to be occupied by us pursuant to a separate lease agreement after the date of closing, we will be required to perform such clean-up, remediation or removal at our sole cost and expense.

•           The materials, data or information provided by us to Brown in connection with the sale of the real property are complete.

Brown’s Representations and Warranties.  Under the Sale Agreement, Brown made certain customary representations and warranties to us, including representations and warranties that:

•           It is a limited partnership duly organized and validly existing in the State of Texas.

•           It has the full right, power and authority to enter into the Sale Agreement and to consummate the transactions contemplated therein.

•           The Sale Agreement constitutes a valid and legally binding obligation of Brown and is enforceable in accordance with its terms.

Covenants

The Sale Agreement contains covenants which obligate each party to the agreement to take various actions in contemplation of closing the proposed real property sale, including, among other things:

•           At its own cost and expense, Brown is to obtain and provide to the title company a survey for the real property.

•           At our own cost and expense, we are to provide to Brown a title commitment for the real property.

•           If Brown timely notifies us of any objections to matters shown in the title commitment, we have the option, but not the obligation, to address or resolve any such objections.

•           We must notify Brown promptly upon receipt of written notice of any material claim or administrative hearing threatened, filed or initiated in writing prior to the date of closing that involves or directly affects the real property.

•           If the real property is situated within a utility district or flood control district subject to the provisions of the Texas Water Code, we must provide Brown with the required written notice, setting forth the tax rate, standby fees and the bonded indebtedness of the district.

•           If the real property is situated seaward of the Gulf Intracoastal Waterway subject to the provisions of the Texas Natural Resources Code, we must give Brown the required written notice.

•           If the real property adjoins or shares a common boundary with the tidally influenced submerged lands of the State of Texas subject to the provisions of the Texas Natural Resources Code, we must give Brown the required written notice.

Related Matters

We agree to cooperate with Brown both before and after the closing to transfer the applications, permits (other than the permit for scrap tire shredding, processing and/or storage, which we will retain) and licenses held by us and used in the operation of the real property.  We also agree to obtain any consents necessary for the operation of the real property by Brown after the date of closing.  In addition, prior to the date of closing, we will cooperate with any reasonable evaluation, inspection, audit or study of the real property prepared for or at the request of Brown.

Conditions to Closing

Conditions for Vista to Close. Our obligation to close the proposed real property sale is subject to satisfaction or waiver of the following conditions:

•           Execution and delivery of a Special Warranty Deed.

•           Execution of a Non-Foreign Affidavit (FIRPTA).

•           Delivery of any additional documents required by the title company.

•           Execution and delivery of a lease agreement for approximately 12.5 acres of the real property.

•           Receipt of all necessary and required corporate, shareholder and/or board approval, together with any required approvals or consents of the Securities and Exchange Commission.

Conditions for Brown to Close.  Brown’s obligation to complete the proposed real property sale is subject to the satisfaction or waiver of the following conditions:

•           Its review of our records and documents relating to the real property, including environmental assessments, permits and related documents.

•           Its review of environmental and other customary matters pertaining to the real property.

•           Its review of the physical condition of the real property and determination of its suitability for Brown’s intended use.

•           Delivery to us of the purchase price in good funds.

•           Delivery to us of a certificate evidencing that the person executing the closing documents on behalf of Brown has the full right, power and authority to do so and attachment of copies of the applicable corporate documents and resolutions authorizing the purchase of the real property.

•           Delivery of any additional documents required by the title company.

•           Execution and delivery of a lease agreement for approximately 12.5 acres of the real property.

Termination

The Sale Agreement provides that it may be terminated for any of the following reasons:

•           By delivery of a written notice of termination from Brown following the earlier to occur of (a) the end of the feasibility period, or (b) fifteen (15) days after delivery of the environmental matters from Vista..

•           By delivery of a written notice of termination from Brown due to our failure or refusal to cure any title objections, which shall be delivered by the earlier to occur of (a) the end of the feasibility period, or (b) five days after our deadline to cure any such title objection.  In addition, if we elect to cure any such title objections but are unable to do so by closing, Brown may terminate the Sale Agreement.

•           By delivery of a written notice of termination from Brown based upon its review of the documents and other information provided by us and on the earlier to occur of (a) the end of the feasibility period, or (b) fifteen days after our delivery of such documents and information.

•           Brown may terminate the Sale Agreement in the event of any threatened, contemplated, commenced or consummated condemnation or eminent domain proceeding prior to closing with respect to a substantial portion of the real property.

•           Brown may terminate the Sale Agreement if we fail to perform any of our obligations thereunder or if any of our material representations are not true.

•           We may terminate the Sale Agreement if Brown fails to deliver the Earnest Money Deposit to the title company.

•           We may terminate the Sale Agreement if Brown fails to perform any of its obligations thereunder or if any of its material representations are not true.

•           Either party may terminate the Sale Agreement in the event that all or a substantial portion of the real property shall be damaged or destroyed by fire or other casualty prior to closing.

Termination Fees

•           If Brown timely and validly terminates the Sale Agreement, we will receive $100 as consideration for such termination right.

•           If Brown fails to perform any of its obligations under the Sale Agreement or if any of \

its material representations are not true, among other remedies, we may retain the Earnest Money Deposit, which is $25,000.

•           If we fail to perform any of our obligations under the Sale Agreement or if any of our material representations are not true, Brown may have its Earnest Money Deposit returned.

Indemnification

Our Indemnification Obligations.  We have agreed to indemnify Brown, and its affiliates, officers and directors from and against any losses resulting from the following:

•           any claims, liabilities, causes of action, damages, liens, losses and expenses (including reasonable attorneys’ fees and costs) incident to, resulting from or in any way arising out of our activities on the real property or from a breach of our obligations or agreements relating to the due diligence inspections and/or reviews conducted by Brown.

Brown’s Indemnification Obligations.  Under the terms of the Sale Agreement, Brown has agreed to indemnify us and our affiliates, officers and directors from and against any losses resulting from the following:

•           any claims, liabilities, causes of action, damages, liens, losses and expenses (including reasonable attorneys’ fees and costs) incident to, resulting from or in any way arising out of Brown’s activities on the real property or from its breach of the obligations or agreements relating to its due diligence inspections and/or reviews.

Survival of Representations

The representations and warranties made in the Sale Agreement will survive the closing.

The Lease of a Portion of the Real Property

The summary of the material terms of the Lease below and elsewhere in this Proxy Statement is qualified in its entirety by reference to the Lease, a copy of which is attached to this Proxy Statement as Appendix B and is incorporated by this reference into this Proxy Statement.  This summary may not contain all of the information about the Lease that is important to you.

The Lease has been included to provide you with information regarding its terms, and we recommend you carefully read the Lease in its entirety.  Except for its status as a contractual document that establishes and governs the legal relationship between the parties with respect to the leasing of certain real property, we do not intend for its text to be a source of factual, business or operational information about us.  The Lease may contain representations, warranties and covenants that are qualified and limited.  Representations and warranties may be used as a tool to allocate risks between the respective parties to the Lease.  Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties.

These standards may differ from what may be viewed as material to stockholders.  These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Proxy Statement.  Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Lease. Subsequent developments or new information qualifying a representation or warranty may have been included in this Proxy Statement.  You should not rely on any representations, warranties or covenants as characterizations of the actual state of facts or condition of Vista or any of its affiliates.

Parties to the Lease

Landlord:
Brown-Lewisville Railroad Family First L.P.
General Partner: BLRR Management, LLC (members are Mason Brown and his wife, Barbara Brown, and Michael A. Richard)
Limited Partners: Mason Brown, Barbara Brown
5900 Willow Lane
Dallas, TX 75230
Phone (214) 802-0083

Tenant:	Wholly-Owned Subsidiary of Vista International Technologies, Inc. 88 Inverness Circle East, Suite N-103 Englewood, CO 80112 Phone: (303) 690-8300

We plan to create a wholly-owned subsidiary to be the lessee under the lease and operate the tire processing facility on a going forward basis. This step is being taken for ease of marketing, management and administration.

Term of Lease

The term of the lease consists of a primary term and two separate options to renew:

•           The primary term of this Lease is five (5) years, commencing on September 1, 2011, however, we will have continued access to the Leased Premises prior to such date.

•           We also have two (2) separate options to renew the Term of the Lease for periods of one (1) year and three (3) years respectively (each an “Option Period”), commencing upon the expiration of the Term or the first Option Period, as applicable.

•           In order to exercise the first Option Period, we must give written notice of such election to Brown no earlier than the two year anniversary of the commencement date of the Lease and no later than One Hundred Fifty (150) days prior to the date the applicable Option Period would commence.

•           In order to exercise the second Option Period, we must give written notice of such election to Brown no earlier than the end of the third year anniversary of the commencement date of the Lease and no later than One Hundred Fifty (150) days prior to the date the first Option Period would expire.

We are not entitled to exercise any Option Period if we are in default under the Lease.

Rental Rates and Increases

The applicable rental rates under the Lease are based upon an agreed upon amount per acre, per month, subject to annual increases beginning in year three (3):

•           The Base Rent of $675 per acre, per month, from the commencement date of the Lease through and including the last day of the twenty-fourth (24th) month will be waived by Brown upon execution and delivery of the Lease.

•           The first monthly installment of Base Rent is due and payable in advance on or before the second anniversary of the Commencement Date  and all additional monthly payments are due and payable on or before the first day of each and every succeeding calendar month thereafter during the term of the Lease.

•           The Base Rent for the 3rd, 4th and 5th lease years will be adjusted based upon the percentage increase in the CPI (Consumer Price Index) for the immediately preceding calendar year, with such percentage increase being added to the amount of the prior year’s Base Rent.

•           The Base Rent for each Option Period is based upon the then current market value which will be adjusted annually based upon the percentage increase in the CPI (Consumer Price Index) for the immediately preceding calendar year, with such percentage increase being added to the amount of the prior year’s Base Rent.

Security Deposit

Technically, no “security deposit,” is required under the Lease, however, in order to ensure compliance with the Texas regulatory requirements, a surety provision is included.

•           As a part of the registration application to the Texas Commission on Environmental Quality (“TCEQ”) and in connection with its operation of a scrap tire storage site, we were charged with preparing a written estimate, certified by a professional engineer, of the cost of hiring a third party to close the facility in accordance with 30 Texas Administrative Code, Chapter 328.  As a result of such cost estimate, TCEQ required that we provide irrevocable letters of credit to the Texas Natural Resource Conservation Commission in the total amount of $170,000.00 (“Letter of Credit”). On an annual basis, we must adjust the cost estimate in accordance with TCEQ requirements.  When required to do so by the TCEQ, we will be required to perform closure, post closure, and corrective action.

Operating Costs

In addition to the payment of the base monthly rent, we are responsible for the following costs and/or expenses in connection with the operation of our business on the Leased Premises:

•           All costs for any permits or licenses required for our operation of the tire shredding facility will be paid by us.

•           During the term of the Lease, we will pay for all utility services, including, but not limited to, initial connection charges, all charges for gas, water and electricity used on the Leased Premises and for all electric lights, lamps and tubes.

•           We are responsible for the removal of all garbage and rubbish from the Leased Premises during the term of the Lease.

•           Throughout the Term of the Lease and any Option Periods, at our own cost and expense, we will promptly maintain and repair the Leased Premises and all improvements thereon in good order and condition.

Insurance Requirements

The following policies of insurance are required under the Lease:

•           During the Term of the Lease, as the same may be extended, we are required to provide Commercial General Liability (including Blanket Contractual Liability, Bodily Injury (including sickness, disease or death of any person) and Personal Injury and Broad Form Property Damage).  Brown is to be named as an additional insured on such policy.  The insurance required by us must be with companies rated AAA or better in “Best Insurance Guide”, and which are licensed to do business in the State of Texas.

•           Coverage must be on an occurrence basis and must be in the minimum liability amount of $2,000,000.00.

•           No insurance coverage furnished by us may be changed or terminated except upon ten (10) days advance written notice to Brown.

•           Upon request, we must provide Brown with full and complete copies of any required insurance policies.

•           Vista and Brown each waive any right of subrogation and right of recovery or cause of action against the other for injury including death or disease to respective employees of either as covered by worker's compensation insurance or which would have been covered if Vista or Brown was carrying the insurance as required by the Lease.

Indemnity Obligations

We have the following indemnity obligations to Brown under the Lease:

•           We agree to indemnify, defend and hold Brown harmless against any and all claims, demands, damages, costs, and expenses, including reasonable attorney fees for the defense of such claims and demands, arising from the conduct or management of our business on the Leased Premises, our use of the Leased Premises, any breach by us of any terms or conditions of the Lease or from any act or negligence of us, our agents, contractors, employees or licensees in or about the Leased Premises.

•           We agree, together with our successors and assigns, to indemnify, defend, reimburse and hold harmless Brown, and the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons, and any other person who acquires all or any portion of the Leased Premises from and against any and all environmental damages, including environmental damages caused by the presence of hazardous materials existing prior to or at the execution of the Lease, if any.

Real Estate Tax Obligations

Under the Lease, we are responsible for only a portion of any increase in the real estate taxes pursuant to the following general calculation:

•           We are required to pay to Brown our proportionate share of the amount by which the Real Property Taxes, including any fee, license, tax, late fee, levy, charge, assessment or surcharge, exceed the Real Property Taxes for 2010.  Such payment is to be made within thirty (30) days following receipt of Brown’s written request together with evidence supporting such tax increase.  We also are required to pay all taxes on all of our personal property located on the Leased Premises.

Operations

Our continued operations from the Leased Premises are subject to our ongoing and continued compliance with the licensing and regulatory requirements, as well as general operating concepts, as set forth below:

•           We may use and occupy the Leased Premises for the sole purpose of scrap tire recycling and uses ancillary thereto.  We may not use the Leased Premises for any other purpose without the prior written consent of Brown.

•           We are required to comply in all respects with all local, state and federal governmental laws, ordinances and regulations applicable to our use of the Leased Premises, including but not limited to all permitting and operational requirements established by TCEQ, and also are required to promptly comply in all respects with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with the Leased

Premises arising from our use and occupancy.

•           We have the right at all times to erect or install machinery, equipment, or other fixtures required for our business operations, in, on, or about the Leased Premises, provided that we comply with all applicable governmental laws, ordinances, and regulations regarding such machinery, equipment and fixtures.  We have the right to remove all fixtures at the termination of this Lease, provided we are not in default under the Lease and that the fixtures can be removed without damage to the Leased Premises.  We must repair any damage to the Leased Premises caused by removal of fixtures, and all such repairs must be completed prior to the termination of the Lease.  Any fixtures that have not been removed by us at the termination of the Lease shall be deemed abandoned by us and shall automatically become the property of Brown.  In the event any fixture installed by us is abandoned at the termination of the Lease, we must pay Brown any expense incurred by Brown to remove the fixture from the Leased Premises.

•           If requested by Brown, we are required to remove any or all alterations, additions, and improvements, other than the building or other permanent facility, installed by us upon the expiration or the earlier termination of the Lease. We also are required to repair any damage to the Leased Premises caused by such removal.

Assignment

•           We may not sublet, assign, encumber, or otherwise transfer the Lease or any right or interest in the Leased Premises without the prior written consent of Brown.

•           We do have the right, without Brown’s consent, to assign the Lease or sublet all or any portion of the Leased Premises to any person or entity who controls, is controlled by, or is under common control with us or to an entity which acquires all or substantially all of the assets of, or all of the shares in Vista.

Damage, Destruction or Condemnation

•           If the Leased Premises are damaged or destroyed by fire, tornado, or any casualty, we are required to give immediate written notice of the damage or destruction to Brown.  In such event, the Base Rent will proportionally abate until the Leased Premises are rebuilt.  Upon receipt of the casualty insurance proceeds, we agree to repair and restore the Leased Premises, unless the Lease is terminated.

•           If the Leased Premises are damaged or destroyed by any cause whatsoever and the damage is so extensive that the Leased Premises cannot be rebuilt or made fit for our purposes within 120 days of the damage or destruction, we may terminate the Lease upon 30 days notice.

•           If all or any substantial part of the Leased Premises is taken under any condemnation or eminent domain proceeding, and if such taking materially and adversely affects our use of the Leased Premises, we may terminate the Lease as of the date of such taking.  In such event, we have the right to recover such damages suffered or sustained by us as a result of the taking, including, but not limited to, any compensation attributable to our leasehold interest.

Environmental Matters

Due to our prior ownership and anticipated future operations from the Leased Premises, we are assuming responsibility for compliance with certain environmental conditions, restrictions and obligations.

•           In addition to our other indemnity obligations under the Lease, we are required to promptly take all actions to remediate and restore the Leased Premises, including, without limitation, removal of all hazardous materials placed on the Leased Premises by us, including, without limitation, the existing 500 gallon drum.  We are required to pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities.

•           Should we fail to perform or observe any of our obligations or agreements pertaining to hazardous materials or environmental requirements, Brown has the right to enter the Leased Premises and perform the same.  We agree to indemnify Brown for the costs thereof and liabilities therefrom.

•           Our environmental obligations survive the expiration or termination of the Lease.

Events of Default

The following events all constitute an event of default under the Lease.

•           Failure by us to pay when due any installment of rent or any other sums or charges due under the Lease beyond five (5) days after receipt of written notice of such failure from Brown.

•           Our failure to comply with any term of the Lease, other than the payment of rent, and failure to cure such breach within thirty (30) days after written notice from Brown.

•           Our insolvency, a transfer by us in fraud of creditors or assignment by us for the benefit of creditors.

•           Our abandonment of any substantial portion of the Leased Premises.

Remedies

In the event of our breach of the Lease, beyond any applicable cure period, Brown has the right to exercise any or all of the following remedies:

•           Brown may terminate the Lease, obtain exclusive possession and control of the Leased Premises and recover from us all loss and damage that Brown may suffer by reason of any such termination, subject to Brown’s duty to mitigate its damages.

•           Brown may enter on and repossess the Leased Premises, expel or remove us or any other person who may be occupying the Leased Premises or any part thereof, re-let the Leased Premises and recover from us any deficiency.

•           The exercise by Brown of any remedies does not preclude pursuit of any of the other remedies provided in the Lease or any other remedies provided by law, nor does pursuit of any of the other remedies provided constitute a forfeiture or waiver of any rent due to Brown under the Lease or of any damages accruing to Brown due to the violation of any of the terms, provisions or covenants of the Lease.

•           The prevailing party in any action arising out of a breach of the Lease is required to pay to the non-prevailing party the reasonable attorney’s fees and costs incurred.

•           If we do not vacate the Leased Premises upon the expiration or earlier termination of the Lease, our occupancy of the Leased Premises shall be a “month-to-month” tenancy, subject to all of the terms and conditions of the Lease, except the monthly rent shall be increased by fifty (50%) percent.

•           If we fail to pay any sum due under the Lease by the applicable due date, we are required to pay Brown a late charge of $35.00 for each such late payment.  If any check from us is returned for any reason, we are required to pay an additional late charge of $5.00 per day for each day from such due date until such check is made good.

•           In the event we fail to perform our obligation to repair, maintain, or remove waste pursuant to the Lease after seven (7) days from receipt of written notice, Brown may enter the Leased Premises and make such repairs, or perform such maintenance or cause such repairs to be made or maintenance to be performed, or remove such waste, at its own expense and we are required to reimburse Brown for any such costs, together with interest on any such sum at the rate of eighteen percent (18%) per annum.

•           We may not permit any lien or liens to be placed upon the Leased Premises due to any of our actions.  If a lien is filed on the Leased Premises due to our action or inaction, we are required to pay or contest the validity of such lien.  If default in payment of or the failure to contest such lien continues for thirty (30) days after receipt of written notice, Brown may, at its option, pay the lien or any portion of it without inquiry as to its validity.  Any amounts paid by Brown to remove any such lien shall be repaid to Brown by us together with interest at eighteen (18%) percent per annum.

•           If we do not provide insurance certificates to Brown pursuant to the Lease, or if we allow any required insurance to lapse, Brown may, at its option, take out and pay the premiums on the necessary insurance to comply with our obligations under the Lease. Brown is entitled to reimbursement from us for all amounts spent by it to procure and maintain such insurance, with interest at the rate of eighteen (18%) percent per annum.

•           The Lease is construed under, and in accordance with, the laws of the State of Texas, and all obligations of the parties created by the Lease are performable in Dallas County, Texas.

Recommendation of the Board of Directors

Our Board of Directors has approved the Sale Agreement and the Lease and has determined that the Sale Agreement and the Lease are fair to, and in the best interests of our stockholders. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the sale.

Proposal No. 2: Election of Directors

Directors are elected by holders of the common stock to serve until the earlier of our next annual meeting at which their successors are elected or their resignations.

At the Annual Meeting we are proposing the election of each of Mr. Thomas P. Pfisterer and Mr. Timothy D. Ruddy as Directors. During the 2010 fiscal year, there were no less than four meetings of the Board of Directors. Both Mr. Pfisterer and Mr. Ruddy attended each meeting.

Officers serve at the will of the Board.  Under our certificate of incorporation and Delaware law, our directors will not be liable to us or our stockholders for damages for a breach of fiduciary duty unless the breach involves:

●	a breach of duty or loyalty,

●	acts, or omissions of bad faith, intentional misconduct or knowing violation of law;

●	unlawful dividend payments or stock purchase by us; or

●	a transaction in which the director derives improper personal benefit.

Additionally, we will indemnify directors and officers against damages which qualify for indemnification under Delaware law and our Bylaws except in relation to matters where he or she is adjudged in a legal proceeding to be liable for negligence or misconduct in the performance of duty.  Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors, officers or persons controlling us pursuant to Delaware law and our Bylaws, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the laws and therefore is unenforceable.

Directors, Executive Officers and Corporate Governance

The names, ages and terms of office of our directors and executive officers as of June 30, 2011 are set forth in the following table:

Name	Age	Positions with Vista International Technologies

Bradley A. Ripps	36	Interim Chief Executive Officer (principal executive officer and principal accounting officer)1

Thomas P. Pfisterer*	49	Director (former Chief Executive Officer) 2

Timothy D. Ruddy	39	Director

* Mr. Pfisterer is also a named executive officer for purposes of Section 16(a)

1 Mr. Ripps became our Interim Chief Executive Officer (principal executive officer and principal accounting officer) effective January 17, 2011.

2 Mr. Pfisterer was our Interim Chief Executive Officer (principal executive officer and principal accounting officer) from October 1, 2009 through April 20, 2010 and our Chief Executive Officer from April 20, 2010 through January 17, 2011.

Management Biographies

Bradley Ripps. Bradley Ripps became our Interim Chief Executive Officer on January 17, 2011.   Mr. Ripps brings a strong, diverse business background to us, having owned, operated, analyzed and advised more than 50 businesses across many industries.  Mr. Ripps was integral to the success of major initiatives at multiple companies.  He was responsible for leading 60 employees, located in 10 different facilities, in the successful re-structuring of a managed care company.  Mr. Ripps also successfully deployed a multi-million dollar network for a large communication and information company in the southeastern U.S.  As a testament to Mr. Ripps negotiation skills and tenacity, he was instrumental in the collection of several million-plus dollars in receivables for a major telecommunication provider. Prior to joining us, Mr. Ripps served as Vice President of IBG Business Services, Inc., one of the leading merger and acquisition advisory firms in the United States, from April 2006 to January 2011.  At IBG, Mr. Ripps handled both domestic and international clients across a broad range of industries, from physical fitness and advertising to transportation and manufacturing.  Concurrently, since 2001, he has held various senior management positions in Community Care, Inc. a private, family owned, managed care business.  Mr. Ripps completed his undergraduate studies at Syracuse University, earning a Bachelor of Arts Degree in Economics (Magna Cum Laude). He completed his graduate studies at The University of Texas, earning a Master’s Degree in Business Administration.

Thomas Pfisterer.  Thomas Pfisterer served as our Interim Chief Executive Officer from October 1, 2009 through April 20, 2010 and as our Chief Executive Officer from April 20, 2010 through January 17, 2011, and has served as a Director since October 2009.  He is a co-founder and the President and Chief Executive Officer of Aquarius Energy Systems, Inc. located in New Hartford, New York.  Aquarius Energy Systems (incorporated in 2008) is a development stage alternative “green energy” company in central New York State. Mr. Pfisterer also currently holds the position of Director of School Food Services for the Oneida County B.O.C.E.S. (Board of Cooperative Educational Services) in New Hartford, New York where he has served for the past 20 years. His operating budget for the district has grown from $88,000 in 1989 to over $5.1 million in 2010. The total number of program employees has grown from 11 to 189 during this period.  Mr. Pfisterer completed his undergraduate studies at the University of Cincinnati (attending on a Division I Baseball scholarship), earning a Bachelor of Science Degree in Dietetics (Magna Cum Laude) in 1983.  He completed his graduate studies at Empire State College in Saratoga Springs, New York, earning a Master’s Degree in Business Administration in 2003.  The Company believes that Mr. Pfisterer’s organizational and leadership expertise, including his experienced background in growing and managing organizations and his involvement in the green energy market, gives him the qualification and skills to serve as a Director.

Timothy Ruddy.  Timothy Ruddy has been a Director of Vista International Technologies, Inc. since October 2007.  For the past 18 years Mr. Ruddy has been active in the financial services industry, evaluating promising technologies and companies with regard to their formation, funding and development.  He has experience in startup and turnaround situations, as well as business development.  Mr. Ruddy holds series 7 and 65 licenses from FINRA and is currently serving as Vice President-Investments at 1st Financial Services, a financial advisory firm.   Mr. Ruddy has been active as an angel investor in the venture capital industry for the past ten years, working with companies in the medical devices field as well as emerging energy-related technologies. In addition to his position with Vista, Mr. Ruddy is a co-founder, and serves as an officer of Ambien Dynamics, a medical device company specializing in pulsed electromagnetic field therapies, a position he has held since 2002. Mr. Ruddy graduated Summa Cum Laude from the University of Notre Dame with a Bachelors Degree in Mechanical Engineering, and played center for the NFL’s Miami Dolphins from 1994-2003.  The Company believes that Mr. Ruddy’s development-stage and growth-stage business expertise, including his diverse background evaluating and funding start-up, development stage and growth-stage technology and energy-related companies, gives him the qualifications and skills to be a Director.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Recommendation of the Board of Directors

The Board of Directors recommends you vote FOR the election of each of Mr. Pfisterer and Mr. Ruddy as a Director of Vista.

Proposal No. 3: Ratification of Independent Registered Public Accountants

The board of directors is submitting the selection of GHP Horwarth, P.C. to serve as our independent registered public accountants for fiscal 2011 for ratification in order to ascertain the views of our stockholders on this selection unless otherwise directed. Proxies solicited by the Board of Directors will be voted to ratify the appointment by the Board of GHP Horwarth, P.C. as our independent registered public accountants for the fiscal year ending December 31, 2011. If stockholders do not ratify the appointment of GHP Horwarth, P.C., the Board of Directors will reconsider its selection, but it retains sole responsibility for appointing and terminating our independent registered public accounting firm.

Representatives from GHP Horwarth, P.C. will attend the Annual Meeting and will have the opportunity to make a statement and answer questions.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote FOR the ratification of the appointment of GHP Horwarth, P.C. as our independent registered public accountants for fiscal 2011.

Other Matters

Committees

We do not have an audit committee, and accordingly we do not have an audit committee financial expert.  Currently we have two members of the Board of Directors, neither of whom are independent. The Board of Directors plans to seek qualified candidates for election as independent board and audit committee members.   We cannot anticipate when we will have other independent board members elected or will establish an audit committee.  The Company does not have a nominating committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires that reports of beneficial ownership of common shares and changes in such ownership be filed with the Securities and Exchange Commission by Section 16 “reporting persons,” including directors, certain officers and holders of more than 10% of the outstanding common shares.  We are required to disclose in this Annual Report each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2010.  To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 filed with the Securities and Exchange Commission, and written representations from certain reporting persons, during the fiscal year ended December 31, 2010, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that Mr. Ruddy filed four Forms 4 late (each reporting one late transaction) and Mr. Pfisterer filed eight Forms 4 late (seven reporting one late transaction and one reporting three late transactions).

Code of Ethics

We have adopted the Vista International Technologies Inc. Code of Business Conduct and Ethics for Officers (Vice President and Senior Management) and Directors that applies to our Chief Executive Officer and Chief Financial Officer (Principal Accounting Officer), among others.  We also have adopted the Vista International Technologies Inc. Code of Business Conduct and Ethics for Employees and Officers (other than Vice President and Senior Management).

Our Code of Business Conduct and Ethics for Officers (Vice President and Senior Management) is posted on our website at: www.vvit.us.

We will provide to any person, without charge, a copy of our Code of Business Conduct and Ethics for Officers (Vice President and Senior Management) upon written request to: Vista International Technologies Inc., 88 Inverness Circle East, Suite N-103, Englewood, Colorado 80112, Attention: Code of Conduct and Ethics Request.

Executive Compensation.

The following table sets forth the compensation paid during the past two years to our chief executive officer (our principal executive officer and principal accounting officer).  No executive officers’ remuneration exceeded $100,000 per year.  We did not pay any non-cash current compensation or long term compensation to our officers during the listed years.

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total
Bradley A. Ripps 1	2011	$85,000	—	—	—
Thomas P. Pfisterer 2	2009	—	—	—	—
	2010	—	—	—	—

1 Discussion about the employment terms of our current Interim Chief Executive Officer, Bradley Ripps, is included below under “Certain Relationships and Related Transactions and Director Independence”.
2 Thomas Pfisterer became our Interim Chief Executive Officer on October 1, 2009, was later appointed the Chief Executive  Officer on April 20, 2010 and resigned as Chief Executive Officer effective January 17, 2011.  He received no compensation for officer or director duties.

No executive officer named in the table above has any unexercised or unearned options, unvested stock amounts or equity incentive plan awards.

Employment Contracts, Termination of Employment, and Change-in-Control Arrangements

Thomas P. Pfisterer.   Mr. Pfisterer assumed the role of Interim Chief Executive Office on October 1, 2009 and was later appointed the Chief Executive Offer.  Mr. Pfisterer resigned as our Chief Executive Officer on January 17, 2011.  Mr. Pfisterer continues as one of our Directors.  Mr. Pfisterer served as our Chief Executive Officer at-will and we did not have an employment agreement with him.

We did not pay any compensation to any of our directors for serving as such in 2010.

We do not have any compensation arrangements with our directors.  In the future we may institute director compensation arrangements; however, none are currently contemplated.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder matters

The following table sets forth, to our knowledge, based solely upon records available to us, certain information as of June 6, 2011 regarding the beneficial ownership of our shares of common stock by:

●	each person who we believe to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock,

●	each of the current directors,

●	each of the named executive officers listed in the summary compensation table, and

●	all of our current executive officers and directors.

Name and Address of Beneficial Owner	Number of Shares		Percentage of Class
Richard Strain 417 Manchester Road Poughkeepsie, New York 12603	55,350,493		48.2%

Timothy D. Ruddy 3885 Vale View Lane Mead, CO 80542	10,675,000	2	8.7%

Thomas Pfisterer 12 Croft Road, New Hartford, NY 13413	294,000	2	*

Brad Ripps 88 Inverness Circle East, Suite N-103 Englewood, CO 80112	—	2	—

All directors and executive officers as a group (3 persons)	10,294,000	3	9.0%

1	Information based upon a Schedule 13D/A filed by Mr. Strain with the Securities and Exchange Commission, the records of our transfer agent, and information provided to us by Mr. Strain.
2	Information based upon the records of our transfer agent and information provided by the beneficial owner.
3	See Notes (1) and (2) above.
*	Less than one percent.

Securities Authorized for Issuance under Equity Compensation Plans

We have adopted our 2005 Equity Participation Plan, which was approved by our stockholders.  There are 20,000,000 shares of common stock available for issuance under this plan.  No shares of common stock, or securities, options or rights exercisable in the common stock have been granted or issued under this plan. See Part I Item 5 of our Annual Report on Form 10-K/A2 for the year ended December 31, 2010, which item is incorporated into this Proxy Statement by this reference, for further disclosure about this plan.

Certain Relationships and Related Transactions, and Director Independence.

Transactions with related persons, promoters and certain control persons.

On August 3, 2009, the Company entered into a loan agreement with Mr. Timothy D. Ruddy, one of our Directors.  The loan agreement formalized the terms related to working capital funding provided by Mr. Ruddy beginning in the fourth quarter of 2008.  As of March 31, 2011, that total was approximately $459,000 and accrued interest at March 31, 2011 was approximately $44,000.  The loan bears interest at 8% per annum, is secured by our assets, is due on demand, and is convertible into our common stock under certain circumstances.  Through June 24, 2011, Mr. Ruddy has loaned us an additional $99,000 under this agreement.

Although none of our directors, including Mr. Ruddy, are independent, under the Delaware General Corporation Law, no contract in which a director has an interest is deemed void or voidable if the contract is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors. Our Board determined that the transactions between us and Mr. Ruddy were fair to us as of the time each such transaction was authorized, approved or ratified by our Board.

On August 11, 2009, we entered into a $375,000 line of credit agreement with Mr. Richard Strain, a 48.2% shareholder of the Company.  The line of credit bears interest at 9% per annum, and is payable in $8,000 monthly increments commencing on October 1, 2009.  Full repayment of the line of credit is required by December 31, 2011.  The line of credit is secured by a first priority security interest in our assets and provides for certain equity redemption rights to Mr. Strain, on terms and conditions to be agreed upon.  Approximately $92,000 in principal is outstanding under the line of credit and Mr. Strain has declined to provide additional advances under the line.  As of March 31, 2011, notes payable (the “Notes”) were in default due to missed principal payments.  We received a waiver of default on the Notes and line of credit on March 22, 2011 which specifies that payment defaults will be waived until the earlier of (a) the closing of the sale of our industrial site at 1323 Fulghum Road in Hutchins, Texas or (b) August 31, 2011.

Bradley A. Ripps began serving as the Company’s Interim Chief Executive Officer and Principal Accounting Officer effective January 17, 2011.  Mr. Ripps will receive annual compensation of $85,000. The Company and Mr. Ripps are currently negotiating the terms of an employment agreement but they have not been finalized.

Director independence

The Company’s common stock is quoted on the Over-the-Counter Bulletin Board.  The Company uses the independent director definition in Rule 4200 of the NASDAQ Stock Market, Inc. and Rule 10A-3 of the Securities Exchange Act of 1934 to determine whether our directors are independent or not.

Applying the NASDAQ standards, the Board of Directors has determined that none of our directors are independent.  We do not have an audit committee, compensation committee or nominating committee.

Principal Accountant Fees and Services

Audit Fees

The aggregate fees billed for our fiscal year ended December 31, 2010 by GHP Horwath, P.C. were $45,000.  The aggregate fees billed for our fiscal year ended December 31, 2009 by GHP Horwath, P.C. were $35,000.

Audit Related Fees

Our principal accountants did not bill us any fees during our fiscal years ended December 31, 2010 and 2009 for any audit related services.

Tax Fees

Our principal accountants did not bill us any fees for tax compliance, tax advice or tax planning for our fiscal years ended December 31, 2010 and 2009.

Other Fees

Our principal accountants did not bill us for any services other than as reported above during our fiscal years ended December 31, 2010 and 2009 respectively.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Our prescribed filings with the SEC are also available to the public from commercial document retrival services and at the web site maintained by the SEC at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this Proxy Statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Annual Meeting:

•	Annual Report on Form 10-K/A2 for the fiscal year ended December 31, 2010; and

•	Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2011;

In addition, statements contained in this Proxy Statement, or in any document incorporated in this Proxy Statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Investor Relations, Vista International Technologies, Inc., 88 Inverness Circle East, Suite N-103, Englewood, Colorado 80112, telephone number (303) 690-8300. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 30, 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Other Business

The Board of Directors does not intend to bring any matters before the Annual Meeting other than those set forth in the accompanying notice.  The Board of Directors knows of no other matters to be brought before the Annual Meeting by others.  If any other matters are brought before the meeting, the proxies named in the enclosed form of proxy will vote in accordance with their judgment on such matters.

By Order of the Board of Directors,

Bradley A. Ripps
Interim Chief Executive Officer
June 30, 2011

Appendix A

Real Estate Sales Contract

This Real Estate Sales Contract (“Contract”) to buy and sell real property is between Seller and Buyer as identified below and is effective on the date (“Effective Date”) as defined herein below.

Seller:		Vista International Technologies, Inc. (“Vista”)
	Address:	88 Inverness Circle East, Suite N-103
Englewood, Colorado 80112
	Phone:	(972) 991-2422
	Fax:	(972) 991-5168
E-mail:

With a Copy to:		Park Seventeen
	Attention:	Phil Rosenfeld, Vice President
	Address:	1717 McKinney Avenue, Suite 900
Dallas, Texas 75202
	Phone:	(214) 692-1100
	Fax:	(214-692-7600
E-mail:

Buyer:		Brown Family Lewisville Railroad Family First, L.P.
	Attention:	Mason Brown
	Address:	5900 Willow Lane
Dallas, Texas 75230
	Phone:	(214) 802-0083 or (972) 233-8936
	Fax:	(972) 243-4353
	E-mail:	MASO1N@sbcglobal.net

With a Copy to:		Canterbury, Elder, Gooch, Surratt, Shapiro & Stein, P.C.
	Attention:	Patricia L. Stein, Esq.
	Address:	5005 LBJ Freeway, Suite 1000
Dallas, Texas 75244
	Phone:	(972) 239-7493
	Fax:	(972) 458-2554
	E-mail:	pstein@canterburylaw.com

With a Copy to:		Atlas Advisors Commercial Real Estate
	Attention:	Scott Gregory, President
	Address:	13721 Omega
Farmers Branch, Texas 75244

Phone:
Fax:
E-mail:

Property:		The real property consisting of approximately 26.8 acres located at 1323

Fulghum Road, Dallas, Dallas County, Texas and more particularly described on Exhibit A, attached hereto and incorporated herein by reference.

Title Company:	Chicago Title Company
Attention:	Dan Lorimer
Address:	2001 Bryan Tower, 17th Floor
Dallas, Texas 75201
Phone:	214-303-5300
Fax:	214-3965-1621
E-mail:	dlorimer@ctt.com

Purchase Price:	One Million Three Hundred Forty Eight Thousand One Hundred Twenty Five and No/l00 Dollars ($1,348,125.00) payable at Closing in immediately available funds.

Earnest Money:	Twenty-Five Thousand and No/100 Dollars ($25,000.00) and any interest earned thereon.

County for Performance:	Dallas, Texas

Effective Date:	The date on which the Title Company certifies that the Earnest Money has been delivered after all parties, including the Title Company have executed this Contract.

Expiration of Offer To Accept:	The offer to accept this Contract shall expire at 5:00 pm on February 28, 2011.

A.           Deadlines, Definitions and Other Dates

All deadlines in this Contract expire at 5:00 p.m. local time where the Property is located. If a deadline falls on a Saturday, Sunday, or national holiday, the deadline will be extended to the next day that is not a Saturday, Sunday, or national holiday. A national holiday is a holiday designated by the federal government. Time is of the essence.

1.                 Earnest Money Deadline: three (3) days after the execution of this Contract by the later of Seller or Buyer to sign.

2.                 Delivery of Title Commitment: ten (10) days after the Effective Date.

3.                 Delivery of Survey: ten (10) days after the Effective Date.

4.                 Delivery of Seller’s Submission Matters as specified in Section E. 1 herein: ten (10) days after the Effective Date, including environmental permits, assessments and related documents.

5.                 Delivery of legible copies of instruments referenced in the Title Commitment, Survey: twenty (20) days after the Effective Date.

6.                 Delivery of documents as specified in Section E. 2., related to the environmental matters associated with the Property: ten (10) days after the Effective Date.

7.                 Written notice of termination of Contract by Buyer following review of: the earlier of (a) the end of the Feasibility Period or (b) fifteen (15) days after delivery of Environmental Matters.

8.                 Delivery of Title Objections: twenty (20) days after receipt of the Title Commitment or Survey, whichever is later.

9.                  Delivery of Seller’s Cure Notice:  ten (10) days from receipt of Buyer’s written notice of Title Objections.

10.               Written notice of termination of Contract by Buyer following Title Objections Not being cured: the earlier of (a) the end of the Feasibility Period, or (b) five (5) days after the deadline for Seller’s Cure Notice.

11.               Written notice of termination of Contract by Buyer following review of Seller’s Submission Matters, the earlier of (a) the end of the Feasibility Period or (b) fifteen (15) days after delivery of Seller’ Documents.

12.               End of Feasibility Period:  sixty days (60) days after the Effective Date.

13.               Closing Date: on a date mutually agreed upon by Buyer and Seller; provided, in no event shall the Closing occur after the fifteenth (15th) day after the end of the Feasibility Period.

B.           Exhibits

The following are attached to and are a part of this contract:

Exhibit A – Description of the Land
Exhibit B – Special Warranty Deed
Exhibit C – Non-Foreign Affidavit
Exhibit D – Mandatory Arbitration Provision

C.           Purchase and Sale of Property

Subject to the terms and conditions of this Contract, Seller agrees to sell, and Buyer agrees to buy the Property. The promises by Buyer and Seller stated in this Contract are the consideration for the formation of this contract.

D.           Deposit of Earnest Money; Interest on Earnest Money; Demand for Earnest Money

On or prior to the Earnest Money Deadline, as a condition to the obligations of Seller and a covenant of Buyer, Buyer shall deposit the Earnest Money with the Title Company in Current Funds. Buyer shall direct Title Company to invest the Earnest Money in an interest-bearing account in a federally insured financial institution by giving written notice to Title Company and satisfying Title Company’s requirements for same. The Title Company shall pay the Earnest Money to Seller at and upon the Closing as a credit to the Purchase Price, or otherwise, to the party entitled to receive the Earnest Money in accordance with this Contract. The parties shall execute such certificates and other written confirmations as the Title Company may reasonably require with regard to the disposition of the Earnest Money in accordance with this Contract. As used in this Contract, the term “Current Funds” shall mean wire transfers, certified funds or a cashier’s check in a form acceptable to the Title Company that would permit the Title Company to immediately disburse such funds.  In the event Buyer fails to deposit the Earnest Money with the Title Company as herein provided, Seller may, at its option, terminate this Contract, in which event neither Seller nor Buyer shall have any further rights, duties or obligations hereunder except for provisions of this Contract which expressly survive the termination of this Contract.  If for any reason the Closing does not occur and either party makes a written demand upon the Title Company for payment of the Earnest Money, the Title Company shall give written notice to the other party of such demand.  The Title Company shall continue to hold such amount until otherwise directed by written instructions from both parties to this Contract or a final judgment of a court of competent jurisdiction which is not subject to further appeal.  The parties acknowledge that the Title Company is acting solely as a stakeholder at their request and for their convenience, that the Title Company shall not be deemed to be the agent of either of the parties, except as expressly set forth herein, and that the Title Company shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Contract or of any escrow agreement or involving gross negligence.  The Title Company joins in the execution of this Contract solely for the purpose of acknowledging receipt of the Earnest Money and its agreement to hold the same pursuant to the terms hereof.

E.           Due Diligence; Feasibility Period

1.           Review of Seller’s Records. Within ten (10) days following the Effective Date of this Contract, Seller shall provide Buyer with copies of documents related to the Property to the extent such documents are in Seller’s possession or available to Seller, including all environmental assessments, permits and related documents (the “Submission Matters”).

2.           Environmental Matters.  Seller shall deliver all Environmental Matters in its possession, available to Seller covering the Property within fifteen days (15) days after the Effective Date (the “Environmental Matters”).

a.           If Buyer determines, in such party’s sole judgment and discretion, that any information regarding the Property’s condition disclosed in the Environmental Matters renders the Property unsuitable for purchase, Buyer shall give Seller written notice of such determination on or before the date that is the earlier of (a) the end of the Feasibility Period or (b) fifteen (15) days after the delivery of the Environmental Matters.  If such notice is timely and properly given, this Contract shall terminate and the Title Company shall deliver $100.00 of the Earnest Money to the Seller (as independent consideration for the inspection and review rights granted to Buyer during the Feasibility Period) and shall refund the balance of the Earnest Money to Buyer, and both parties shall be released from all further obligations under this Contract except those that expressly survive termination.

3.            Feasibility Period. During the period commencing on the Effective Date and expiring 5:00 pm Central Standard Time, sixty (60) days after the Effective Date of this Contract (the “Feasibility Period”), Buyer shall have the right to investigate and inspect the Property to determine whether or not the Property is suitable for Buyer’s intended use. Among the factors to be considered by Buyer are ability to use the Property for its intended purposes and any or all other matters which Buyer may deem relevant in its sole and absolute discretion.  If Buyer determines in its sole discretion that the Property is not suitable for Buyer’s intended use or is otherwise unacceptable to Buyer, Buyer shall give Seller written notice of such fact on or before the end of the Feasibility Period. If such notice from Buyer is timely and properly given, this Contract shall terminate and the Title Company shall deliver $100.00 of the Earnest Money to Seller (as independent consideration for the inspection and review rights granted to Buyer during the Feasibility Period) and shall refund the balance of the Earnest Money to Buyer, and both parties shall be released from all further obligations under this Contract except those that expressly survive termination. If Buyer does not timely and properly send the written notice to Seller, then it shall be deemed that the Property is suitable for Buyer’s intended use, and this Contract shall not terminate.

4.           Inspection. Subject to Section E (5) below, during the Feasibility Period, Buyer at its sole cost and expense, shall have the continuing right (within 24 hours prior notice to Seller) to inspect the Property and to conduct tests (including sampling and invasive testing) during normal business hours as it may deem reasonably necessary or appropriate to determine if there are any environmental or other matters of concern to Buyer. Buyer and its agents shall have the right of reasonable access to the Property for the purpose of making such inspections and conducting such tests during normal business hours and upon prior notice to Seller. All inspection fees, appraisal fees, engineering fees and other expenses incurred by Buyer relating to the inspection and testing of the Property will be solely Buyer’s expense. Seller reserves the right to have a representative present at the time of any inspection or test. Notwithstanding the foregoing, (a) prior to the expiration of the Feasibility Period, Buyer shall restore the Property to the condition which existed prior to Buyer’s entry thereon and investigation thereof to the extent the condition of the Property was affected by or as a result of the actions of Buyer or its agents, contractors or representatives, (b) Buyer shall not interfere with, interrupt or disrupt the operation of Seller’s business on the Property, (c) in the event the transaction contemplated by this Contract does not close for any reason, Buyer shall deliver to Seller copies of all tests, reports and inspections conducted by Buyer with respect to the Property, so long as Seller pays for all of Buyer’s direct costs associated therewith, (d) Buyer shall not permit any construction, mechanic’s or materialman’s liens or any other liens to attach to the Property or any portion thereof by reason of the performance of any work or the purchase of any materials by Buyer or any other party in connection with any studies or tests conducted pursuant to this Section E(4), (e) Buyer shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons.  This Contract, the terms and conditions of this Contract, and all information made available by Seller to Buyer, or by Buyer to Seller, in accordance with this Contract or obtained by Buyer or Seller in the course of Buyer’s investigations shall be treated as confidential information by Buyer and Seller, and, prior to the purchase of the Property by Buyer, Buyer and Seller shall prevent its agents and employees from divulging such information to any third parties except as reasonably necessary to third parties engaged by Buyer or Seller for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract, including Buyer’s and Seller’s attorneys and representatives, prospective lenders and engineers; provided, that there shall be no limitation on any party hereto regarding the disclosure by such party to any other person or entity of the tax treatment or tax structure of the transactions described herein.

5.           Buyer’s and Seller’s Indemnity. Each party will indemnify, defend, and hold the other harmless for, from any  claims, liabilities, causes of action, damages, liens, losses and expenses (including reasonable attorneys’ fees and costs) incident to, resulting from or in any way arising out of any of the other party’s, or their agents’, contractors’ or representatives’ activities on the Property (including, without limitation, any tests or inspections conducted by Buyer or its agents, contractors or representatives on the Property) or from Buyer’s or Seller’s breach of its obligations or agreements under Section E(3) or (4).  Buyer’s and Seller’s indemnity obligations contained in this Section E(5) shall survive the Closing and not be merged therein and shall also survive any termination of this Contract and Closing.

F.           Title and Survey

1.           Title Commitment; Title Policy. “Title Commitment” means a Commitment for Issuance of an Owner Policy of Title Insurance by Title Company, as agent for the underwriter, stating the condition of title to the Land. “Title Policy” means an Owner Policy of Title Insurance issued by Title Company, as agent for the underwriter, in conformity with the last Title Commitment delivered to and approved by Buyer.

2.           Survey. “Survey” means an on-the-ground, staked plat of survey and metes-and-bounds description of the Land, prepared by a surveyor satisfactory to Buyer and Title Company, dated after the Effective Date, and certified to comply with the current standards and specifications as published by the Texas Society of Professional Surveyors for the Survey. Within ten (10) days following the Effective Date of this Contract, Buyer shall, at its sole cost and expense, obtain and deliver to the Title Company the Survey, prepared by a surveyor approved by Buyer, and addressed to Buyer, Seller and the Title Company.

3.           Delivery of Title Commitment and Legible Copies. Within ten (10) days following the Effective Date of this Contract, Seller, at Seller’s sole cost and expense, shall deliver or cause to be delivered to Buyer a Title Commitment. The Title Commitment shall set forth the current status of title to the Property and shall show all liens, claims, encumbrances, easements, rights of way, encroachments, reservations, restrictions, and any other matters of record affecting the Property and shall commit to issue to Buyer the Title Policy (defined in Section J(7) herein below). The Title Company shall furnish a true, complete, and legible copy of all documents referred to in the Title Commitment, including, but not limited to, deeds, lien instruments, plats, reservations, restrictions, and easements within ten (10) days after the Effective Date of this Contract.

4.           Title Objections. Buyer shall have until the end of twenty (20) days after the date of receipt of the Title Commitment or Survey, whichever is later (“Title Objection Deadline”), to examine the Survey, the Title Commitment, and legible copies of the title instruments referenced in them and notify Seller of Buyer’s objections to any of them in writing (“Title Objections”). Buyer will be deemed to have approved all matters reflected by the Survey, Title Commitment and title instruments referenced in them to which Buyer has made no Title Objection by the Title Objection Deadline. The matters that Buyer either approves or is deemed to have approved shall be deemed to be permitted exceptions to the status of Seller’s title together with (a) taxes and assessments for the year in which Closing occurs and subsequent years; (b) liens and encumbrances arising after the date hereof to which Buyer consents in writing; (c) building, zoning and subdivision laws and ordinances, and local, state and federal laws, rules and regulations; and (d) any title exceptions arising out of the acts of Buyer, and all of such encumbrances, exceptions or other matters, together with such other matters included pursuant to other provisions of this Contract, shall be referred to as the “Permitted Exceptions.” If Buyer properly and timely notifies Seller of any Title Objections by the Title Objection Deadline, Seller has ten (10) days from receipt of Buyer’s written notice to notify Buyer whether Seller agrees, at Seller’s option and sole discretion but without any obligation to do so, to cure the Title Objections before Closing (“Cure Notice”).  If Seller does not timely give its Cure Notice or timely gives its Cure Notice but does not agree to cure all the Title Objections before Closing, Buyer may, at its option within ten (10) days after the deadline for the giving of Seller’s Cure Notice, notify Seller in writing and either (i) accept such title as Seller can deliver and Buyer will proceed to Closing, and all exceptions to title set forth in the Title Commitment and Survey which are not removed shall be deemed to be Permitted Exceptions subject to Seller’s obligations to resolve the items listed in Schedule C of the Title Commitment and cure only the Title Objections that Seller has agreed to cure in the Cure Notice, if any, or (ii) terminate this Contract and the Title Company shall deliver $100.00 of the Earnest Money to Seller (as independent consideration for the inspection and review rights granted to Buyer) and shall refund the balance of the Earnest Money to Buyer, and both parties shall be released from all further obligations under this Contract except those that expressly survive termination. In the event Buyer fails to notify Seller, within such ten (10) day period, that Buyer has elected to proceed under either subpart (i) or (ii) of the immediately preceding sentence, Buyer shall be deemed to have elected to proceed under subpart (ii), and this Contract shall terminate.  If Seller notifies Buyer that it elects to cure any such Title Objections in the Cure Notice but is unable to cure same by Closing, then Buyer may, at its option, either (x) accept such title as Seller can deliver in which case the parties shall proceed with Closing and all exceptions to title set forth in the Title Commitment and Survey which are not removed shall be deemed to be Permitted Exceptions, or (y) terminate this Contract by notice in writing to Seller at Closing, in which event the Title Company shall return the Earnest Money to Buyer and neither party shall have any further rights, duties or obligations hereunder except for provisions of this Contract which expressly survive termination of this Contract.

G.           Seller’s Representations to Buyer

Seller represents to Buyer that the following are true and correct as of the Effective Date and will be true and correct on the Closing Date.

1.           Litigation. To Seller’s actual knowledge, no litigation is pending or threatened in writing against Seller that might affect the Property or Seller’s ability to perform its obligations under this Contract.

2.           Violation of Laws. Seller has not violated any law, ordinance, regulation, or requirements adversely affecting the Property or Seller’s use of the Property.

3.           Licenses, Permits, and Approvals. Seller has no actual knowledge that any license, permit, or approval necessary to operate the Property in the manner in which it is currently operated will not be renewed on expiration or that any material condition, other than payment of required fees, will be imposed in order to obtain their renewal.

4.           Condemnation; Zoning; Land Use; Hazardous Materials. There are no condemnation, zoning, or land-use proceedings adversely affecting the Property and Seller has not received written notice of any inquiries or notices by any governmental authority or third party with respect to the presence of hazardous materials on the Property or the migration of hazardous materials from the Property which is in violation of applicable environmental laws.

5.           No Other Obligation to Sell the Property or Restriction against Selling the Property. Seller has not currently entered into any written agreement to sell the Property to any party other than Buyer. Subject to receipt of all required corporate and governmental approval and/or consent as set forth in Section L.2 of this Agreement, Seller’s performance of this Contract will not cause a breach of any other agreement or obligation to which Seller is a party or to which it is bound which would inhibit Seller’s ability to perform its obligations under this Contract. However, this provision shall not preclude Seller from accepting back up contracts, provided such contracts are clearly subject and subordinate to this Contract.

6.           No Liens. On the Closing Date, the Property will be free and clear of all mechanic’s and materialman’s liens and other liens and encumbrances of any nature except the Permitted Exceptions, and no work or materials will have been furnished to the Property by or on behalf of Seller that might give rise to mechanic’s, materialman’s, or other liens against the Property other than work or materials to which Buyer has given its consent or which has been paid in full and for which lien releases have been delivered at Closing.

7.           Environmental Warranty. Seller warrants and represents that it has not disposed, on or beneath the Property (or in any parcel in proximity thereto), of any hazardous substances or materials which are categorized as hazardous or toxic under any local, state or federal law, statute, ordinance, rule or regulation pertaining to environmental or substance regulations, contamination, cleanup or disclosure (including without limitation, asbestos). Seller agrees that should any cleanup, remediation or removal of hazardous substances or other environmental conditions on the portion of the Property occupied by Seller pursuant to the Lease Agreement be required after the date of Closing, such clean-up, removal or remediation shall be the responsibility of and shall be performed at the sole cost and expense of Seller.

8.           Reliance on Documents.  Seller represents and warrants the completeness of any materials, data or information delivered by Seller to Buyer in connection with the transaction contemplated hereby.

9.Survival of Representations and Warranties.  The representations and warranties of Seller and Buyer set forth herein shall survive the Closing.

H.           Condition of the Property until Closing; Cooperation

1.            Condemnation. In the event of any threatened, contemplated, commenced or consummated proceedings in eminent domain prior to Closing (notice of which promptly shall be given to Buyer by Seller) respecting a substantial portion of the Property, Buyer may, at its option, by written notice to Seller given within twenty (20) days after Buyer is notified of such actual or possible proceedings (but before Closing): (1) unilaterally terminate this Contract and the Earnest Money (less $100) shall be immediately returned to Buyer; or (2) proceed under this Contract, in which event Seller shall, at the Closing, assign to Buyer its entire right, title and interest in and to any condemnation award, and Buyer shall have the right during the pendency of this Contract to assist in the negotiations with the condemning authority in respect of such matter but there shall be no reduction in the Purchase Price. As used in this Section H, “substantial portion of the Property” shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount that exceeds twenty percent (20%) of the Purchase Price.  Notwithstanding anything to the contrary contained in Section H (1), if Buyer has not timely elected to terminate in accordance with Section H (1), and if the proceeds payable with respect to the Property as a result of condemnation exceed the Purchase Price for the Property, the portion of such proceeds in excess of the Purchase Price shall be paid to Seller (in addition to the Purchase Price) at the Closing.  The foregoing provision shall survive the Closing.  In the event that less than a substantial portion of the Property is condemned, taken by eminent domain, conveyed by deed in lieu thereof or is the subject of a condemnation proceeding, neither party shall have the right to terminate this Contract and the Closing shall occur with no reduction of the Purchase Price, and any award or payment made therefor shall be paid as provided in this Section H (1).

2.           Casualty Damage. In the event that all or a substantial portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, either party may terminate this Contract by written notice thereof to the other party within ten (10) days after such party is notified of the casualty.  Upon termination of this Contract as provided in this Section H(2), all rights, duties and obligations hereunder shall cease and be of no further force or effect (except with respect to the provisions hereof which expressly survive the termination of this Contract).  If neither party terminates this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Buyer shall have the rights set forth herein with respect to the Property and there shall be no reduction in the Purchase Price.  In the event less than a substantial portion of a Property shall be damaged or destroyed by fire or other casualty prior to Closing, then the parties shall proceed in accordance with the third sentence in this H(2).

3.           Claims; Hearings. Seller will notify Buyer promptly upon receipt of written notice of any material claim or administrative hearing that is threatened, filed, or initiated in writing before Closing that involves or directly affects the Property.

4.           Cooperation. Seller will cooperate with Buyer (a) before and after Closing, to transfer the applications, permits (other than the permit for scrap tire shredding, processing and/or storage which shall be retained by Seller), and licenses held by Seller and used in the operation of the Property and to obtain any consents necessary for Buyer to operate the Property after Closing and (b) before Closing, with any reasonable evaluation, inspection, audit, or study of the Property prepared by, for, or at the request of Buyer.

I.           Termination

1.           Disposition of Earnest Money after Termination

a.
To Buyer. If Buyer terminates this Contract in accordance with any of Buyer’s rights to terminate, Seller will, within five days after receipt of Buyer’s termination notice, authorize Title Company to deliver the Earnest Money to Buyer, less $100, which will be paid to Seller as consideration for the right granted by Seller to Buyer to terminate this contract.

b.
To Seller. If Seller terminates this Contract in accordance with any of Seller’s rights to terminate, Buyer will, within five days after receipt of Seller’s termination notice, authorize Title Company to pay and deliver the Earnest Money to Seller.

2.           Duties after Termination. If this Contract is terminated, Buyer will promptly return to Seller all documents relating to the Property that Seller has delivered to Buyer and all copies that Buyer has made of the documents. After return of the documents and copies, neither party will have further duties or obligations to the other under this contract, except for those obligations that cannot be or were not performed before termination of this Contract and those obligations that survive termination under the express terms of this contract.

J.           Closing

1.           Closing. Provided the terms and conditions set forth in this Contract have been fulfilled, this transaction will close at Title Company’s offices on a date mutually agreed upon by Buyer and Seller; provided, in no event shall the Closing occur after the fifteenth (15th) day after the end of the Feasibility Period (“Closing Date”).  The documents required hereunder to be delivered at Closing shall be delivered by Seller and Buyer into escrow with the Title Company, which shall record and/or deliver all documents deposited into escrow hereunder upon unconditional payment of the Purchase Price to the Title Company and shall remit the Purchase Price to Seller simultaneously with the delivery of all documents deposited into escrow hereunder.

2.           Seller’s Deliveries at Closing. At the Closing, Seller shall deliver to the Title Company each of the following documents:

a.
Deed. A special warranty deed in the form attached hereto as Exhibit B, executed and acknowledged by Seller, conveying to Buyer fee simple title to the Property in its “as is” and “where is” condition with all faults, subject only to the Permitted Exceptions, warranty of title, and further warranties set forth herein (“Deed”).

b.
FIRPTA. A Non-Foreign Affidavit for purposes of compliance with Section 1445 (b)(2) of the Internal Revenue Code of 1986, as amended, and the regulations adopted thereunder in the form attached hereto as Exhibit C.

c.	Additional Documents. Any additional documentation that the Title Company may reasonably require for the proper consummation of the transaction contemplated

3.           Buyer’s Deliveries at Closing. At the Closing, Buyer shall deliver to the Title Company each of the following documents:

a.
Payment of Purchase Price. Buyer will deliver the Purchase Price and other amounts that Buyer is obligated to pay under this contract to Title Company in Current Funds acceptable to Title Company. If Closing occurs, the Earnest Money will be applied to the Purchase Price.

b.
If the Buyer is a corporation, partnership or other entity, a certificate from an officer of Buyer, or the general partner of Buyer, evidencing that the person or persons executing this Contract and the closing documents on behalf of Buyer have full right, power and authority to do so, and attaching the articles of incorporation and bylaws (or other appropriate organizational documents) of Buyer and appropriate resolutions authorizing this Contract and the transactions contemplated hereunder; and

c.	Other items reasonably requested by the Title Company for the acquisition of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

4.           Disbursement of Funds; Recording; Copies. Title Company will be instructed to disburse the Purchase Price and other funds in accordance with this contract, record the Deed and the other Closing Documents directed to be recorded, and distribute documents and copies in accordance with the parties’ written instructions.

5.           Possession. Upon delivery of the documents referenced above in Section J and payment to Seller of the Purchase Price, Seller will deliver possession of the Property to Buyer, subject to the Permitted Exceptions existing at Closing.

6.           Transaction Costs

a.
Seller’s Costs. If, and only if, Closing occurs Seller shall pay the basic charge for the Title Policy; one-half of the escrow fee charged by Title Company; the costs to prepare the Deed and survey; the costs to obtain, deliver, and record releases of all liens to be released at Closing; the costs to record all documents to cure Title Objections agreed to be cured by Seller; Title Company’s inspection fee to delete from the Title Policy the customary exception for parties in possession, and certificates or reports of ad valorem taxes; the costs to deliver copies of the instruments required under this Contract.

b.
Buyer’s Costs. Buyer will pay one-half of the escrow fee charged by Title Company; the costs to obtain, deliver, and record all documents other than those to be recorded at Seller’s expense; the additional premium for the “survey/area and boundary deletion” in the Title Policy, if the deletion is requested by Buyer; the costs of any endorsements to the Title Commitment or Title Policy; the costs of work required by Buyer to have the survey reflect matters other than those required under this Contract; Buyer’s expenses and attorney’s fees; and, the cost of the Survey.

c.
Ad Valorem Taxes. Ad valorem taxes for the Property for the calendar year of Closing will be prorated between Buyer and Seller as of the Closing Date. Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date) and Buyer being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved.  In connection with the proration of real property taxes or installments of assessments, such proration shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year for the figures which are unavailable for the year of Closing.  The proration shall be final and unadjustable.  The provisions of this Section J (6)(c) shall survive the Closing.  If the Property has been the subject of special valuation and reduced tax assessments pursuant to the provisions of chapter 23, subchapter D, of the Texas Tax Code with respect to any period before the Closing and additional taxes are assessed pursuant to section 23.55 thereof, the following will apply:

(1)	If Seller changes the use of the Property before Closing, resulting in the assessment of additional taxes for periods before Closing, Seller will pay the additional taxes.

(2)	If this sale or Buyer’s use of the Property results in the assessment of additional taxes for periods before Closing, Buyer will pay the additional taxes.

d.
Brokers’ Commissions. Seller and Buyer each represent to the other that each has had dealings with any broker, finder or other party concerning the purchase of the Property other than Park Seventeen and John Gregory (the “Brokers”).  Seller shall be solely responsible for the payment of a commission to John Gregory at Closing in an amount equal to three percent (3%) of the Purchase Price up to $1 Million and one and one-half percent (1 ½%) of the Purchase Price over $1 Million. Brokers’ right to receive a commission or any other amount with respect to this Contract or the Property is expressly conditioned upon Closing the sale of the Property and Seller’s receipt of the Purchase Price under this Contract.  Buyer and Seller each agree to indemnify, defend and hold the other harmless for, from and against any and all loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys’ fees) arising out of or paid or incurred by such party by reason of any claim to any broker’s, finder’s or other fee in connection with this transaction by any party claiming by, through or under such party.

7.           Issuance of Title Policy. Seller will cause Title Company to issue, at Seller’s expense, the Title Policy to Buyer as soon as practicable after Closing, dated the date and time of the recording of the Deed in the amount of the Purchase Price, insuring fee simple title to the Property, subject only to the Permitted Exceptions (the “Title Policy”).

K.           Default and Remedies

1.           Seller’s Default. If Seller fails to perform any of its obligations under this Contract or if any of Seller’s material representations are not true and correct as of the Effective Date or on the Closing Date (“Seller’s Default”), Buyer may elect either of the following as its sole and exclusive remedy:

a.
Termination. Buyer may terminate this Contract by giving written notice to Seller on or before the Closing Date in which event neither party shall have any further rights, duties or obligations hereunder except with respect to the provisions of this Contract which expressly survive the termination hereof and have the Earnest Money, less $100 as described above, returned to Buyer as liquidated damages (Seller and Buyer hereby acknowledging that the amount of damages in the event of Seller’s Default is difficult or impossible to ascertain but that such amount is a fair estimate of such damages).

b.
Specific Performance. Buyer may enforce specific performance of Seller’s obligations under this Contract. If title to the Property is awarded to Buyer, the conveyance will be subject to the matters stated in the Title Commitment.

c.
In no event shall Seller be liable to Buyer for any damages, including, without limitation, any actual, punitive, speculative or consequential damages or damages for loss of opportunity or lost profit, in the event of Seller’s Default hereunder.

2.           Buyer’s Default. If Buyer fails to perform any of its obligations under this Contract or if any of Buyer’s material representations are not true and correct as of the Effective Date or on the Closing Date (“Buyer’s Default”), Seller may elect either of the following as its sole and exclusive remedy:

a.
Termination. Seller may terminate this Contract by giving written notice to Buyer on or before the Closing Date in which event neither party shall have any further rights, duties or obligations hereunder except with respect to the provisions of this Contract which expressly survive the termination hereof and have the Earnest Money paid to Seller as liquidated damages (Seller and Buyer hereby acknowledging that the amount of damages in the event of Buyer’s Default is difficult or impossible to ascertain but that such amount is a fair estimate of such damages).  Notwithstanding the foregoing, nothing contained herein shall limit the Seller’s rights and remedies against Buyer with respect to any indemnity obligation of Buyer under this Contract.

b.
Specific Performance. Seller may enforce specific performance of Buyer’s obligations under this Contract. If title to the Property is awarded to Buyer, the conveyance will be subject to the matters stated in the Title Commitment.

c.
In no event shall Buyer be liable to Seller for any damages, including, without limitation, any actual, punitive, speculative or consequential damages or damages for loss of opportunity or lost profit, in the event of Buyer’s Default hereunder.

3.           Attorney’s Fees. If either party retains an attorney to enforce this Contract, the party prevailing in litigation/arbitration shall be entitled to an award of its reasonable attorney’s fees and court and other costs.

L.           Special Conditions.

1.           The Closing of this Contract is conditioned upon the execution by Buyer and Seller of a Lease Agreement at Closing, the terms of which shall be mutually agreeable to both Buyer and Seller, for approximately 12.5 acres of the Property.

2.           The Closing of this Contract is expressly conditioned upon Seller receiving all necessary and required corporate, shareholder and/or board approval, together with any required approvals or consents of the Securities and Exchange Commission.  In the event Seller has not received the requisite corporate, shareholder, board and/or Securities and Exchange Commission approvals or consents on or before the date of Closing, such Closing date automatically shall be extended for an additional thirty (30) day period.  In no event shall the failure of Seller to obtain any such approvals or consents be a Seller’s Default under this Agreement provided however,   if the Seller fails to obtain any such approvals or consents by the Closing, as extended, this Contract shall terminate in accordance with Section K.1.a. herein.

M.           Representations and Warranties of Buyer.  Buyer represents and warrants to Seller as of the Effective Date and as of the Closing Date, as applicable, that (a) Buyer is a limited partnership duly organized and validly existing under the laws of the State of Texas; (b) Buyer has the full right, power and authority to enter into this Contract and to consummate the transactions contemplated herein; and (c) this Contract constitutes a valid and legally binding obligation of Buyer, enforceable in accordance with its terms.

N.           Miscellaneous Provisions

1.           Notices.   Any notice required by or permitted under this Contract must be in writing. Any notice required by this Contract will be deemed to be delivered (whether actually received or not) two (2) days after being deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested, and addressed to the intended recipient at the address shown in this Contract on page 1. Notice may also be given by regular mail, personal delivery, courier delivery, facsimile transmission, electronic mail, or other commercially reasonable means and will be effective when actually received (or in the case of facsimile notices when the party sending such facsimile has a confirmation that such facsimile has been successfully transmitted). Any address for notice may be changed by written notice delivered as provided herein. Copies of each notice must be given by one of these methods to the attorney of the party to whom notice is given if such attorney notice address is shown on page 1 of this Contract.

2.           Entire Contract.   This Contract, together with its exhibits, and any closing documents delivered at Closing constitute the entire agreement of the parties concerning the sale of the Property by Seller to Buyer. There are no oral representations, warranties, agreements, or promises pertaining to the sale of the Property by Seller to Buyer not incorporated in writing in this Contract.

3.           Amendment.   This Contract may be amended only by an instrument in writing signed by the parties.

4.           Assignment.   Buyer may assign this Contract and Buyer’s rights under it only to an entity in which Buyer possesses, directly or indirectly, the power to direct or cause the direction of its management and policies, whether through the ownership of voting securities or otherwise, and any other assignment is void. No such assignment will relieve Buyer of its obligations under this Contract, and Buyer and the assignee will be jointly and severally liable for the performance of such obligations after any such assignment. This contract binds, benefits, and may be enforced by the parties and their respective heirs, successors, and permitted assigns.

5.           Survival. Except as otherwise expressly provided herein, no representations, warranties, covenants or agreements contained in this Contract shall survive the termination of this Contract or the Closing and the sale of the Property hereunder.

6.           Choice of Law; Venue; Alternative Dispute Resolution.   This Contract will be construed under the laws of the state of Texas, without regard to choice-of-law rules of any jurisdiction. Venue is in Dallas County, except as otherwise provided by applicable law.

7.           Waiver of Default.   It is not a waiver of default if the nondefaulting party fails to declare immediately a default or delays taking any action with respect to the default.

8.           No Third-Party Beneficiaries.   There are no third-party beneficiaries of this Contract.

9.           Severability.   The provisions of this Contract are severable. If a court of competent jurisdiction finds that any provision of this Contract is unenforceable, the remaining provisions will remain in effect without the unenforceable parts.

10.           Ambiguities Not to Be Construed against Party Who Drafted Contract.   The rule of construction that ambiguities in a document will be construed against the party who drafted it will not be applied in interpreting this Contract.

11.           No Special Relationship.   The parties’ relationship is an ordinary commercial relationship, and they do not intend to create the relationship of principal and agent, partnership, joint venture, or any other special relationship.

12.           Counterparts.   If this Contract is executed in multiple counterparts, all counterparts taken together will constitute this contract.

13.           Confidentiality.   The parties will keep confidential this Contract, this transaction, and all information learned in the course of this transaction, except to the extent disclosure is required by law or court order or to enable third parties to advise or assist Buyer to investigate and inspect the Property or either party to close this transaction.

14.           Captions.  The captions, headings and arrangements used in this Contract are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

15.           Number and Gender of Words.  Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

16.           Abstract.  Buyer acknowledges that at the time of the execution of this Contract, the Seller advised Buyer by this writing that Buyer should have an abstract covering the parcels examined by an attorney of Buyer’s own selection or should be furnished with or obtain a policy of title insurance.

17.           Mandatory Arbitration.  Notwithstanding anything contained in this Contract, the parties have agreed to submit disputes to mandatory arbitration in accordance with the provisions of Exhibit D attached hereto and made a part hereof for all purposes.  Each of Seller and Buyer hereby waives the right to commence an action in connection with this Contract in any court and expressly agrees to be bound by the decision of the arbitrator determined in Exhibit D.  The waiver in this Section N (17) will not prevent Seller or Buyer from commencing an action in any court for the sole purposes of enforcing the obligation of the other party to submit to binding arbitration or the enforcement of an award granted by arbitration herein.

18.           Water Code Notice.  If the Property is situated within a utility district or flood control district subject to the provisions of Section 50.301, Texas Water Code, then at or prior to the Closing, Seller agrees to give Buyer the required written notice and Buyer agrees to acknowledge the receipt of the notice in writing.  Said notice shall set forth the tax rate, standby fees and the bonded indebtedness of the district.

19.           Extra-Territorial Jurisdiction.  If the Property is located outside the limits of a municipality, the Property may now or later be included in the extra-territorial jurisdiction (“ETJ”) of a municipality and may now or later be subject to annexation by the municipality.  Each municipality maintains a map that depicts its boundaries and ETJ.  To determine if the Property is located within a municipality’s ETJ, Buyer should contact all municipalities located in the general proximity of the Property for further information.

20.           Gulf Intracostal Waterway.  If the Property is situated seaward of the Gulf Intracoastal Waterway subject to the provisions of Section 61.025, Texas Natural Resources Code, then at or prior to the execution of this Contract, Seller agrees to give Buyer the required written notice and Buyer agrees to acknowledge the receipt of the notice in writing.

21.           Tidally Submerged Lands.  If the Property adjoins or shares a common boundary with the tidally influenced submerged lands of the State of Texas subject to the provisions of Section 33.135, Texas Natural Resources Code, then at or prior to the execution of this Contract, Seller agrees to give Buyer the required written notice and Buyer agrees to acknowledge the receipt of the notice in writing.

SELLERS:

Vista International Technologies, Inc., a Delaware corporation

By:	/s/ Brad A. Ripps
Name:	Brad A. Ripps
Title”	Chief Executive Officer
Date:	2-14-11

BUYER:

BROWN LEWISVILLE RAILROAD FAMILY FIRST, L.P.

By:	BLRR Management, LLC
Its:	General Partner

	By:	/s/ Mason C. Brown
Mason C. Brown, President

	Date:	2-11-2011

TITLE COMPANY AGREEMENT AND RECEIPT

On this 17th day of  February, 2011, the Title Company named in the foregoing Contract, hereby acknowledges receipt of (3 counterparts of this Contract executed by Seller and Buyer and the Earnest Money in the amount of $ 25,000.00  and Title Company hereby agrees to act as the Title Company in accordance with the terms of this Contract.

Chicago Title Company.

By:	/s/ Joycelyn Armstrong
Name:	Joycelyn Armstrong
Title:	Commercial Escrow Officer

Exhibit A

Description of the Land

Legal Property Description:

TRACT 1:

BEING a tract of land situated in Dallas County, Texas, and being that certain Tract 16 of Josiah G. Beatty Survey, recorded as Abstract 101, Sheet 2 of the Map Records of Dallas County, Texas and being more particularly described as follows:

COMMENCING at an iron rod found at the Southeast corner of Josiah G. Beatty Survey Plat, the said iron rod being 32.5 feet from a railroad spike found at the center line of Fulghum Road;

THENCE South 60 degrees 05 minutes West along the North line of Fulghum Road 1,407.78 feet (Plat: 1,405.08 feet) to an iron pipe found for the tract corner at the PLACE OF BEGINNING;

THENCE North 30 degrees West 1,118.7 feet to an iron rod set for corner;

THENCE North 60 degrees 15 minutes East (formerly North 60 degrees 30 feet East recorded) 350.60 feet to an iron rod set for corner;

THENCE South 30 feet East 1,117.7 feet to an iron rod set for corner;

THENCE South 60 degrees 05 minutes West 350.60 feet with the North line of Fulghum Road to the PLACE OF BEGINNING, and containing 9 acres of land, more or less.

The above described property has been heretofore described as, and is the same property as, the following land:

BEGINNING at an iron stake on the North line of land 1,052.88 feet from the lower Northeast corner of the Frank C Slay 139.93 acre tract the dedication of which was filed for record in the Deed Records of Dallas County, Texas on October 22, 1945;

THENCE, South 30 degrees East 1,117.7 feet to an iron stake on the North line of the Fulghum public road;

THENCE, South 60 degrees 05 minutes West with the North Line of said road, 350.60 feet to an iron stake;

THENCE, North 30 degrees West 1,118.7 feet to an iron stake on the lower North line of said tract;

THENCE, North 60 degrees 30 minutes East with the fence on the North line of said tract, 350.60 feet to the PLACE OF BEGINNING, and generally known as Tract 16 "Nine-O-Diamonds" of the unrecorded plat of Black Gold Plantations Addition.

TRACT 2:

All that certain tract or parcel containing 17.9 acres of land in the J.C. Beatty Survey, A-101, Dallas County, Texas, called to be Tract No. 17, and Tract No. 18, of Black Gold Plantations Addition, an unrecorded subdivision, said 17.9 acres being more particularly described by metes and bounds as follows, to wit:

BEGINNING at a ½ inch iron pipe found 2.0 feet Northwest of a fence corner in the Northwest right of way (R-O-W) line of Fulghum Road (a county road called to be 60 feet wide but fenced 65 feet wide) called to be the Southwest corner of the aforementioned Tract 17 and Northeast corner of Tract 16, said beginning point being located Northeasterly 3.640 feet along said Northwest R-O-W line from its intersection with the center of Interstate Highway No. 45;

THENCE departing Fulghum Road, North 30 degrees 00 minutes 00 seconds West 1,115.41 feet along a line called to be the common line of Tract 16 and 17 (fence meanders from zero to 2.3 feet Northeast ) to a ½ inch iron pipe found at a fence corner for Northwest corner;

THENCE North 60 degrees 23 minutes 03 seconds East 702.30 feet (fence meanders from zero to 1.1 foot Northwest) to a ½ inch iron pipe found at a fence corner for the Northeast corner;

THENCE South 30 degrees 00 minutes 00 seconds East along a line called to be the common line of Tract 18 and 19 (fence meanders from 2.2 feet Northeast 0.6 foot Southwest) at 359 feet a power pole lies 1.6 foot Northeast, at 1,060 feet a power pole lies 0.8 foot Northeast, and continuing for a distance in all of 1,107.53 feet to a 5/8 inch iron rod set 1.8 feet Northeast of a gate post for Southeast corner in the Northwest R-O-W of Fulghum Road;

THENCE South 59 degrees 45 minutes 00 seconds West 702.79 feet along the Northwest R-O-W line of Fulghum Road (parallel and generally two feet Northwest of a line of power poles and a fence) to the PLACE OF BEGINNING and containing 17.9 acres of land.

Exhibit B

This document is prepared by and please return to:
___________________
___________________
____________________

SPECIAL WARRANTY DEED

STATE OF ____________	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF __________	§

____________________________________, a ____________________ (hereinafter called “Grantor”), for and in consideration of the sum of TEN AND No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by  ______________________, a ______________  (hereinafter called “Grantee”), whose mailing address is ______________________________________, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD AND CONVEYED and by these presents does GRANT, SELL AND CONVEY unto Grantee that certain tract or parcel of land situated in ______________ County, _____________, and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with Grantor’s rights and interests in all improvements, structures and fixtures located thereon and all rights, titles and interests of Grantor appurtenant thereto (all of the above-described properties being hereinafter collectively referred to as the “Property”).  This conveyance is made and accepted subject to (a) general real estate taxes on the Property for the current year which Grantee assumes and agrees to pay, (b) zoning laws and regulations and ordinances of municipal and other governmental authorities, if any, affecting the Property, and (c) all matters of record, including, without limitation, the matters set forth on Exhibit B attached hereto and made a part hereof for all purposes (all of the foregoing being hereinafter collectively referred to as the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject, however, to the Permitted Exceptions.

Current ad valorem taxes on the Property having been prorated, Grantee hereby assumes the payment thereof.

IN WITNESS WHEREOF, this Special Warranty Deed is executed by Grantor to be effective for all purposes as of the _____ day of _____________, 2011.

GRANTOR:

Vista International Technologies, Inc., a _______________ corporation

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

           This instrument was acknowledged before me on this _____ day of ___________, 2011, by __________________, ________________ of Vista International Technologies, Inc., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

Notary Public, State of Texas

My Commission Expires:

Printed Name of Notary Public

GRANTEE’S ADDRESS:

EXHIBIT A
TO
SPECIAL WARRANTY DEED

PROPERTY DESCRIPTION

[Attach legal description of the Property]

EXHIBIT B
TO
SPECIAL WARRANTY DEED

PERMITTED EXCEPTIONS

[Attach list of Permitted Exceptions created
in accordance with the terms of the Contract]

EXHIBIT C

NON-FOREIGN AFFIDAVIT

STATE OF ____________	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF __________	§

           On this date, __________________________, a ___________________________ (“Seller”), has sold and conveyed certain real property situated in ______________ County, _____________, to _______________________, a ______________  (“Buyer”).  Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. Real Property Interest must withhold tax if the transferor is a foreign person.  To inform Buyer that withholding of tax is not required upon the disposition of a U.S. Real Property Interest by Seller, the undersigned hereby certifies the following on behalf of Seller:

            1.Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

            2.Seller’s U.S. Employer Identification Number is ______________; and

            3.Seller’s office address is ___________________________________.

           Seller agrees to inform Buyer if it becomes a foreign person at any time during the three year period immediately following the date of this notice.

           Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

           Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

           Executed this ______ day of ______________, 2011.

SELLER:

Vista International Technologies, Inc., a _________corporation

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

           This instrument was acknowledged before me on this _____ day of ___________, 2011, by __________________, ________________ of Vista International Technologies, Inc., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

Notary Public, State of Texas

My Commission Expires:

Printed Name of Notary Public

EXHIBIT D

MANDATORY ARBITRATION

              The parties have agreed to submit disputes to mandatory arbitration in accordance with the following provisions:

A.General.  Any dispute among Seller and Buyer as to the interpretation of any provision of this Contract or the rights or obligations of any party hereunder shall be resolved through binding arbitration as hereinafter provided in Dallas, Texas and shall be brought within the time period provided for in the Agreement,; or if silent, within the applicable statute of limitations period.

B.Selection of Arbitrator.  If arbitration is required to resolve a dispute among Seller and Buyer, a panel of three (3) arbitrators shall be convened.  Seller and Buyer shall each select one (1) arbitrator with at least five (5) years experience in commercial real estate in the Dallas, Texas area, and those two (2) arbitrators shall by agreement select a third (3rd) arbitrator having recognized expertise and at least five (5) years experience in commercial real estate in the Dallas, Texas area.

C.Rules of Arbitration.  The arbitrators selected pursuant to Section A above will establish the rules for proceeding with the arbitration of the dispute, which will be binding upon all parties to the arbitration proceeding.  The arbitrators may use the rules of AAA for commercial arbitration but are encouraged to adopt the rules the arbitrators deem appropriate to accomplish the arbitration in the quickest and least expensive manner possible.  .

D.Costs of Arbitration.  The  Arbitrators will have the exclusive authority to determine and award costs of arbitration and the costs incurred by any party for its attorneys, advisors and consultants.

E.Award of Arbitrators.  Any award made by the arbitrators shall be binding on Seller, Buyer and all parties to the arbitration and shall be enforceable to the fullest extent of the law.

F.     Governing Law; Actual Damages; Etc.  In reaching any determination or award, the arbitrators shall apply the laws of the state in which the Property is located.  Except as permitted under Section D above, the arbitrators’ award will be limited to actual damages and will not include punitive or exemplary damages.  Nothing contained in this Contract will be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to or subtract from any of the provisions of this Contract.  All privileges under state and federal law, including, without limitation, attorney-client, work product and party communication privileges, shall be preserved and protected.

Appendix B

COMMERCIAL LEASE AGREEMENT

This Lease is made and entered into by and between Brown Lewisville Railroad Family First, L.P., a Texas limited partnership (“Lessor”) and Vista International Technologies, Inc., a Delaware corporation (“Lessee”).

In consideration of the mutual covenants and agreements set forth in this Lease, and other good and valuable consideration, Lessor demises and leases to Lessee, and Lessee leases from Lessor, the property located at 1323 E. Fulghum Rd., Hutchins, Texas, consisting of approximately 12.5 acres, more or less, and more particularly described in the highlighted portion of Exhibit “A” attached to this Lease and, the fire wells located thereon, is collectively referred to in this Lease as “the Property” or “the Leased Property.”  The Leased Property shall be carved out of approximately 26.866 acres of land owned by Lessor.

Lessee acknowledges that it has, prior to the execution of this Lease, inspected the Leased Property, and that Lessee accepts the Leased Property in its “AS IS” condition, subject to the terms, conditions and representations and warranties of Lessor hereunder.

ARTICLE I
TERM OF LEASE

1.01.           Term of Lease.  The primary term of this Lease shall be five (5) years (the “Lease Term”), to commence on September 01, 2011 (the “Commencement Date”).   Notwithstanding the foregoing, Lessor agrees to give Lessee access to the Property prior to the Commencement Date at no cost or expense to Lessee.

1.02.           Holdover.  Lessee shall vacate the Property upon the expiration or earlier termination of the Lease.  Lessee shall reimburse Lessor for and indemnify Lessor against all damages incurred by Lessor from any delay by Lessee in vacating the Property.   If Lessee does not vacate the Leased Property upon the expiration or earlier termination of the Lease, Lessee’s occupancy of the Property shall be a “month-to-month” tenancy, subject to all of the terms and conditions of this Lease applicable to a month-to-month tenancy, except the monthly rent shall be increased by up to fifty percent (50%) of the then current Base Rent, as determined in Lessor’s sole discretion.

ARTICLE II
RENT

2.01.           Place for Payment.  Rent shall accrue under this Lease from the Commencement Date of this Lease as defined above, and shall be payable at the place designated for the delivery of notices to Lessor at the time of payment.

2.02.           Base Rent.

a.           The parties acknowledge that Base Rent from the Commencement Date of this Lease through and including the last day of the twenty-fourth (24th) month shall be waived by Lessor.

Commercial Lease Agreement

b.           For the period commencing on the first day of the twenty-fifth (25th) month through the last day of the thirty-sixth (36th) month from the Commencement Date, Lessee shall pay Lessor Base Rent at the rate of $675/acre per month, plus the percentage increase in CPI (hereinafter defined) from December 2010 – December 2012, and adding such percentage increase to the Base Rent for a new Base Rent (“Year 3 Base Rent”).

c.            For the period commencing on the first day of the thirty-seventh (37th) month through the last day of the forty-eighth (48th) month from the Commencement Date, Lessee shall pay Lessor Year 3 Base Rent, plus the percentage increase in CPI (hereinafter defined) from December 2012 – December 2013, and adding such percentage increase to the Base Rent for a new Base Rent (“Year 4 Base Rent”).

d.           For the period commencing on the first day of forty-ninth (49th) month through the last day of the sixtieth (60th) month from the Commencement Date, Lessee shall pay Lessor Year 4 Base Rent, plus the percentage increase in CPI (hereinafter defined) from December 2013 – December 2014, and adding such percentage increase to the Base Rent for a new Base Rent (“Year 5 Base Rent”).

The first such monthly installment shall be due and payable in advance on or before the second anniversary date from the Commencement Date and all additional monthly payments shall be due and payable on or before the first day of each and every succeeding calendar month thereafter during the term of this Lease.  Payments received after the tenth (10th) day of the month are deemed “late payments” and subject to the charges set forth in Section 2.08.  Rent for any fractional month at the beginning or end of the Lease Term shall be prorated on a per diem basis.

2.03           Rent Adjustment.  On first day of the, twenty-fifth (25th) month, thirty-seventh (37th) month and forty-ninth (49th) month of the Lease, (each such date is referred to herein as an “Adjustment Date”), Base Rental shall be increased or decreased by the percentage increase or decrease in the CPI during the calendar year immediately preceding each such Adjustment Date, and such adjusted Base Rent shall remain in effect for the ensuing period until the next Adjustment Date. The change in the CPI shall be computed to the nearest one-hundredth of one percent (.01%). The “CPI” shall mean the Consumer Price Index for All Urban Consumers (Current CPI), U.S. City Average, subgroup “all items”, as published by the Bureau of Labor Statistics, U.S. Department of Labor, base period 1982-84 = 100.  To further identify the CPI, the CPI for March 2008 is 213.528.  Both Lessor and Lessee agree that if CPI has not been determined when the Base Rent is due, Lessee shall pay the previous year’s Base Rent until the CPI has been determined, and then Lessee shall pay over any difference to the Lessor upon demand and thereafter, pay the newly determined Base Rent.

2.04.           Security Deposit.  As a part of the registration application to the Texas Commission on Environmental Quality (“TCEQ”), Lessee, as an owner and operator of a scrap tire storage site on the Leased Property, prepared a written estimate, certified by a professional engineer, of the cost of hiring a third party to close the Leased Property in accordance with 30 Texas Administrative Code, Chapter 328 (“Closure Cost Estimate”). As a result of such Closure Cost Estimate, the executive director of TCEQ determined the amount for which evidence of financial assurance was required, which resulted in Lessee’s lender, 1st Bank of Longmont, issuing an irrevocable letter of credit dated December 10, 2009 to the Texas Natural Resource Conservation Commission in the amount of $150,000.00 (“Letter of Credit”). In accordance with

Commercial Lease Agreement

30 Texas Administrative Code Chapter 37, Rule 37.131, and as a requirement of this Lease, Lessee must adjust the current cost estimate on an annual basis. The Lessee shall deliver a copy to Lessor, on the date of delivery to TCEQ, of the latest approved Closure Cost Estimate, as adjusted on an annual basis, and a copy of the current financial assurance mechanism as required by applicable law. In addition to the requirements set forth in Section 3.02 herein, when required to do by the TCEQ, Lessee shall perform closure, post closure, and corrective action, provide an alternate financial assurance mechanism and continuous financial assurance coverage.

2.05.           Permits.  All costs for permits required for operation of Lessee’s business on the Property shall be paid by Lessee.

2.06.           Utilities and Garbage Removal.

a.           During the term of this Lease, Lessee shall pay the cost of all utility services, including, but not limited to, initial connection charges, all charges for gas, water and electricity used on the Property, and for all electric lights, lamps, and tubes.

b.           Lessee shall pay for the removal of all garbage and rubbish from the Leased Property during the term of this Lease.

2.07.           Real Property Taxes.  Lessor shall pay Real Property Taxes for the Property before they become due, including but not limited to property taxes on improvements specific to its use. Commencing with the year 2011; and, each year thereafter during the term of the Lease, Lessee shall pay to Lessor an amount equal to the amount by which the taxes exceed the year 2010 amount multiplied by a fraction whose numerator is equal to the acreage leased by Lessee and whose denominator is 25 acres (the portion of the total property that is useable), including property taxes on improvements specific to its use. Such payment shall be made within 30 days following receipt of Lessor's written request together with evidence supporting such tax increase. Lessee shall pay all taxes on all of its personal property located on the Property before they become delinquent. Lessor shall have no liability for taxes incurred as a result of improvements on the Premises specific to Lessee's use or for personal property taxes associated with Lessee's business.

“Real Property Taxes” as used herein shall include any fee, license, tax, late fee, levy, charge, assessment, or surcharge imposed by any authority having the direct or indirect power to tax.  Lessee shall be liable for interest and tax penalties only if such interest or penalties result from Lessee’s failure to timely pay Lessor as set forth above.

2.08.           Late Charges.  Lessee’s failure to pay sums due hereunder promptly may cause Lessor to incur unanticipated costs. The exact amount of such costs is impractical or difficult to ascertain.  Thus, if any sum due hereunder is not received by the prescribed due date, Lessee shall pay Lessor a late charge of $35.00 for each late payment.  If any check tendered in payment of any sum due from Lessee hereunder is returned for any reason, Lessee shall pay an additional late charge of $5.00 per day for each day from said due date until such check is made good.  The foregoing charges shall not preclude pursuit of any other remedy provided in this Lease or any other remedies available at law.

Commercial Lease Agreement

ARTICLE III
USE OF PROPERTY

3.01.           Permitted Use.  Lessee may use and occupy the Property for the sole purpose of scrap tire recycling and uses ancillary thereto.  Lessee may not use the Property for any other purpose without the prior written consent of Lessor, not to be unreasonably withheld, conditioned or delayed.

3.02.           Compliance with Law.  Lessee shall comply in all respects with all local, state and federal governmental laws, ordinances and regulations applicable to its use of the Property, including but not limited to all permitting and operational requirements established by TCEQ, and shall promptly comply in all respects with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with the Property arising from Lessee’s use and occupancy of the Property, all at Lessee’s sole expense (“Legal Requirements”).  Lessee shall not take any action which would create waste or cause damage to the Property or any neighboring property, or materially diminish the appearance or quality of the Property inconsistent with industrial property of like kind located in the proximity of the Property.

3.03.           Lessor’s Access.  Lessor and its authorized agents shall have the right, during normal business hours, to enter the Property (a) to inspect the general conditions and state of repair thereof; (b) to make repairs required or permitted under this Lease; (c) conduct an audit to determine if Lessee is in compliance with all Legal Requirements; and, (d) for any other reasonable purpose.  During the final one hundred fifty (150) days of the lease term, Lessor and its authorized agents shall have the right to erect and maintain on or about the Property customary signs advertising the Property for lease or for sale and to show the Property to any prospective purchaser or tenant.

3.04.           Security.  Lessee is solely responsible for the security of the Leased Property, including, but not limited to, all persons, equipment, facilities, improvements, and fixtures located, stored or otherwise kept by Lessee on the Leased Property.  Lessee expressly acknowledges and agrees that Lessor shall assume no responsibility for the safety or security of any of Lessee’s employees, customers, agents, invitees, equipment, facilities, improvements, or fixtures. Lessor requires that Lessee exercise whatever security measures are necessary in order to protect its employees, equipment and inventory.

ARTICLE IV
REPAIRS, MAINTENANCE AND WASTE REMOVAL

4.01.           Repairs and Maintenance by Lessee.  Lessee shall, throughout the term of this Lease and any extensions of that term, at its own expense and risk, maintain the Leased Property and all improvements on the Leased Property in good order and condition (ordinary wear and tear excepted), including but not limited to making all repairs, including repairs to, and maintenance of, the surface material, and removing all waste necessary to keep the Property and improvements in such condition.  All maintenance, repairs, and waste removal required by this section must be performed promptly when required and in a manner that will not cause depreciation in the value of the Property.

Commercial Lease Agreement

4.02.           Lessee’s Failure to Repair or Maintain.  In the event Lessee fails to perform its obligation to repair, maintain, or remove waste, as set forth in Section 4.01 above, after seven (7) days from receipt of written notice from Lessor of the need for such repair, maintenance, or waste removal, Lessor may enter the Property and make such repairs, or perform such maintenance or cause such repairs to be made or maintenance to be performed, or remove such waste, at its own expense.  Upon Lessor’s notice to Lessee of the performance and cost of any maintenance, repairs, or waste removal pursuant to this section, Lessee must immediately reimburse Lessor for any costs incurred by Lessor pursuant to this section, together with interest on any such sum at the rate of eighteen percent (18%) per annum from the date of the notice until the date paid by Lessee to Lessor.

ARTICLE V
ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

5.01.           Alterations.  Lessee shall not make any alterations, additions, or improvements to the Leased Property without the prior written consent of Lessor, not to be unreasonably withheld, conditioned or delayed. Lessee shall provide Lessor with design plans prior to construction of the any improvements.  Lessee shall obtain Lessor’s written approval of such plans, prior to beginning any construction on the Leased Property; provided, however, that Lessor’s failure to provide such written approval within thirty (30) days after receipt thereof shall be deemed an approval of such plans.  Any approved alterations, additions, or improvements made by the Lessee to the Leased Property shall be done so at the sole risk and expense of the Lessee.

5.02.           Removal of Alterations, Additions and Improvements.  If requested by Lessor, Lessee shall remove any or all alterations, additions, and improvements, other than the building or other permanent facility, installed or made by Lessee, and any other property placed on the Property by Lessee, upon expiration or the earlier termination of the Lease. Lessee shall repair any damage to the Property caused by such removal.  Also, Lessee shall have the right to remove its vertical improvements no later than 30 days after the expiration or earlier termination of the Lease.

ARTICLE VI
FIXTURES

Lessee has the right at all times to erect or install machinery, equipment, or other fixtures required for Lessee’s business operation, in, on, or about the Leased Property, provided that Lessee complies with all applicable governmental laws, ordinances, and regulations regarding such machinery, equipment and fixtures.  Lessee has the right to remove all fixtures at the termination of this Lease, provided Lessee is not in default under the Lease and that the fixtures can be removed without damage to the Property.  Lessee must repair any damage to the Leased Property caused by removal of fixtures, and all such repairs must be completed prior to the termination of the Lease.  Any fixtures that have not been removed by Lessee at the termination of this Lease shall be deemed abandoned by the Lessee and shall automatically become the property of Lessor.  In the event any fixture installed by Lessee is abandoned at the termination of the Lease, Lessee must pay Lessor any expense incurred by Lessor to remove the fixture from the Property.

Commercial Lease Agreement

ARTICLE VII
LIEN

Lessee will not permit any lien or liens to be placed upon the Leased Property due to the actions of Lessee.  If a lien is filed on the Leased Property due to Lessee's action or inaction, Lessee will promptly pay the lien or bond around the lien.  If default in payment of the lien, or failure to bond around the lien, continues for thirty (30) days after receipt of written notice from Lessor to Lessee, Lessor may, at its option, pay the lien or any portion of it without inquiry as to its validity.  Any amounts paid by the Lessor to remove a lien caused to be filed against the Property, including expenses and interest, shall be due from Lessee to Lessor and shall be repaid to Lessor immediately on rendition of notice, together with interest at eighteen (18%) percent per annum until repaid.

ARTICLE VIII
INSURANCE AND INDEMNITY

8.01.           Commercial General Liability Insurance.

a.           Lessee shall procure and purchase Commercial General Liability (including Blanket Contractual Liability, Bodily Injury (including sickness, disease or death of any person and Personal Injury and Broad Form Property Damage) insuring Lessee against liability arising out of Lessee’s use, occupancy, or maintenance of the Property.  This policy shall name Lessor as an Additional Insured party on a primary basis.  Lessee shall be responsible for any deductibles or self-insured retentions contained in the policy both for itself and all additional insureds. Insurance required to be maintained by Lessee hereunder shall be in companies rated AAA or better in “Best Insurance Guide”, and licensed to do business in the State where the policy is written.

b.           Coverage must be on an occurrence basis and must be in the minimum liability amount of $2,000,000.00.

c.           No insurance coverage furnished pursuant hereto shall be changed or terminated except upon ten (10) days advance written notice to Lessor from the carrier or the licensed agent thereof.  Lessee must submit to Lessor copies of insurance renewals, and in cases where previous insurance policies have been cancelled, proof of new insurance.

d.           Lessee waives all rights of recovery against Lessor for losses within the scope of Lessee’s insurance so long as such loss is not caused by the proven gross negligence or intentional misconduct of Lessor.

e.           Within ten (10) days following receipt of written request, but in no event more than once per calendar year, Lessee shall provide Lessor with certified copies of required insurance policies.

f.           The requiring of any and all insurance as set forth in these paragraphs, or elsewhere, is in addition to and not in any way in substitution for all other protection provided under the Lease.

Commercial Lease Agreement

g.           Lessor and Lessee each hereby waive any right of subrogation and right of recovery or cause of action for injury including death or disease to respective employees of either as covered by worker's compensation insurance (or which would have been covered if Lessee or Lessor as the case may be, was carrying the insurance as required by this lease).  Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

8.02.           Remedy for Failure to Provide Insurance.  Lessee shall furnish Lessor with certificates of all insurance required by this Article.  If Lessee does not provide such certificates within thirty (30) days of the beginning of this Lease, or if Lessee allows any insurance required under this Article to lapse, Lessor may, at its option, take out and pay the premiums on the necessary insurance to comply with Lessee’s obligations under the provisions of this Article.  Lessor is entitled to reimbursement from Lessee for all amounts spent by it to procure and maintain such insurance, with interest at the rate of eighteen (18%) percent per annum from the date of receipt of Lessor’s notice of payment until reimbursement by Lessee.

8.03.           Hold-Harmless Clause.  LESSEE AGREES TO INDEMNIFY, DEFEND AND HOLD LESSOR HARMLESS AGAINST ANY AND ALL CLAIMS, DEMANDS, DAMAGES, COSTS, AND EXPENSES, INCLUDING REASONABLE ATTORNEY’S FEES FOR THE DEFENSE OF SUCH CLAIMS AND DEMANDS, ARISING FROM THE CONDUCT OR MANAGEMENT OF LESSEE’S BUSINESS ON THE LEASED PROPERTY, OR ITS USE OF THE LEASED PROPERTY OR FROM ANY BREACH ON THE PART OF LESSEE OF ANY TERMS OR CONDITIONS OF THIS LEASE, OR FROM ANY ACT OR NEGLIGENCE OF LESSEE, ITS AGENTS, CONTRACTORS, EMPLOYEES, OR LICENSEES IN OR ABOUT THE LEASED PROPERTY. IN CASE OF ANY ACTION OR PROCEEDING BROUGHT AGAINST LESSOR BY REASON OF ANY SUCH CLAIM, LESSEE, UPON NOTICE FROM LESSOR, AGREES TO DEFEND THE ACTION OR PROCEEDING BY COUNSEL ACCEPTABLE TO LESSOR.

ARTICLE IX
DAMAGE OR DESTRUCTION OF PROPERTY

9.01           If the Premises should be damaged or destroyed by fire, tornado, or any casualty, Lessee shall give immediate written notice of the damage or destruction to Lessor, including a description of the damage and, as far as known to Lessee, the cause of the damage. In the event of fire, tornado or other casualty, Base Rent shall be abated or reduced as set forth below; provided, however, Lessee shall continue to pay Base Rent until it provides written notice to Lessor that the Premises will be rebuilt or the Lease terminated as set forth below. The obligation to rebuild the Premises rests with Lessee and under no circumstance shall Lessor be liable to Lessee should the Premises be damaged or destroyed by fire, tornado or any casualty, so long as such loss is not caused by the gross negligence or intentional misconduct of Lessor.

9.02           If the Property  is damaged or destroyed by a fire or other casualty (a) to the extent that the Property cannot practicably be rebuilt and restored by Lessee to its pre-existing condition within one hundred twenty (120) days from the date of the destruction or damage, which determination shall be made by Lessee within thirty (30) days of the date of destruction or damage by written notification from Lessee to Lessor following review by Lessor of all pertinent information provided by Lessee and following discussion with Lessor, then  Lessee may

Commercial Lease Agreement

terminate this Lease by delivering written notice to the Lessor, in which case neither party shall have any further obligations hereunder to the other except those which expressly survive the termination of this Lease.  In the event of such termination, the Base Rent shall abate from the date written notice of such termination is delivered to Lessor and Lessee shall immediately deliver up possession of the Property to Lessor.  If Lessee determines that the Property cannot be rebuilt and restored by Lessee in one hundred and twenty days (120), days and does not terminate the lease, rent shall continue unabated for the duration of the lease or, during a period of reconstruction or repair,  reduced as set forth in Section 9.04.

9.03           If Lessee determines in the manner set forth above that the Property can be rebuilt and restored to its pre-existing condition by Lessee within one hundred twenty (120) days of the occurrence of the destruction or damage, which determination shall be made within thirty (30) days of the date of destruction or damage and shall be evidenced by written notification from Lessee to Lessor thereof, Lessee agrees that it will with reasonable diligence repair and restore the Property within such one hundred twenty (120) day period.  Lessee’s obligation to rebuild and repair under this Article IX shall in any event be limited to restoring the Property and the rebuilding the improvements located on the Property to substantially the condition in which the same existed prior to such casualty and to clean up any debris or other matter on the Property caused by such damage, destruction or casualty.

9.04           Lessee agrees that during any period of reconstruction or repair of the Property, it will continue the operation of its business upon the Property to the extent practicable. During the period from the occurrence of the casualty until the Lessee’s repairs are completed, the Basic Rent shall be reduced to such extent as may be fair and reasonable under the circumstances taking into consideration the proportion that the unusable portion of the Property, as reasonably determined by Lessee, is to the total area of the Property.

9.05           Nothing herein shall relieve Lessee from the obligation to clean up the Property to the extent Lessee's personal property, or debris from personal property, remains on the Property following termination of the Lease. This obligation to clean up the Property shall not be limited to the amount of insurance proceeds recovered by Lessee under its insurance policies.

ARTICLE X
CONDEMNATION

10.01.           If the whole or any substantial part of the Leased Property should be taken for any public or quasi public use under any law, ordinance, or regulation or by right of eminent domain or by private purchase in lieu thereof and if such taking materially and adversely affects Lessee’s use of the Property, then it is agreed that at the option of Lessee, Lessee may terminate this Lease as of the date of the taking, and both parties shall be relieved of all obligations imposed by this Lease.  Should this Lease contract be canceled by any such event, it is agreed that the Lessee shall have the right to recover only such damages suffered or sustained by Lessee as are the result of the taking of the property belonging to Lessee, including, but not limited to, any compensation attributable to Lessee’s leasehold interest in the Property.  It is expressly understood and agreed that the Lessee shall have no claim against the Lessor and shall not have any claim or right to any portion of any amount that may be awarded as damages or paid as a result of any such involuntary conversion, whether brought about by suit or agreement.  It is expressly understood and agreed that, except as set forth above, any and all such amounts shall

Commercial Lease Agreement

belong to the Lessor.  All rights of the Lessee to damages for cancellation of lease or loss of leasehold, if any, are hereby assigned by the Lessee to the Lessor.  If Lessee does not terminate the Lease under this Section 10.01, then the rental for the unexpired term of this Lease shall be equitably adjusted or abated as appropriate.

10.02.           If less than a substantial portion of the Leased Property should be taken for any public or quasi public use under any law, ordinance, or regulation or by right of eminent domain or by private purchase in lieu thereof such that Lessee’s use of the Property is not materially and adversely affected, this Lease shall not terminate, but the Rental under this Lease during the unexpired portion of this Lease shall be adjusted equitably during the unexpired portion of the Lease.  In the event of a taking such as that set out in this paragraph it is agreed that the Lessee shall have the right to recover only such damages suffered or sustained by Lessee as are the result of the taking of property which belongs to the Lessor.  It is expressly understood and agreed that the Lessee shall have no claim against the Lessor and shall not have any claim or right to any portion of any amount that may be awarded as damages or paid as a result of such taking for the loss of any part of Lessee’s leasehold interest.  It is expressly understood that any and all of such amounts shall belong to the Lessor and all rights of the Lessee to damages for the loss of leasehold interest, pursuant to a partial taking as set forth herein, if any, are hereby assigned by the Lessee to the Lessor.

ARTICLE XI
DEFAULT

11.01.           The following events shall be deemed to be events of default by Lessee under this Lease:

a.           Failure of Lessee to pay when due any installment of rent or any other sums or charges due under this Lease and for such failure to continue for five (5) days after receipt of written notice of such failure from Lessor to Lessee.

b.           Failure of Lessee to pay when due three (3) installments of rent in any twelve (12) month period.

c.           Failure of Lessee to comply with any term, provision, or covenant of this Lease, other than the payment of rent, and failure to cure that breach within thirty (30) days after written notice of the breach from Lessor, provided, however, if such failure can not be reasonably cured within such thirty (30) day period, such longer period as necessary to cure such failure so long as Lessee continuously and diligently prosecutes the curing of such failure.

d.           Insolvency of Lessee, a transfer by Lessee in fraud of creditors, or assignment by Lessee for the benefit of creditors.

e.           Desertion or abandonment by Lessee of any substantial portion of the Property.

11.02.           On the occurrence of any of such events of default, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

a.           Termination of this Lease, in which event Lessee shall immediately surrender the Leased Property to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take

Commercial Lease Agreement

possession of the Leased Property and expel or remove Lessee and any other person who may be occupying the Property or any part of the Property, by force if necessary, without liability for prosecution or any claim of damages; and Lessee agrees to pay to Lessor on demand the amount of all loss and damage that Lessor may suffer by reason of any such termination, whether through inability to relet the Leased Property on satisfactory terms or otherwise; provided, however, that Lessor must use reasonable commercial efforts to mitigate its damages.

b.           Entry on and repossession of the Leased Property and expulsion or removal of Lessee and any other person who may be occupying the Property or any part of the Property, by force if necessary, without liability for prosecution or for any claim for damages, and relet the Leased Property and receive the rent; and Lessee agrees to pay to Lessor on demand any deficiency that may arise by reason of such re-letting.

c.           Entry on the Leased Property, by force if necessary, without liability for prosecution or for any claim for damages, and performance of any of Lessee’s obligations under the terms of this Lease; and Lessee agrees to reimburse Lessor on demand for any reasonable expenses that Lessor may incur in thus effecting compliance with Lessee’s obligation under this Lease. Lessee further agrees that Lessor shall not be liable for any damages resulting to the Lessee from such actions, so long as not caused by the gross negligence of Lessor.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law, nor shall pursuit of any of the other remedies provided constitute a forfeiture or waiver of any rent due to Lessor under this Lease or of any damages accruing to Lessor by reason of the violation of any of the terms, provision, or covenants contained in this Lease. Forbearance by Lessor to enforce one or more of the remedies provided on an event of default shall not be deemed or construed to constitute a waiver of the default.

11.03.           If, on account of any breach or default by Lessee in Lessee’s obligations under this Lease, it shall become necessary for Lessor to employ an attorney to enforce or defend any of Lessor’s rights or remedies, Lessee agrees to pay reasonable attorneys’ fees and costs of prosecution incurred by Lessor for that purpose.

ARTICLE XII
SUBORDINATION AND ATTORNMENT

[INTENTIONALLY DELETED]

ARTICLE XIII
ASSIGNMENT AND SUBLEASE

13.01.           Assignment and Subletting by Lessee.  Lessee may not sublet, assign, encumber, or otherwise transfer this Lease or any right or interest in this Lease or in the Leased Property or the improvements on the Leased Property, without the written consent of Lessor and such consent shall not be unreasonably withheld. If Lessee sublets, assigns, encumbers, or otherwise transfers its rights or interests in this Lease or in the Leased Property or the improvements on the Leased Property without the written consent of Lessor, Lessor may, at its option, declare this Lease terminated.  In the event Lessor consents in writing to an assignment, sublease, or other transfer of all or any of Lessee’s rights under this Lease, the assignee or sublessee must assume

Commercial Lease Agreement

all of Lessee’s obligations under this Lease, and Lessee shall remain liable for every obligation under the Lease.

13.02.           Assignment by Lessor.  Lessor may assign or transfer any or all of its interests under the terms of this Lease

13.03           Affiliate Transfers; Sale of All of Lessee’s Assets.  Lessee has the right, without Lessor’s consent, to assign this Lease or sublet all or any portion of the Property to any person or entity who controls, is controlled by, or is under common control with the original Lessee named in this Lease (an “Affiliate Transfer”).  The term “control” means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation, and, with respect to a person or entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person or entity.  Lessee must provide Lessor with written notice of any Affiliate Transfer within twenty (20) days after the effective date of such the Affiliate Transfer.

ARTICLE XIV
ENVIRONMENTAL MATTERS

14.01.           Definitions.

a.           Hazardous Materials means any chemical substances, pollutants, contaminants, materials, or wastes, or combinations thereof, whether solid, liquid or gaseous in nature the presence of which requires or may require investigation or remediation under any federal, state or local statute, regulations, ordinance, order, action, policy or common law or which poses or threatens to pose a hazard to the health or safety of persons on or about the Property; including, without limitation, material (i) which is or becomes defined as hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Requirements including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601, et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901, et seq; or (ii) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, urea formaldehyde foam insulation, or radon gas.

b.           Environmental Requirements means all applicable present and future statutes regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health and safety or the environment, excluding those requirements which place liability on Lessee for violations, if any, existing prior to or at the execution of the Lease.

c.           Environmental Damages means all costs, judgment, good faith settlements, claims (whether or not such claims are ultimately defeated), damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, and any attorneys’ fees, costs and expenses incurred in enforcing this Lease or collecting any sums due hereunder, any of which are incurred at any time after the execution of this Lease as a result of the presence

Commercial Lease Agreement

of Hazardous Materials upon, about, or beneath the Property, or the existence of a violation of Environmental Requirements pertaining to the Property arising as a result of the activities of the Lessee or any of its agents, contractors, employees or invitees, and, including, without limitation:

i.
All costs incurred in connection with the investigation and/or remediation of Hazardous Materials or violations of Environmental Requirements which the Lessor determines are reasonably necessary to comply with any Environmental Requirements or to allow full economic use of the Property, including, fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work;

ii.
Damages for personal injury, injury to property or natural resources occurring upon, about or beneath the Property, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including but not limited to claims brought by or on behalf of employees of Lessee, with respect to which Lessee waives any immunity to which it may be entitled under any industrial or workers’ compensation laws;

iii.
Diminution in the value of the Property, and damages for the loss of business and restrictions on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Property, any incidental, special, exemplary damages including, but not limited to, loss of profits or revenue, interference with business operations, or loss of Lessees, lenders, investors or buyers or inability to use the Property;

iv.	Liability to any third party resulting from the impairment of any security interest with respect to the Property; and

v.	Liability to any third party or governmental agency to reimburse, indemnify or provide contribution to such person or agency.

14.02.           Remediation and Restoration of Property.

a.           Notwithstanding the obligation of Lessee to indemnify Lessor pursuant to this Lease, Lessee shall upon termination of this Lease or upon demand of Lessor, and at its sole cost and expense, promptly take all actions to remediate and restore the Property, including, without limitation, removal of all Hazardous Materials placed upon, about or beneath the Property during Lessee’s occupancy of the Property before and during the Term, including, but not limited to, the existing 500 gallon drum of which Lessor is and has been made aware as of the date of this Lease, to comply with all applicable Environmental Requirements and requirements of governmental agencies, including those existing prior to this Lease.  Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business conducted at the Property.  Lessee shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities.  Lessee shall promptly provide to Lessor copies of testing results and reports that are generated in connection with the above

Commercial Lease Agreement

activities.  Unless required by Law, Lessee shall not disclose the contents of any results or reports without the express written permission of the Lessor.

b.           Should Lessee fail to perform or observe any of its obligations or agreements pertaining to Hazardous Materials or Environmental Requirements, then Lessor shall have the right, but not the duty, without limitation upon any of the rights of Lessor pursuant to this Lease, to enter the Property personally or through its agents, consultants or contractors and perform the same.  Lessee agrees to indemnify Lessor for the costs thereof and liabilities therefrom as set forth in Section 14.03.

14.03.           Obligation to Indemnify, Defend and Hold Harmless.

a.           Lessee, its successors and assigns, agree to indemnify, defend, reimburse and hold harmless Lessor, and the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, Lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons, and any other person who acquires a portion of the Property in any manner, from and against any and all Environmental Damages, including Environmental Damages caused by Hazardous Materials existing prior to or at the execution of the Lease, if any.

b.           This obligation shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings (with counsel reasonably approved by the indemnified parties), false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all Environmental Damages, due against such indemnified persons.  Lessor, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Lessee.

c.           The obligations of Lessee under this paragraph shall not be affected by any investigation by or on behalf of Lessor, or by any information which Lessor may have or obtain with respect thereto, and shall be in addition to any other right of indemnification or contribution that Lessor may have.

14.04.           Right to Inspect.  Upon not less than twenty-four (24) hours prior notice, Lessor shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Property at any reasonable time to determine whether Lessee is complying with the terms of this Lease, including but not limited to the compliance of the Property and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Property or surrounding properties and activities thereon.  Lessor shall have the right, but not the duty, to retain at its sole cost and expense any independent professional consultant to enter the Property to conduct such an inspection and to any report concerning such compliance; provided, however, that Lessee shall be liable for the expense of retaining the consultant if Lessee is found not to be in material compliance (as determined by Lessor) with this agreement.  Lessee hereby grants to Lessor, and the agents, employees, consultants and contractors of Lessor the right to enter the Property and to perform such tests on the Property as are reasonably necessary in the opinion of Lessor to conduct such reviews and investigations.  Lessor shall use its best efforts to minimize interference with the business of Lessee.

Commercial Lease Agreement

14.05.           Notification.  If Lessee shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Lessor for Environmental Damages in connection with the Property or past or present activities of any person thereon, or that any representation set forth in this Lease is not or is no longer accurate, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, compliant, notice, order, writ, or injunction, relating to same, then Lessee shall deliver to Lessor, within five (5) business days of becoming aware or the receipt of such notice or communication by Lessee, a written description of said violation, liability, correcting information, or actual or threatened event or condition, together with copies of any documents evidencing same.  Receipt of such notice shall not be deemed to create any obligation on the part of Lessor to defend or otherwise respond to any such notification.

14.06.           Survival of Environmental Matters.  The provisions of Article XIV shall survive the expiration or termination of this Lease, the discharge of all other obligations owed by the parties to each other, and any transfer of title to the Property (whether by sale, foreclosure, deed in lieu of foreclosure or otherwise) and shall not be affected by any investigation by or on behalf of Lessor, or by any information which Lessor may have or obtain with respect thereto.

ARTICLE XV
MISCELLANEOUS

15.01.           Notices and Addresses.  Any notice required by or permitted under this Lease must be in writing. Any notice required by this Lease will be deemed to be delivered (whether actually received or not) two (2) days after being deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested, and addressed to the intended recipient at the address shown  below. Notice may also be given by regular mail, personal delivery, courier delivery, facsimile transmission, electronic mail, or other commercially reasonable means and will be effective when actually received (or in the case of facsimile notices or electronic mail when the party sending such facsimile or email has a confirmation that such facsimile or email has been successfully transmitted). Any address for notice may be changed by written notice delivered as provided herein.

LESSOR:

Brown Lewisville Railroad Family First, L.P.
5610 Harbor Town Drive
Dallas, Texas  75287
Attn:  Mason Brown
Email: maso1n@sbcglobal.net
Fax:  (214) 243-4353

LESSEE:

Vista Technologies, Inc.
88 Inverness Circle East, Suite N-103
Englewood, Colorado 80112
Attn: Brad A. Ripps, Chief Executive Officer

Commercial Lease Agreement

Email: bripps@vvit.us
Fax: (303) 468- 8800

Each party may change the address to which notices are to be sent it by giving the other party notice of the new address in the manner provided in this section.

15.02.           Parties Bound.  This agreement shall be binding upon, and inure to the benefit of, the parties to the Lease and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this agreement.

15.03.           Texas Law to Apply.  This agreement shall be construed under, and in accordance with, the laws of the State of Texas, and all obligations of the parties created by this Lease are performable in Dallas County, Texas.

15.04.           Legal Construction.  In case any one or more of the provisions contained in this agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the agreement, and this agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been included in the agreement.

15.05.           Captions.  The captions and headings of this Lease are used for the purpose of convenience only and shall not be construed to interpret, limit or extend the meaning of any part of this Lease.

15.06.           Prior Agreements Superseded.  This agreement constitutes the sole and only agreement of the parties to the agreement and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this agreement.

15.07.           Amendment.  No amendment, modification, or alteration of the terms of this agreement shall be binding unless it is in writing, dated subsequent to the date of this agreement, and duly executed by the parties to this agreement.

15.08.           Rights and Remedies Cumulative.  The rights and remedies provided by this Lease agreement are cumulative, and the use of any one right or remedy by either party shall not preclude or waive that party’s right to use any or all other remedies.  The rights and remedies provided in this Lease are in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

15.09.           Attorney’s Fees and Costs.  If, as a result of a breach of this agreement by either party, the other party employs an attorney or attorneys to enforce its rights under this Lease, then the non-prevailing party in any such action shall pay to the prevailing party the reasonable attorney’s fees and costs incurred to enforce the Lease.

15.10.           Force Majeure.  Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

Commercial Lease Agreement

15.11.           Time of Essence.  Time is of the essence in this Lease.

15.12.           Brokers.  Lessee represents and warrants to Lessor that Lessee has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this Lease which would result in any real estate broker's, finder's, or other fees or commissions being due and payable by Lessee with respect to the lease transaction contemplated hereby. Lessor hereby represents and warrants to Lessee that Lessor has not entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction, which would result in any real estate broker's, finder's, or other fees or commissions being due or payable by Lessor with respect to the transaction contemplated hereby.  Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party herein.

[SIGNATURE PAGE TO FOLLOW]

Commercial Lease Agreement

The undersigned Lessor and Lessee execute this Agreement on the 24th day of June 2011, at Dallas, Dallas County, Texas.

LESSOR:

BROWN LEWISVILLE RAILROAD FAMILY FIRST, L.P., a Texas limited partnership

By:	GP BLR, LLC, a Texas limited liability company

Its:	General Partner

By:
Mason Brown, Manager

LESSEE:

Vista International Technologies, Inc., a Delaware Corporation

By:
Brad A. Ripps, Chief Executive Officer

Commercial Lease Agreement

EXHIBIT “A”
(PROPERTY DESCRIPTION)

Upon execution of Lease Agreement, attached survey will be replaced with survey showing carve-out of Lease Property]

Commercial Lease Agreement

OPTION TO RENEW
ADDENDUM

This Option to Renew is a part of the Lease dated September 01, 2011 by and between Brown Lewisville Railroad Family First, L.P., a Texas limited partnership (“Lessor”) and Vista International Technologies, Inc., a Delaware corporation (“Lessee”).

1.      Option to Renew. Subject to the provisions set forth below. Lessor hereby grants to Lessee two (2) options to renew the Term of this Lease (each an “Option Period”). The first option is for a period of one (1) year (“First Option Period”) and the second option is for a period of three (3) years (“Second Option Period”), each commencing upon the expiration of the Term or the First Option Period, as applicable.

2.      Monthly Base Rent.  The monthly Base Rent for the one year of the First Option Period shall be adjusted to the then current market value, which shall be no more than fifty percent (50%) above the Year 5 Base Rate. The monthly Base Rent for first year of the Second Option shall be adjusted to the then current market value, which shall be not more than fifty percent (50%) above the Year 6 Base Rate. The monthly Base Rent for the second and third years of the Second Option shall be equal to the Base Rent of the preceding year, adjusted by the percentage change in CPI as set forth in Section 2.03 of this Lease.

3.      Conditions to Exercise of Option. Lessee’s right to renew is conditioned upon and subject to each of the following:
a.
In order to exercise Lessee’s first option to renew, Lessee must give written notice of such election to Lessor no sooner than the two (2) year anniversary date of the Commencement Date of this Lease and no later than One Hundred Fifty (150) days prior to the date the applicable First Option Period would commence (the “Last Exercise Date for First Option Period”).

b.
In order to exercise Lessee’s second option to renew, Lessee must give written notice of such election to Lessor no sooner than the end of the third (3rd) year anniversary date of the Commencement Date of this Lease and no later than One Hundred Fifty (150) days prior to the date the First Option Period would expire (the “Last Exercise Date For Second Option Period”).

c.	Lessee shall have no right to exercise the option if Lessee is in Default.
d.
Lessee shall have no right to exercise either Option Period if the Lessor deems itself insecure due to actions or omissions on the part of Lessee, which cause Lessee to be in non-compliance with any Legal Requirements, including but not limited to, any applicable regulations of TCEQ during the Term, as the same may be extended by an Option Period.

e.	Except where specifically modified in this Addendum, all other terms and conditions of this Lease shall apply.

[SIGNATURES TO FOLLOW]

Commercial Lease Agreement

IN WITNESS WHEREOF, the parties have subscribed their respective signature in execution hereof to this Commercial Lease Agreement, on the day and year written.

LESSEE: Vista International Technologies, Inc., a Delaware corporation	LESSOR: Brown Lewisville Railroad Family First, L.P., a Texas limited partnership
	BY:	GP, BLR, LLC, a Texas limited liability company

	ITS:	GENERAL PARTNER

BY:	BY:

TITLE:	TITLE:

DATE:	DATE:

Commercial Lease Agreement